    As Filed with the Securities and Exchange Commission on July 2, 1998.
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2

                               ---------------

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                               ---------------

                             DIVOT GOLF CORPORATION
                 (Name of small business issuer in its Charter)


            DELAWARE                    7997                    56-1781650
            --------                    ----                    ----------
(state or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)    Classification Code Number)   Identification
                                                                      No.)


                                                      JOSEPH R. CELLURA
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER
201 N. FRANKLIN STREET, SUITE 200              201 N. FRANKLIN STREET, SUITE 200
      TAMPA, FLORIDA 33602                            TAMPA, FLORIDA 33602
         (813) 222-0611                                   (813) 222-0611
         --------------                                   --------------
(Address, and telephone number                    (Name, address and telephone
of principal executive offices and                 number of agent for service)
principal place of business)

                               With Copies to:

                               BRAD S. MARKOFF
                             ALSTON & BIRD, LLP
                       3605 GLENWOOD AVENUE, SUITE 310
                        RALEIGH, NORTH CAROLINA 27612
                               (919) 420-2210

      Approximate date of proposed sale to the public: As soon as practicable following the date on which the Registration Statement becomes effective.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
  Title of Each Class of    Amount to be       Proposed Maximum         Proposed Maximum        Amount of
     Securities To Be        Registered        Offering Price Per      Aggregate Offering     Registration
        Registered                                   Share                   Price                Fee(1)
-------------------------------------------------------------------------------------------------------------
      Common Stock            3,471,135             $1.9375                $6,725,324             $1,983
-------------------------------------------------------------------------------------------------------------

(1) The registration fee was calculated in accordance with Rule 457 (c) and is based on the average of the high and low prices of Registrant's Common Stock, as reported on the NASDAQ SmallCap Market on June 30, 1998.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                             DIVOT GOLF CORPORATION
                             Cross Reference Sheet

                                     PART I
                     INFORMATION REQUIRED IN THE PROSPECTUS


Item
Number       Form SB-2 Item Number                                  Caption or Location in Prospectus
1.           Front of the Registration Statement and Outside        Front of Registration Statement and Outside
             Front Cover of Prospectus                              Front Cover of Prospectus
2.           Inside Front and Outside Back Cover Pages of           Inside Front and Outside Back Cover Pages
             Prospectus                                             of Prospectus
3.           Summary Information and Risk Factors                   Prospectus Summary and Risk Factors
4.           Use of Proceeds                                        Use of Proceeds
5.           Determination of Offering Price                        Not Applicable
6.           Dilution                                               Not Applicable
7.           Selling Security Holders                               Selling Stockholders
8.           Plan of Distribution                                   Plan of Distribution
9.           Legal Proceedings                                      Legal Proceedings
10.          Directors, Executive Officers, Promoters               Directors and Executive Officers
             and Control Persons
11.          Security Ownership of Certain Beneficial Owners        Security Ownership of Certain Persons
             and Management
12           Description of Securities                              Front of Registration Statement, Outside
                                                                    Front Cover of Prospectus and Description
                                                                    of Securities
13.          Interests of Named Experts and Counsel                 Not Applicable
14.          Disclosure of Commission Position on                   Description of Securities
             Indemnification for Securities Act Liabilities
15.          Organization Within Last Five Years                    Not Applicable
16.          Description of Business                                Business of the Company
17.          Management's Discussion and Analysis                   Management's Discussion and Analysis of
             or Plan of Operation                                   Financial Condition and Results of Operations
18.          Description of Property                                Business of the Company
19.          Certain Relationships and Related Transactions         Certain Relationships and Related Transactions
20.          Market for Common Equity and Related                   Market Prices of Common Equity, Dividend
             Stockholder Matters                                    Policy and Related Stockholder Matters
21.          Executive Compensation                                 Executive Compensation
22.          Financial Statements                                   Financial Statements
23.          Changes in and Disagreements with Accountants          Not Applicable
             on Accounting and Financial Disclosure


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                  SUBJECT TO COMPLETION, DATED JULY 2, 1998
PROSPECTUS
                            DIVOT GOLF CORPORATION
                 (formerly known as Brassie Golf Corporation)
                               3,471,135 SHARES

                                  COMMON STOCK

         This Prospectus relates to (i) the offer and sale of up to 1,537,685 shares (the "Warrant Shares") of common stock, par value $.001 per share (the "Common Stock"), of Divot Golf Corporation, formerly known as Brassie Golf Corporation (the "Company"), by the holders thereof, which Warrant Shares have been issued or may be issued upon the exercise of certain warrants to purchase Common Stock, (ii) the offer and sale of up to 1,538,246 shares (the "Preferred Resale Shares") of Common Stock, by the holders thereof, which Preferred Resale Shares have been or may be issued upon the conversion of 5,895 shares of 1997 Convertible Preferred Stock, (iii) the offer and sale of up to 281,871 shares (the "Debt Resale Shares"), which Debt Resale Shares have been or may be issued upon the conversion of $2,448,994 (plus accrued interest thereon) of Convertible Notes due December 31, 1998, of which a balance of $199,180 plus accrued interest remains outstanding at June 30, 1998, and (iv) the offer and sale of up to 113,333 shares (the "Acquisition Resale Shares," and together with the Debt Resale Shares, the Warrant Shares, and the Preferred Resale Shares, the "Resale Shares") of Common Stock issued in connection with certain asset and stock acquisitions by the Company, by the holders thereof. The Resale Shares have been, or will be, issued pursuant to an exemption from registration under applicable Federal and state securities laws. The holders of the Resale Shares are referred to herein as the "Selling Stockholders." See "Selling Stockholders."

         SEE "RISK FACTORS" AT PAGE 6 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

         The Company has agreed to bear certain expenses of the registration of the offer and sale of the Resale Shares under the Federal and state securities laws. The Company will not receive any of the proceeds from the sale of the Resale Shares offered hereby. Trading of the Common Stock is quoted on the National Association of Securities Dealers, Inc. ("NASDAQ") SmallCap Market under the symbol "PUTT."

         The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of the Resale Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commission received by them and any profit on the resale of the Resale Shares may be deemed to be underwriting commissions or discounts under the Securities Act. Upon being advised of any underwriting arrangements that may be entered into by a Selling Stockholder after the date of this Prospectus, the Company will prepare a supplement to this Prospectus to disclose such arrangements.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               The date of this Prospectus is           , 1998.

                                                    TABLE OF CONTENTS

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         The Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         The Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Significant Operating Losses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Variability of Operating Results . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Dependence on Key Personnel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         No Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         No Assurance of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Limited Financial Resources; Need for Additional Financing . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Risks Associated with Management of Growth, Implementation of Growth Strategy, and Potential Inability to
                 Successfully Integrate Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Management Changes and New Business Strategy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Limited Scope of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Consumer Preferences and Industry Trends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Susceptibility to General Economic Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Uncertainty of Proprietary Rights; Expense of Intellectual Property Litigation . . . . . . . . . . . . . . . . 8
         Possible Delisting of Securities from NASDAQ System; Risks Relating to Low-Priced Stocks . . . . . . . . . . . 9
         Impact on Stock Price of This or Future Offerings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Limitations on Acquisition and Change in Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Staggered Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Anti-Takeover Statutes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Limitation on Liability of Directors And Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Possible Environmental Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

MARKET PRICES OF COMMON EQUITY, DIVIDEND POLICY AND RELATED STOCKHOLDER MATTERS . . . . . . . . . . . . . . . . . . .  12

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . . .  13
         Overview and Background  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         New Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Results of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Liquidity And Capital Resources  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Warrant Exercises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Proceeds from Developer's Resident Lot Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Recent Developments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Impact of Year 2000 Issues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Disclosure Regarding Forward-looking Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

BUSINESS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

DIRECTORS AND EXECUTIVE OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

EXECUTIVE COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

SECURITY OWNERSHIP OF CERTAIN PERSONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33





CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

LEGAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SELLING STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Transfer Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Reports to Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Limitation on Liability of Directors And Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Commission Position on Indemnification for Securities Act Liabilities  . . . . . . . . . . . . . . . . . . .  40
         Anti-takeover Provisions of Delaware Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1

FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-2-F-39





                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance with the Exchange Act files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by the Company with the Commission can be inspected and copied (at prescribed rates) at the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. The commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company. The address of such site is http://www.sec.gov. In addition, the Company's securities are listed on the NASDAQ SmallCap Market, and reports, proxy statements and other information concerning the Company can be inspected and copied at the office of the National Association of Securities Dealers, Inc. 9513 Key West Avenue, Rockville, Maryland 20850-3389.

         The Company has filed with the Commission a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the securities offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Except with respect to historical financial statements and unless the context indicates otherwise, all information in this Prospectus, including per share data and information relating to the number of shares outstanding (i) has been adjusted to give retroactive effect to the 1:15 reverse stock split effected by the Company on June 16, 1998 and (ii) reflects the change of the Company's name from "Brassie Golf Corporation" to "Divot Golf Corporation" on June 2, 1998.

         Certain matters discussed in this Prospectus, including, without limitation, strategic initiatives, may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause the actual results, performance or achievements of the Company to differ materially from the Company's expectations are disclosed in this Prospectus ("Cautionary Statements"), including, without limitation, those statements made in conjunction with the forward-looking statements included herein. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the Cautionary Statements.

THE COMPANY

         Prior to July 1, 1997, the Company was primarily engaged in the design, ownership and management of golf courses. In order to capitalize on the growth in the golf products and accessories industry and the experience of its new management, on July 1, 1997, the Company commenced a corporate restructuring plan that included disposing of its golf course ownership and design businesses and acquiring businesses engaged in the development, licensing, and marketing of golf-related products and services. All golf course properties have been disposed of as of April 2, 1998, and this disposition has resulted in the recognition of losses totaling approximately $1.6 million. Since November 1997, the Company has entered into agreements to acquire, and has subsequently consummated the acquisitions of, Divot Golf Corporation, a designer and supplier of golf products; Miller Golf, Inc., a supplier of high-quality golf accessory products; and Talisman Tools Incorporated, a manufacturer of high-quality greens repair tools. The Company acquired Divot Golf Corporation from the Company's Chairman and Chief Executive Officer. See "Certain Relationships and

Related Transactions." In addition, the Company has acquired two parcels of land located within the World Golf Village, a destination golf resort currently under development by third parties, south of Jacksonville, Florida. See "Business of the Company -- World Golf Village."

         The Company was incorporated in Delaware on November 12, 1991 under the name "Longview Golf Corporation." On September 18, 1992, the Company changed its name to "Brassie Golf Holdings, Ltd." On March 29, 1993, the Company changed its name to "Brassie Golf Corporation." On June 2, 1998, the Company changed its name to "Divot Golf Corporation." The Company's executive offices are located at 201 N. Franklin Street, Suite 200, Tampa, Florida 33602, and its telephone number is (813) 222-0611.

THE OFFERING

Common Stock Offered by the Selling Stockholders  . . . . . . . . . . . . .  3,471,135 shares

Common Stock to be outstanding after the Offering   . . . . . . . . . . . .  6,644,110 shares

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  The Company will not receive any of the proceeds from the sale of the Resale
                                                                             Shares offered hereby.


RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  INVESTMENT IN THE COMPANY'S
                                                                             COMMON STOCK IS HIGHLY SPECULATIVE, AND
                                                                             PROSPECTIVE INVESTORS SHOULD READ AND
                                                                             CONSIDER THE SECTION ENTITLED "RISK FACTORS"
                                                                             BEGINNING ON PAGE 6 OF THE PROSPECTUS AS
                                                                             WELL AS ALL OTHER CAUTIONARY STATEMENTS THAT
                                                                             MAY BE FOUND THROUGHOUT THE DOCUMENT.


NASDAQ SmallCap Symbol  . . . . . . . . . . . . . . . . . . . . . . . . . .  PUTT

         The Company has agreed to bear certain expenses of registration of these Resale Shares under the Federal and state securities laws.

Some of the information in this Prospectus may contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology, such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other "forward-looking" information. When considering such forward-looking statements, the risk factors and other cautionary statements in this Prospectus should be kept in mind. The risk factors noted in this section and other factors noted throughout this Prospectus, including certain risks and uncertainties, could cause the Company's actual results to differ materially from those contained in any forward-looking statement.

WHEN READING THIS PROSPECTUS, IT IS IMPORTANT TO NOTE THAT THE COMPANY EFFECTED A 1:15 REVERSE STOCK SPLIT ON JUNE 16, 1998. ALL SHARE AND PER SHARE INFORMATION, UNLESS OTHERWISE NOTED, HAS BEEN RESTATED TO REFLECT THIS REVERSE STOCK SPLIT.

                                  RISK FACTORS

         An investment in the Company's Common Stock is highly speculative and involves a high degree of risk. The Common Stock should be purchased only by persons who are sophisticated in financial matters and business investments. The following factors, in addition to those discussed elsewhere in this Prospectus, should be considered carefully before purchasing Common Stock of the Company.

SIGNIFICANT OPERATING LOSSES

         The Company was incorporated in November 1991, and it has incurred significant losses in all of its operating periods. The Company's results of operations for the fiscal year ended December 31, 1997 reflected a net loss of $5,987,034 or $3.36 net loss per share. In addition, the Company has continued to experience significant losses through the date of this Prospectus. There can be no assurance that the Company will be profitable in the future.

VARIABILITY OF OPERATING RESULTS

         The Company has experienced significant fluctuations in its operating results and anticipates that these fluctuations will continue. Operating results may fluctuate due to factors such as the demand for the Company's products, the timing of the introduction of new products, price reductions by the Company and its competitors, delay, cancellation or rescheduling of orders, purchasing patterns in the distribution channel, performance of third-party manufacturers, inventory levels, availability of key components for the Company's products, the Company's ability to develop and market new products, the timing and amount of sales and marketing expenditures, and general economic conditions. In addition, the Company anticipates that its business will be affected by seasonal purchasing patterns because of the impact winter weather has on playing golf in many areas of the country.

DEPENDENCE ON KEY PERSONNEL

         The Company is dependent upon the management and leadership skills of the members of its senior management team. The loss of key personnel or the inability to attract, retain, and motivate key personnel could adversely affect the Company's business. There can be no assurance that the Company will be able to retain its existing senior management personnel or attract additional qualified personnel.

NO DIVIDENDS

         To date, the Company has not paid any dividends on its Common Stock and does not intend to declare any dividends in the foreseeable future. The Company intends to retain earnings, if any, for the future operation and development of its business.

NO ASSURANCE OF PROCEEDS

         A potential source of capital to the Company is the proceeds from the exercise of certain of the Warrants. The Company, however, has received no firm commitment for the exercise of the Warrants. Thus, there can be no assurances that the Company will realize material proceeds, if any, from the exercise of such Warrants.

LIMITED FINANCIAL RESOURCES; NEED FOR ADDITIONAL FINANCING

         The Company's ability to execute its business strategy depends to a significant degree on its ability to obtain substantial capital to finance its growth. The Company does not expect cash flows from operations to be sufficient to sustain operations or to finance any acquisitions. Consequently, the Company must seek equity or debt financing from outside sources. There can be no assurance that the Company will be able to obtain such financing. Furthermore, the Company's Common Stock faces possible delisting from the NASDAQ SmallCap market (See "-- Possible Delisting of Securities from NASDAQ system; Risks Relating to Low-Priced Stocks"). In such event, the Company, if it is able to obtain additional financing at all, may only be able to obtain financing on less advantageous terms than have been historically available.

         In addition, the Company's history of operating losses and stock depreciation make obtaining such financing at prevailing market terms less likely. New investors and lenders may make and obtain substantially better terms than were granted to the Company's present investors, and the issuance of equity securities in the future at such favorable terms may result in further dilution to the existing stockholders.

COMPETITION

         The markets for the Company's golf products and accessories are highly competitive and contain limited barriers to entry. The Company attempts to compete primarily on the basis of providing higher quality products at its products' price points. Many of the Company's competitors are well established companies with broad consumer recognition and greater financial, marketing, distribution, personnel, and other resources than the Company. There can be no assurance that the Company will be able to compete successfully.

RISKS ASSOCIATED WITH MANAGEMENT OF GROWTH, IMPLEMENTATION OF GROWTH STRATEGY, AND POTENTIAL INABILITY TO SUCCESSFULLY INTEGRATE ACQUISITIONS

         The successful implementation of the Company's expansion strategy will be dependent on, among other things, consumer acceptance of the Company's new lines of golf products; the reduction of Company costs; the Company's ability to develop and introduce new products to consumers and the marketplace; the Company's ability to identify potential acquisition prospects; the establishment of additional distribution arrangements; the hiring and retaining of additional marketing, creative and other personnel; and the successful management of such growth (including monitoring operations, controlling costs, and maintaining effective quality, inventory and service controls). As the Company continues to grow, there will be additional demands on the Company's financial, technical and administrative resources. The failure to maintain and improve such resources, or the occurrence of unexpected difficulties relating to the Company's expansion strategy, could have a material adverse effect on the Company's business, prospects, results of operations, or financial condition. There can be no assurance that the Company will be able to implement successfully its business strategy or otherwise expand its operations. The complete integration and consolidation into the Company of the product lines acquired upon the acquisition of Talisman Tools Incorporated, Miller Golf, Inc., and Divot Golf Corporation, as well as any future corporate acquisitions and new product licensing arrangements will require substantial management, financial, and other resources, and could impose significant pressure on the financial condition and operating results of the Company.
There can be no assurance that the Company's resources will be sufficient to accomplish such integration or that the Company will not experience difficulties with customers, personnel, suppliers, or others. In addition, although the Company believes that its acquisition and licensing arrangements will enhance its competitive position and business prospects, there can be no assurance that such benefits will be realized or that the combination of the Company with other companies will be successful.

MANAGEMENT CHANGES AND NEW BUSINESS STRATEGY

         The Company's success will depend in large part on the ability of the Company's new senior management team, all of whom have been with the Company for less than 9 months, to implement a successful turnaround strategy.

         The Company has historically been primarily engaged in the design, ownership and management of golf courses. The Company has now disposed of all golf course assets and is engaged in the development, licensing, and marketing of golf-related products and services. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Developments." See also "Business of the Company." The Company has no historical experience in its new lines of business, and it must rely on the experience of its new management team.

         The implementation of this new strategy involves substantial risks, and there can be no assurance that the Company's new management will be successful in implementing this new strategy. In addition, even if such strategy is effectively implemented, there can be no assurance that such strategy will be successful, and therefore, this strategic change may result in losses that have a material adverse effect on the Company's operating results and financial condition.

LIMITED SCOPE OF OPERATIONS

         The Company has recently changed its line of business and strategy from golf course ownership and operation to the development, licensing and marketing of golf-related products and services. However, at present the Company is only receiving revenues from the sale of golf accessories, such as golf bags, bag tags, towels, and greens repair tools. There can be no assurance that the Company will be able to develop its other products and services in a commercially viable and marketable manner. The failure of the Company to expand and grow current business lines and to move into new business lines may retard growth prospects and have a material adverse effect on the price of the Company's Common Stock.

         In addition, the Company's exposure to industry-specific risk is increased when the Company is only engaged in one or a few lines of business. Consequently, a downturn in the golf products and accessories industry could have material adverse effect on the Company's financial condition.

CONSUMER PREFERENCES AND INDUSTRY TRENDS

         The golf industry is characterized by the frequent introduction of new products and services and is subject to changing consumer preferences and industry trends, which may adversely affect the Company's ability to plan for future design, development, and marketing of its products and services. The Company's success will depend on the Company's ability to anticipate and respond to these and other factors affecting the industry. Moreover, if a downturn occurs in the economy, the leisure industry, including the golf industry, may be particularly vulnerable. There can be no assurance that the Company will be able to anticipate and respond quickly and effectively to changing consumer preferences and industry trends or that competitors will not develop and commercialize new products and services that render the Company's products and services obsolete or less marketable.

SUSCEPTIBILITY TO GENERAL ECONOMIC CONDITIONS

         Sales of golf products have historically been dependent on discretionary consumer spending. As a result, the Company's revenues will be subject to fluctuations based upon general economic conditions in markets where the Company sells its products. If there is a general economic downturn or recession, general consumer spending on golf products could be expected to decline, which would have a material adverse effect on the Company's business, operating results, and financial condition.

UNCERTAINTY OF PROPRIETARY RIGHTS; EXPENSE OF INTELLECTUAL PROPERTY LITIGATION

         The Company relies on a combination of patents and trade secret protection to establish and protect the proprietary rights it has in its products. The ability of the Company's competitors to acquire technologies or other proprietary rights equivalent or superior to those of the Company or the inability of the Company to enforce its proprietary rights would have a material adverse effect on the Company's operating results and financial condition. There can be no assurance that the Company's competitors will not independently develop or acquire patented or other proprietary technologies that are substantially equivalent or superior to those of the Company. There also can be no assurance that the measures adopted by the Company to protect its proprietary rights will be adequate to do so or that the Company's products do not infringe on third party intellectual property rights, including patents. Intellectual property matters are frequently litigated on allegations that third-party proprietary rights have been infringed. The Company may have to defend against such lawsuits, which could be expensive and time-consuming. Additionally, the Company's limited resources may not enable it to effectively defend such lawsuits. Furthermore, the Company's limited resources may prevent it from effectively protecting its proprietary rights by prosecuting claims against third parties that the Company believes have infringed on its proprietary rights.

POSSIBLE DELISTING OF SECURITIES FROM NASDAQ SYSTEM; RISKS RELATING TO LOW-PRICED STOCKS

         The Company is currently listed on the NASDAQ SmallCap Market. In order to continue to be listed on NASDAQ, however, the Company must maintain $2 million in net tangible assets (total assets, other than goodwill, less total liabilities) and a $1 million public float. In addition, continued inclusion requires two market-makers, a minimum bid price of $1.00 per share and adherence to certain corporate governance provisions.

         On June 11, 1998, the Company was notified by the NASDAQ Stock Market, Inc. that it was not in compliance with the established listing requirements and would be delisted on June 18, 1998. The Company has requested an appeal for which NASDAQ has granted an August 6, 1998 hearing. This request stays the delisting until the appeal is heard. The Company's Management believes that as of July 1, 1998 the Company is in compliance with the NASDAQ SmallCap Market's listing requirements and anticipates that its strategic plan will enable it to continue to meet those requirements in the long-term. However, there can be no assurance that the Company will avoid delisting or, if it avoids delisting currently, that the Company will not be delisted in the future.

         The failure to meet the above-noted maintenance criteria would result in the delisting of the Common Stock from NASDAQ, and trading, if any, in the Common Stock would thereafter be conducted in the non-NASDAQ over-the-counter market. As a result of such delisting, an investor could find it substantially more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock. Additionally, the Company could have difficulty raising capital in the future due to the loss of liquidity and probable loss of value of the Common Stock.

         Furthermore, if the Common Stock were to become delisted from trading on NASDAQ and the trading price of the Common Stock were to remain below $5.00 per share, trading in the Common stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker-dealer also must disclose the commission payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could, in the event the Common Stock were deemed to be a penny stock, discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market liquidity of the Common Stock and the ability of purchasers in this offering to sell the Common Stock in the secondary market.

IMPACT ON STOCK PRICE OF THIS OR FUTURE OFFERINGS

         A substantial portion of the Common Stock being registered under this registration statement underlies certain convertible preferred stock, convertible debentures, and warrants. The conversion or exercise price of these securities may be significantly less than the current market price of the underlying Common Stock. See "Market Prices of Common Equity, Dividend Policy and Related Stockholder Matters," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Working Capital," and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Warrant Exercises." The exercise or conversion of these securities into Common Stock at below market price may have an adverse effect on the market price of the Common Stock, erode stockholder value, and have a dilutive effect on existing stockholders.

         In addition, the Company may issue Common Stock or financing instruments convertible into or exercisable for shares of Common Stock in the future, and the Company may do so at terms substantially more favorable to investors in those securities than those previously granted. The exercise or conversion of such instruments in the future may result in further dilution to stockholders, and have further adverse impact upon the market price of the Common Stock.

LIMITATIONS ON ACQUISITION AND CHANGE IN CONTROL

         Staggered Board. The board of directors of the Company has three classes of directors, the terms of which will expire in 1999, 2000 and 2001. Directors of each class are chosen for a three year term. The staggered terms of directors may affect the stockholders' ability to change control of the Company even if a change in control were in the stockholders' interest.

         Anti-Takeover Statutes. Delaware has enacted legislation that prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless the business combination is approved in a prescribed manner. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns (or in the prior three years did own) 15% or more of a corporation's voting stock. A "business combination" includes mergers, asset sales, and other transactions that result in a financial benefit to the "interested stockholder." See "Description of
Securities -- Anti-Takeover Provisions of Delaware Law."   These provisions of
Delaware law may have the effect of preventing or delaying a change-in-control or merger even if such an event would be in the best interest of the Company's stockholders.

LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

         The General Corporation Law of Delaware provides that in certain circumstances a corporation shall have the power to indemnify directors, officers, employees, and agents for expenses incurred by them in legal proceedings. The Certificate of Incorporation of the Company provides that (i) the Company will indemnify any director, officer, employee or agent of the Company with respect to actions, suits or proceedings relating to the Company if he acted in good faith and in a manner reasonably believed to be in, or not opposed to, the Company's best interests, (ii) that any such person subject to an action or suit that is by or in the right of the Corporation shall be indemnified except that no indemnification shall be made if such person shall have been adjudged to be liable for misconduct or negligence in the performance of his duties to the Company, unless judicially determined otherwise, and (iii) the personal liability of directors is eliminated to the fullest extent permitted by Delaware law. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of the Company against a director, even if such litigation would be in the best interest of the Company's stockholders. See "Description of Securities -- Limitation on Liability of Directors and Officers."

         Additionally, the executive officers of the Company have executed Indemnification Agreements which obligate the Company to contribute to the officer its proportionate share of any amounts paid with respect to a legal proceeding in which the Company is jointly liable. The contribution amount shall be the equivalent of that proportion of the relative benefit received and the relative fault of the respective parties.

RISK OF CONCENTRATION OF FINANCING

         Certain security holders have provided substantial financing to the Company in exchange for certain securities convertible into the Company's Common Stock and certain warrants. The Company may be dependent on these security holders for additional financing in the future due to possible difficulties in obtaining alternate financing as discussed elsewhere in this section. The Company expects to issue additional convertible securities and warrants to these certain security holders in exchange for such financing. Concentrated ownership of these convertible securities and warrants may give certain security holders disproportionate influence and control over the Company, and may lead to actions and activities by the Company that are not in the best interest of the Company's stockholders in general.

POSSIBLE ENVIRONMENTAL LIABILITIES

         Under various Federal, state and local laws, ordinances and regulations, such as the Comprehensive Environmental Response Compensation and Liability Act or "CERCLA," and common law, an owner or operator of real estate is liable for the costs of investigation, removal or remediation of certain hazardous or toxic chemicals or substances on or in or migrating from such property as well as certain other costs, including governmental fines and injuries to persons and property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic chemicals or substances. Persons who arrange for the disposal or treatment or transportation of hazardous or toxic chemicals or substances may also be liable for the same types of costs at a disposal, treatment or storage facility, whether or not such facility is owned or operated by such person. In addition, it is not unusual for property owners to encounter on-site contamination caused by off-site sources, and the presence of hazardous or toxic chemical or substances at a site in the vicinity of a property could require the property owner or a previous property owner to participate in remediation activities in certain cases or could have an adverse effect on the value of such property.

         As of the date hereof, all of the properties currently owned and leased by the Company have been subjected to a Phase I environmental assessment within the past two to five years. These assessments have not revealed, nor is management of the Company aware of, any environmental liability that it believes would have a material adverse effect on the Company's financial position, operations, or liquidity taken as a whole. This belief, however, could prove to be incorrect depending on certain factors. For example, the Company's assessments may not reveal all environmental liabilities, or may underestimate the scope and severity of environmental conditions observed, with the result that there may be material environmental liabilities of which the Company is unaware, or material environmental liabilities may have arisen after the assessments were performed of which the Company is unaware. In addition, assumptions regarding environmental conditions, including groundwater flow and the existence and source of contamination, are based on observation and readily available information and sampling data, and there are no assurances that the data are reliable in all cases. Moreover, there can be no assurance that (i) future laws, ordinances, or regulations will not impose any material environmental liability or (ii) the current environmental condition of the properties will not be affected by current operations, by the conditions of land or operations in the vicinity of the properties, or by third parties unrelated to the Company.

         The Company has had ownership interests in and operated a number of golf courses, although none are currently owned and operated. Operations at these golf courses involved the use and storage of various hazardous or toxic chemicals or substances, such as herbicides, pesticides, fertilizers, motor oil, and gasoline. In the past, the Company was required to undertake clean-up activities with respect to certain of its golf course properties. All required clean-up activities have been completed, and the Company believes it otherwise operated in compliance with all Federal, state, and local environmental laws. There can be no assurance, however, that substantial liability will not be imposed upon the Company as a previous property owner. Previous property owners generally are responsible for all environmental conditions present on such property and for any discharge of hazardous or toxic chemicals or substances thereon through the time of sale, regardless of knowledge or responsibility therefor.

DUE DILIGENCE AND PRE-DEVELOPMENT COSTS

         As part of the Company's revised strategic business plan, the Company may incur substantial costs for due diligence relating to proposed acquisitions or for pre-development costs relating to other ventures. Some of these costs may be capitalized under applicable accounting principles. In 1998 alone, the Company has expended and written off approximately $200,000. This amount relates to projects that the Company ultimately has decided not to pursue further. No assurance can be given that the Company will not continue to make large expenditures for potential acquisitions or ventures that are ultimately not consummated or developed into commercially viable ventures.

                                USE OF PROCEEDS

         The Company has agreed to bear certain expenses of registration of the offer and sale of the Resale Shares under the Federal and state securities laws. The Company will not receive any of the proceeds from the sale of the Resale Shares offered hereby.

              MARKET PRICES OF COMMON EQUITY, DIVIDEND POLICY AND
                          RELATED STOCKHOLDER MATTERS

         On April 3, 1998, the Company had approximately 3,300 stockholders of record of its Common Stock. No dividend has been declared or paid on the Company's Common Stock by the Company since its inception. The Company does not anticipate that any dividends will be declared or paid in the foreseeable future on the Company's Common Stock.

         From August 6, 1993 through July 17, 1996, the Company's Common Stock traded on the Toronto Stock Exchange (the "TSE") under the trading symbol "TEE." The Company voluntarily delisted from TSE.

         The following table sets forth the high and low closing prices on the TSE for each quarter from January 1, 1996 through the Company's voluntary request to delist from the TSE on July 17, 1996 (all such prices are in Canadian dollars):

                                                                    Closing Prices

Period Ended                                                High                      Low
------------                                                ----                      ---
March 30, 1996                                             $54.00                     $31.50
June 30, 1996                                               33.75                      15.75
July 17, 1996                                               18.75                      10.20

         Since November 22, 1994, trading of the Company's Common Stock has been quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") SmallCap Market. The following table sets forth, for the periods indicated, the quarterly range of the high and low bid prices of the Common Stock as reported by the NASDAQ SmallCap Market (all such prices are in U.S. dollars):

                                   Bid Prices


       Period Ended                                         High                       Low
       ------------                                         ----                       ---
March 31, 1996                                             $40.31                     $22.50
June 30, 1996                                               25.31                      13.13
September 30, 1996                                          15.00                       3.75
December 31, 1996                                            7.50                       3.75
March 31, 1997                                              10.31                       3.75
June 30, 1997                                                6.56                       3.75
September 30, 1997                                           5.63                       2.81
December 31, 1997                                            9.38                       1.88
March 31, 1998                                               9.38                       5.63
June 30, 1998                                                6.56                       1.84

         A 1:15 reverse stock split was effectuated on June 16, 1998 to raise the per share price and increase the shares of Common Stock available for issuance. All dollar amounts in the above table have been revised to reflect the reverse stock split.

         On June 30, 1998, the closing bid price for the Company's Common Stock on the NASDAQ SmallCap Market was $1.94 per share.

         As of June 30, 1998, the Company had sold 5,895 shares of its 1997 Convertible Preferred Stock ("1997 Preferred"), of which 5,730 remain outstanding. The 1997 Preferred was sold solely to accredited investors pursuant to a private placement offering in reliance upon Section 4(2) of the Securities Act of 1933, as amended. Proceeds from the private placement of the 1997 Preferred equaled approximately $5.8 million, less fees of approximately $600,000. The 1997 Preferred was offered in units of 15 preferred shares, with each such share having a liquidation value of

$1,000 plus 667 warrants (exercisable at $15.00 per share for a period of three years) for a price of $15,000 per unit. The holders of the 1997 Preferred are entitled to 7% cumulative dividends payable quarterly, which percentage increases in certain events. The Company does not anticipate paying any dividends in the foreseeable future. Since the 1997 Preferred carries rights to cumulative 7% dividends, dividends that are not paid accrue. These accrued dividends must be paid by the Company before any dividends are allowed to be paid on the Common Stock. Consequently, should the Company at some time have the resources and authorize dividends, the accrued and current cumulative 7% dividends on the 1997 Preferred must be paid first, thus acting as a restriction on the ability of holders of Common Stock to receive dividends. The Company's current Certificate of Designation for the 1997 Preferred allows the holders of the 1997 Preferred to convert their shares of 1997 Preferred into shares of the Company's Common Stock by dividing $1,000 per 1997 Preferred share by the "conversion price." The "conversion price" is a formula based on the lesser of $10.50 or 75% of the average closing price during the 10 trading-day period prior to conversion. The Company intends to amend its Certificate of Designation for the 1997 Preferred so that each unit of 15 shares of 1997 Preferred will be convertible into number of shares based on a $1,000 value for each share of Preferred divided by 75% of the closing price of the Company's Common Stock on the date of funding of the Preferred. For each unit of 15 shares of 1997 Preferred, this equates to between 2,133 shares and 9,412 shares of the Company's Common Stock.


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW AND BACKGROUND

         The Company was incorporated in Delaware on November 12, 1991 under the name "Longview Golf Corporation." On September 18, 1992, the Company changed its name to "Brassie Golf Holdings, Ltd." On March 29, 1993, the Company changed its name to "Brassie Golf Corporation." On June 2, 1998, the Company changed its name to "Divot Golf Corporation." The Company's executive offices are located at 201 N. Franklin Street, Suite 200, Tampa, Florida 33602, and its telephone number is (813) 222-0611.

         Prior to July 1, 1997, the Company was primarily engaged in the design, ownership and management of golf courses. In order to capitalize on the growth in the golf products and accessories industry and the experience of its new management, on July 1, 1997, the Company commenced a corporate restructuring plan that included selling its golf course ownership and design businesses and acquiring businesses engaged in the development, licensing, and marketing of golf-related products and services. Since November 1997, the Company has acquired Divot Golf Corporation, a designer and supplier of golf products; Miller Golf, Inc., a supplier of high-quality golf accessory products; and Talisman Tools Incorporated, a manufacturer of high-quality greens repair tools. The Company has also acquired two parcels of land located within the World Golf Village, a destination golf resort currently under construction by third parties, south of Jacksonville, Florida. See "Business of the Company -- World Golf Village."

NEW MANAGEMENT

         The Company's senior management has been completely replaced within the last 9 months. See "Directors and Executive Officers." The Company's new senior management recognizes the Company's history of operating losses and stock depreciation and can give no assurance that the Company will not continue to suffer losses and stock depreciation. See "Risk Factors." However, the Company has commenced the above-referenced restructuring plan, and management believes that the Company may be able to achieve profitability over time.

RESULTS OF OPERATIONS

Comparison of Quarter Ended March 31, 1998 Compared to Quarter Ended March 31, 1997.

         The period-to-period decrease in each of the revenue categories follows:

                                                           QUARTER               QUARTER
                                                            ENDED                 ENDED
                                                       MARCH 31, 1998        MARCH 31, 1997        (DECREASE)

 Golf Revenues                                            $101,457            $  443,492           $(342,035)

 Management and Design Fees                                  6,938               379,504            (372,566)

 Resident Membership Fees, Membership Sales and
 Annual Dues                                                 5,783               121,227            (115,444)

 Food & Beverage Revenues                                   13,751                97,412             (83,661)

 Pro Shop Revenues                                           9,539                53,367             (43,828)

 Other Income                                                    0                 5,259              (5,259)
                                                          --------            ----------           ---------
 Totals                                                   $137,468            $1,100,261           $(962,793)
                                                          --------            ----------           ---------



         In the aggregate, the Company generated $137,468 in revenues during the quarter ended March 31, 1998 compared to $1,100,261 during the quarter ended March 31, 1997. This decrease of $962,793, or 88%, is primarily due to the disposition of the Gauntlet at St. James golf course in November, 1997 and the sale of the management division in July, 1997. Until the Company can more fully implement its business strategies (discussed more fully under "Business of the Company -- Principal Investment Objective," "-- Corporate Acquisition Strategy," and "-- World Golf Village"), no assurance can be given that the Company's revenues will increase.

         Despite the 88% decrease in revenues, the Company's total operating expenses only decreased $16,325, or 1%, to $1,445,179 during the three-month period ended March 31, 1998. The decrease is due to a combination of a $373,226 decrease attributed to design expense, a $288,053 decrease in marketing and golf course activities, and a $109,185 decrease in depreciation and amortization, which resulted primarily from the sale of the design division and the golf course operations. These decreases were offset by an increase of $564,294 in general and administrative expenses directly related to the hiring of key employees necessary to facilitate the execution of ongoing business activities and an increase of $192,627 of professional fees, which were primarily legal and accounting fees incurred in connection with the Company's efforts towards complying with the Securities and Exchange Commission and NASDAQ and other costs incurred to pursue acquisitions and financing alternatives, some of which were unsuccessful. No assurance can be given that future efforts to acquire other businesses or properties or to raise additional capital will be successful.

         As noted under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Developments -- Sale of Curtis Park," the Company disposed of its remaining interest in golf courses on April 2, 1998. At that time, the Company recorded a gain of approximately $524,000, which is not reflected in the financial statements for the quarter ended March 31, 1998. Golf course operations included in the historical financial statements included the compensation and benefits costs of course personnel and related payroll taxes, golf cart leases, equipment rental and maintenance, clubhouse repairs and upkeep, insurance, utilities, chemicals, seed and fertilizers, water, supplies and other miscellaneous costs incurred in the operation of the golf course. The Company evaluated the cost of operations at its facility and established budgeted amounts for each significant category of expense in the areas of pro shop, food and beverage, golf course maintenance, and general, selling and administrative expenses. Monthly, the Company analyzed its actual versus budgeted results.

         General and administrative expenses include management and administrative compensation, related payroll taxes and benefits, professional fees, including legal and accounting and other consultants, telephone, utilities, insurance, other taxes, travel, meals and entertainment and office expenses, including rents.

         Interest expense increased by 15% from $178,472 during the three-month period ended March 31, 1997 to $206,131 during the three-month period ended March 31, 1998. The increase of $27,659 is primarily due to an increase in borrowings, which the Company required to acquire a parcel of land, as more fully described under "-- Recent Developments."

         During the quarter ended March 31, 1998, the Company charged to amortization expense $260,783 of debt discount because the holders exercised approximately 135,000 warrants that were issued in conjunction with certain debt instruments.

         During the quarter ended March 31, 1998, the Company forfeited a $100,000 deposit on an unsuccessful acquisition and incurred another $60,000 in related costs that the Company has written off. See "Risk Factors -- Due Diligence and Pre-development Costs."

         Interest increased from $22,236 during the three-month period ended March 31, 1997 to $22,637 during the three-month period ended March 31, 1998.

         For the quarter ended March 31, 1998, the Company had net loss of $1,851,988, an increase of $1,354,399 from the net loss of $497,589 for the three-month period ended March 31, 1997. The increase is attributable to the reasons stated above, namely, a substantial decrease in revenues resulting from the disposition of operating assets and an increase, due to the restructuring, in general and administrative expenses that offset the decrease in operating expenses related to the disposed properties.

         Inflation did not have a material effect on the Company's operations during the three-month periods ended March 31, 1998 or March 31, 1997.

Comparison of 1997 to 1996.

         The period-to-period decrease in each of the revenue categories follows:

                                                                   YEAR ENDED     YEAR ENDED
                                                                    DECEMBER       DECEMBER
                                                                    31, 1997       31, 1996    (DECREASE)
 Golf Revenues                                                    $1,833,010     $1,878,273   $   (45,263)

 Management and Design Fees                                          809,660      1,785,818      (976,158)

 Resident Membership Fees, Membership Sales and Annual Dues          699,733        774,594       (74,861)

 Food & Beverage Revenues                                            485,737        508,911       (23,174)

 Pro Shop Revenues                                                   259,099        277,188       (18,089)

 Other Income                                                          6,360          7,118          (758)
                                                                  ----------     ----------   -----------
 Totals                                                           $4,093,599     $5,231,902   $(1,138,303)


         In the aggregate, the Company generated $4,093,599 in revenues during the year ended December 31, 1997, compared to $5,231,902 in the year ended December 31, 1996, a decrease of $1,138,303, or 22%. The decrease primarily consists of a $692,866 decrease in management revenues related to the sale of the management division in July, 1997, a $157,226 decrease in design revenues related to the sale of the design division in August, 1997, and a $141,000 decrease related to the construction management division which had no operations in 1997. In addition, as a result of the sale of St. James in November, 1997, corresponding decreases of $228,457, $50,249, $59,916, and $44,134 occurred for golf revenue; resident membership fees, membership sales, and annual dues; food and beverage revenues; and pro shop revenues, respectively. These decreases were offset in part by an increase of $221,156 in total revenues for Curtis Park, which the Company has subsequently disposed of in April, 1998.

         The Company's total operating expenses decreased from $11,056,005 during the year ended December 31, 1996 to $6,660,207 during the year ended December 31, 1997, a decrease of $4,395,798, or 40%. However, the majority of this decrease was largely attributable to the 1996 writedown of goodwill by $4,050,000. Absent this expense in 1996, the Company's operating expenses would have decreased by only $346,000, or 3%, despite the 22% decline in gross revenues. Other operating expenses decreased in 1997 compared to 1996 as follows:

o reduced expenses of $763,568 resulting from the sale of the management division in July, 1997,
o reduced expenses of $424,062 resulting from the sale of the design division in August, 1997,
o reduced expenses of $171,412 relating to the construction management division, which had no operations in 1997,
o reduced expenses of $153,450 resulting from the sale of St. James in November, 1997 and
o reduced expenses of $171,669 resulting from the decrease in amortization and depreciation expense relating to the sale of St. James.

These items were offset in part by the following:

o Bad debt expense increased by $307,161, and other general and administrative costs increased by $708,421. These increased costs were recorded in conjunction with writing off the uncollectible receivables of the Company, other legal and accounting fees, and costs and other professional fees associated with preparing the new business plan of the Company.
o Marketing costs increased by $135,329 in 1997 in an effort to enhance investor relations and to more effectively market the business of the Company.
o Finally, expenses associated with the operations of the golf course at Curtis Park were $146,734 higher than in the previous year.

         The Company incurred a write down of goodwill of $-0- and $4,050,000 related to the Summit merger as of December 31, 1997 and 1996. The write down in 1996 was a result of management's evaluation of the future value of goodwill on the Company's financial statements at year end.

         Golf course operations include the compensation and benefits costs of course personnel and related payroll taxes, golf cart leases, equipment rental and maintenance, clubhouse repairs and upkeep, insurance, utilities, chemicals, seed and fertilizers, water, supplies and other miscellaneous costs typically incurred in the operation of a golf course.

         General and administrative expenses include management and administrative compensation, related payroll taxes and benefits, professional fees, including legal and accounting and other consultants, telephone, utilities, insurance, other taxes, allowance for doubtful accounts receivable, fixed asset valuation adjustments, travel, meals and entertainment and office expenses, including rent.

         Interest expense decreased to $683,755 during the year ended December 31, 1997 from $2,316,301 during the year ended December 31, 1996. This 70% decrease of $1,632,546 was primarily due to a one-time charge to interest expense in 1996 of $1,400,000 related to the discount on convertible debentures. In addition, the contractual interest expense on the debentures and lower principal balances on certain debt, partially related to the payoff of loans due to the sale of the St. James property in November, 1997, resulted in an additional decrease of $146,896. The prime rate increased from 8.25% at December 31, 1996 to 8.50% at December 31, 1997. At December 31, 1997, substantially all of the Company's debt was fixed-rate debt and had an average effective interest rate of 8.38%.

         As a result of the 2,005,485 warrants and approximately 111,475 shares of common stock issued in connection with the issuance of new debentures in November of 1997, the Company recorded $1,513,065 of debt discount on the convertible debentures as additional paid-in capital. As a result of conversions of some of the convertible debentures in December of 1997, the Company charged $892,709 of this amount to amortization expense in 1997.

         The loss on equity investment in subsidiaries decreased from $966,579 during the year ended December 31, 1996 to $116,318 during the year ended December 31, 1997. This $850,261 decrease results primarily from a substantial writedown of $505,691 related to the Company's investment in Gauntlet at Laurel Valley and the Gauntlet at Myrtle West subsidiaries in 1996 due to a redetermination of the net realizable value of the Company's ownership interests in these entities at that time. Due to the recurring losses and working capital deficiencies of the entities, the Company in 1997 again redetermined the net realizable value of the Company's investment in the entities, which the company found to be zero, and wrote down the investment value by $116,318 to reflect that redetermination as of December 31, 1997. The Company's interests in the Gauntlet at Laurel Valley and the Gauntlet at Myrtle West were conveyed to EPI Pension in April, 1998 pursuant to a court order. See "Legal Proceedings."

         For the year ended December 31, 1997, the Company recorded a loss on sale of subsidiaries of $1,826,164. The Company recorded a $1,931,875 loss on the sale of the golf course at St. James and a $19,289 loss on the sale of Hale Irwin Golf Services, which were offset by a $125,000 gain on the sale of Brassie Golf Management Services, Inc. and Summit Golf Corporation. No gains or losses on the sale of subsidiaries were recorded in 1996 because no subsidiaries were sold during the year.

         For the year ended December 31, 1996, the Company recorded a $510,000 gain related to proceeds received in 1996. This gain is attributed to a settlement of claims in connection with a disposition of securities held by the Company's foreign subsidiary, previously recorded as a bad debt expense in prior years.

         Interest income decreased to $98,520 during the year ended December 31, 1997 from $149,266 during the year ended December 31, 1996.

         The provision for income taxes of $110,000 in 1996 was a result of foreign income taxes due as a result of the $510,000 gain from the former disposition of securities mentioned above. No provision for income taxes was necessary in 1997 due to the losses the Company incurred.

         For the year ended December 31, 1997, the Company had a net loss of $5,987,034, compared to the net loss of $8,625,732 for the year ended December 31, 1996. This $2,638,698 decrease in loss from the prior year is the net result of the items explained above.

         Inflation has not had a material effect on the Company's operations during the years ended December 31, 1997 and 1996.

Comparison of 1996 to 1995.

         The period-to-period increase (decrease) in each of the revenue categories is as follows:

                                                                   YEAR ENDED     YEAR ENDED       INCREASE
                                                                    DECEMBER       DECEMBER       (DECREASE)
                                                                    31, 1996       31, 1995
 Golf Revenues                                                    $1,878,273     $2,555,799     $   (677,526)

 Management and Design Fees                                         1,785,818      1,211,240          574,578

 Resident Membership Fees, Membership Sales and Annual Dues           774,594      1,223,464        (448,870)

 Food & Beverage Revenues                                             508,911        743,835        (234,924)

 Pro shop Revenues                                                    277,188        356,016         (78,828)

 Other Income                                                           7,118         15,484          (8,366)
                                                                   ----------     ----------     -----------
 Totals                                                            $5,231,902     $6,105,838     $  (873,936)
                                                                   ----------     ----------     -----------



In the aggregate, the Company generated $5,231,902 in revenues during the year ended December 31, 1996 compared to $6,105,838 in the year ended December 31, 1995, a decrease of $873,936, or 14%. The decrease primarily consists of:

o $1,698,196 of decreased revenue related to the operations of previously owned courses that were disposed of in May, 1995.

o $210,000 of decreased lot release fees paid related to the Gauntlet at St. James (See "Management's Discussion and Analysis of
           Financial Condition and Results of Operations -- Proceeds from Developer's Resident Lot Sales"). Fewer lots were sold during 1996 than in 1995.
o $101,878 of decreased golf course design fee revenue because of fewer design contracts.

These decreases in revenues were offset by $676,456 of additional revenues attributable to the golf course management division and $438,944 of additional revenues attributable to the Gauntlet at Curtis Park. Both of these revenues increased because 1996 saw a full year's revenues and 1995 saw only a partial year's revenues.

         The Company's total operating expenses increased from $10,935,785 during the year ended December 31, 1995 to $11,056,005 during the year ended December 31, 1996 an increase of $120,220, or 1%. This increase is largely attributable to additional costs of $457,740 associated with a full year of operations for the golf course at Curtis Park, a $427,093 increase in costs related to the golf course management division, $372,198 in increased costs for the golf course design division, a $250,000 reserve for potential uncollectible receivables, a $50,000 increase in the write-down to goodwill, and a $150,442 increase in other general and administrative costs, offset by a reduction of $1,587,253 of costs that were attributable to the previously owned courses, which costs were included only through the date of disposition in May 1995.

         The Company incurred write downs of goodwill of $4,050,000 and $4,000,000 related to the Summit merger at December 31, 1996 and 1995. These write downs were a result of management's evaluation of the future value of goodwill on the Company's financial statements at year end. See note 1 on "Goodwill," in the accompanying Consolidated Financial Statements, for additional disclosure of the goodwill write-downs.

         Golf course operations include the compensation and benefits costs of course personnel and related payroll taxes, golf cart leases, equipment rental and maintenance, clubhouse repairs and upkeep, insurance, utilities, chemicals, seed and fertilizers, water, supplies and other miscellaneous costs incurred in the operation of a golf course.

         General and administrative expenses include management and administrative compensation, related payroll taxes and benefits, professional fees, including legal and accounting and other consultants, telephone utilities, insurance, other taxes, allowance for doubtful accounts receivable, fixed asset valuation adjustments, travel, meals and entertainment and office expenses, including rents.

         Interest expense increased from $656,248 during the year ended December 31, 1995 to $2,316,301 during the year ended December 31, 1996. This $1,660,053 increase was primarily due to $1,400,000 of interest expense related to the discount on convertible debentures, which the Company recorded to reflect the value of the conversion feature on the convertible debt. Other factors causing interest expense to increase included $202,845 related to the 6% contractual interest on the debentures, $180,249 related to both a one-time interest adjustment in 1995 and a loan refinancing in 1995 for the St. James property, and $93,857 related to Curtis Park being open for a full year in 1996, offset by $158,155 from the reduction in debt from the disposition of previously owned courses. In addition, the prime rate decreased to 8.25% at December 31, 1996 versus 8.65% at December 31, 1995. At December 31, 1996, substantially all of the Company's debt was fixed-rate debt and had an average effective interest rate of 8.38%.

         The loss on equity investment in subsidiaries increased from $637,074 during the year ended December 31, 1995 to $966,579 during the year ended December 31, 1996. This $329,505 increase results primarily from a write-down of the Company's investment in the Gauntlet at Laurel Valley and the Gauntlet at Myrtle West subsidiaries due to a redetermination of the net realizable value of the Company's ownership interests in those properties including a $150,000 reserve affiliated with ongoing litigation regarding the Gauntlet at
Myrtle West stock guarantee.   The Company also recorded an additional $50,000
reserve in the first quarter of 1998.  See "Legal Proceedings."

         For the year ended December 31, 1996, the Company recorded a $510,000 gain related to proceeds received in 1996. This gain is attributed to a settlement of claims in connection with a disposition of securities held by the Company's foreign subsidiary, previously recorded as a bad debt expense in prior years.

         Interest income increased from $3,403 during the year ended December 31, 1995 to $149,266 during the year ended December 31, 1996.

         The provision for income taxes of $110,000 is a result of foreign income taxes due as a result of the $510,000 gain from the former disposition of securities mentioned above.

         During the year ended December 31, 1995, the Company incurred an extraordinary loss of $4,130,000 in connection with the disposition of three previously owned golf courses. No extraordinary gains or losses were incurred in 1996.

         For the year ended December 31, 1996, the company had a net loss of $8,625,732, including the write down of goodwill as detailed above, compared to the net loss of $10,293,535 at December 31, 1995. This $1,667,803 decrease is the result of the items explained above.

         Inflation has not had a material effect on the Company's operations during the years ended December 31, 1996 and 1995.

LIQUIDITY AND CAPITAL RESOURCES

         Historically, golf revenues, resident membership fees, membership sales and annual dues, pro shop revenue, food and beverage revenue and management and design fees have been the principal source of funds to pay the operating expenses of the Company. As of April, 1998, the Company had disposed of all of its interests in golf courses. This effectively eliminated the primary source of the Company's revenues. As noted in more detail under "Business of the Company - Background of the Company - Restructuring," the Company has reorganized and refocused its operations. Currently, however, the Company does not have sufficient operations to fund its activities or its strategic plan. In the short-term, therefore, the Company will be dependent on additional infusions of capital or debt to fund its operations. And in the foreseeable future, the Company will continue to rely on long-term borrowing and equity financing to fund acquisitions and capital improvements. The Company cannot predict at what point in time it will be able to fund its working capital needs out of funds generated from current operations.

Working Capital

         As noted above, the Company is not generating sufficient revenues from its operations to fund its activities and therefore is dependent on additional financing from external sources. This fact raises substantial doubt about the Company's ability to continue as a going concern. The Company expects to raise additional amounts from private placements or registered public offerings of its securities in 1998. If the Company is successful in raising additional capital in 1998, management believes that the Company will have adequate resources to continue to meet its working capital requirements to pay its current debt obligations, fund capital improvements and expand and develop businesses. There is no assurance that such additional funding will be completed. The inability to obtain such financing would have a material adverse effect on the Company.

         The Company had a working capital deficiency of $2,424,446 as of March 31, 1998, as compared to a working capital deficiency of $98,529 as of December 31, 1997. The reduction in working capital of $2,325,917 from December 31, 1997 to March 31, 1998 relates primarily to the net loss for the three-month period ended March 31, 1998 and short-term borrowings related to the purchase of the Parcel 11-A land at the World Golf Village. See "-- Recent Developments -- World Golf Village Developments."

         On April 2, 1998, the Company used approximately $4,800,000 of the proceeds from the sale of its leasehold interest in the golf course assets at the Gauntlet at Curtis Park to reduce its debt, which resulted in a decrease in
its working capital deficit of approximately $1,000,000.   See "- Recent
Developments - Sale of Curtis Park."

         On May 8, 1998, the Company secured a working capital loan of $1,100,000, due May 10, 1999 with interest at 10.6% per annum, secured by Parcel 11-A land at the World Golf Village, which reduced bank lines of credit by approximately $675,000.

         The total borrowings for the Company were $5,825,709 as of March 31, 1998 compared to $4,234,279 as of December 31, 1997. The net increase in borrowings of $1,591,430 from December 31, 1997 to March 31, 1998 consists primarily of a $1,500,000 short-term note payable to purchase the Parcel 11-A land at the World Golf Village. As part of the financing, the Company paid $150,000 in loan and associated costs and issued 50,000 shares of restricted Common Stock to the Mortgagors in connection with the loan.

         The Company commenced a private placement offering in December 1997 of the 1997 Preferred for $1.92 million, less associated costs of $165,000 to secure such funding. The 1997 Preferred was offered for a price of $15,000 per unit. One hundred twenty-eight units (128) were sold, which equates to 1,920 shares of 1997 Preferred. Each unit consisted of 15 Preferred Shares and 667 warrants to purchase common shares. Each preferred share has a liquidation value of $1,000 and each warrant is exercisable immediately for a period of 3 years to purchase one share of common stock for $15.00 each.

         Through June 30, 1998, an additional 265 units, or 3,975 shares of 1997 Preferred and 176,755 warrants to purchase Common Stock at $15.00 per share, were issued for approximately $3.9 million, less fees of approximately $400,000. Of the 265 units, 200 units were issued in exchange for $3.0 million of convertible debentures. See "-- Recent Developments -- Miller Golf Acquisition". The terms of the 1997 Preferred are discussed under "Market Prices of Common Equity, Dividend Policy and Related Stockholder Matters." Through June 26, 1998, holders of 165 shares of the 1997 Preferred converted their 1997 Preferred into 46,429 shares of the Company's Common Stock.

         During March 1996, the Company issued $5.5 million in six percent convertible debentures to finance the Company's operations. During 1996, the holders of the debentures converted $2,034,262 of the debt into 423,371 shares which equated to $2,496,785 in equity, net of financing fees. The higher equity figure is a result of the conversion feature being at a discount to market value. Through March 1, 1997, these debentures were convertible into shares of common stock at discounts ranging from 15%-35% of its current market value. The Company recorded $1.4 million in interest expense during 1996 to reflect the discounts upon conversion of the Company's common stock. As of December 31, 1996, $3,465,738 of convertible debentures were outstanding.

         From January through October 1997, the holders of the debentures converted $1,195,743 of the debt into 331,474 common shares which equated to $1,573,308 in equity, net of financing fees. During November 1997, the remaining $2,269,995 of outstanding 1996 debentures plus accrued interest were transferred to new debenture holders in a third party transaction. Simultaneously, the Company retired the 1996 debenture agreements and replaced them with new debenture agreements containing new terms, including different conversion features, the issuance of restricted stock, and the issuance of warrants.

         The new debentures are payable on December 31, 1998. Through December 31, 1998, the holders of the debentures are entitled to convert the debentures into common stock of the Company at a conversion price equal to the lesser of
(1) $2.55 per share or (2) 70% of the average closing bid of the common stock during the last five trading days prior to conversion.

         From November through December 1997, $1,259,346 of the debentures' principal had been converted into 564,059 shares of common stock, which equated to $1,863,442 in equity, net of financing fees. As of December 31, 1997, $1,010,649 of convertible debentures were outstanding. During 1998, an additional $811,469 of the debentures' principal had been converted into 419,723 shares of common stock, which equates to $1,309,567 in equity, net of financing fees. As of June 30, 1998, $199,180 of the debentures' principal and $57,503 of accrued interest remained outstanding.

         In connection with the sale of the debenture agreements issued in November 1997, the Company issued (1) warrants to purchase 1,002,742 shares of common stock of the Company at the lesser of $2.55 per share or 70% of the average closing bid price of common stock during the last five trading days prior to exercise, (2) warrants to purchase 1,002,742 shares of common stock of the Company at the lesser of $5.10 per share or 70% of the average closing bid price of the common stock during the last five trading days prior to exercise and (3) 111,475 shares of restricted common stock. The warrants are exercisable for a period of three years from the date of issuance and may be exercised without having to pay cash by multiplying the number of warrants exercised by the excess of the market price over the exercise price. The resulting product would then be divided by the market price on the date of exercise to determine the number of shares of Common Stock to be issued. Through June 30, 1998, holders of these warrants exercised 134,751 warrants in a cashless exercise and received 94,304 shares of Common Stock. The Company is currently negotiating with the holders of the remainder of these warrants to substitute approximately 667,000 warrants with an exercise price of $2.00 per share for the remaining warrants.

         For other sources of liquidity, see "Business of the Company -- Financing Strategy."

Use of Funds

         From the proceeds obtained through the private placement of preferred stock, the sale of businesses, and the sale of interests in its golf course assets, the Company is attempting to position itself to execute its new business plan.

         The Company has used these proceeds in a variety of acquisitions designed to capitalize on the growth in the golf products and accessories industry and the experience of its new management. See " -- Recent Developments."

Stockholders' Equity

         During the year ended December 31, 1997, the Company's stockholders' equity increased from $1,843,291 to $2,590,885. This $747,594 increase was primarily a result of the issuance of securities offset by the Company's net loss. The Company issued 1,005,675 common shares and 2,005,485 warrants in connection with the convertible debentures for $4,949,815 and received proceeds from the private placement of preferred stock of $1,920,000 less fees of $165,000. The net loss for the year was $5,987,034.

         During the quarter ended March 31, 1998, the Company's stockholders' equity decreased from $2,590,885 to $2,122,633. This $468,252 decrease was primarily a result of the issuance of securities offset by the Company's net loss. The Company issued 380,735 shares of Common stock and 120 shares of 1997 Preferred. The Company received $120,000 in the private placement of the 1997 Preferred. The Company also retired approximately $1.1 million of debt through the issuance of its Common Stock. Finally, the Company issued $200,000 of the $300,000 of stock issued in the acquisition of Miller Golf, Inc. in the first quarter. The net loss for the quarter was approximately $1.9 million.

WARRANT EXERCISES

         As of June 30, 1998, warrants to purchase 1,537,684 shares of the Company's Common Stock were outstanding as follows:

                                 # WARRANTS ISSUED                 EXPIRATION DATE                EXERCISE PRICE
                                 -----------------                ------------------              --------------
                                        6,667                     September 28, 1998                  $36.00

                                       15,867                      November 17, 1998                  $36.00

                                        3,333                       December 5, 1998                  $15.00

                                       10,000                          June 30, 1999                  $30.00

                                       66,667                       January 20, 2000               $11.25-22.50

                                       60,000                          June 30, 2000                  $36.00

                                       16,667                     September 28, 2000                  $36.00

                                      666,667                      November 18, 2000                  $ 2.00

                                      230,000                       December 3, 2000                  $15.00

                                       56,666                       January 28, 2001                  $ 3.00

                                      181,818                          April 2, 2002                  $ 6.00

                                      133,333                       January 28, 2003                  $ 2.81

                                       90,000                       January 28, 2003                  $ 3.00

                                    1,537,685



PROCEEDS FROM DEVELOPER'S RESIDENT LOT SALES

         By agreement with the developer of the residential real estate development contiguous to the Gauntlet at St. James golf course constructed by the Company, initial membership fees are paid to the Company by the developer on behalf of the purchasing resident upon the closing of each lot sale pursuant to negotiated or assumed agreements. During the years ended December 31, 1997 and 1996, 66 and 96 lots were sold, respectively, by the developer at St. James, the proceeds of which increased cash by $327,500 and $480,000 in 1997 and 1996, respectively. As a result of the sale of the St. James golf course in November 1997, the Company expects to receive no further proceeds from the sale of residential lots.

RECENT DEVELOPMENTS

World Golf Village Developments

         The World Golf Village, a golf resort currently under development by third parties south of Jacksonville, Florida, is expected to open in phases, with the first phase having opened in May, 1998. In December 1996, the Company acquired Parcel 2 for approximately $475,000 and on January 16, 1998 acquired Parcel 11-A at the World Golf Village. The 11-A parcel was acquired for total consideration of approximately $1,850,000. The Company plans to develop the World Golf Village Spa (the "Spa") and the Bungalows at World Golf Village (the "Bungalows") on parcel 11-A. See "Business of the Company -- World Golf Village."

Sale of Curtis Park

         In a closing on April 2, 1998, the Company sold its leasehold interest in the Gauntlet at Curtis Park golf course to KSL Fairways, Inc. This was the only remaining golf course interest held by the Company, and this sale concluded the Company's previous strategy of golf course ownership. The interest was sold for $5,400,000.

Miller Golf Acquisition

         On April 8, 1998, the Company completed its $4.3 million stock acquisition of Miller Golf, Inc. ("Miller"), a Massachusetts corporation (the "Miller Golf Transaction"). Miller is a supplier of high-quality golf accessories such as bag tags, divot repair tools and towels. The Miller stock was acquired from its stockholders, Robert Marchetti, Louis Katon, and John Carroll, for a combination of $3.0 million in cash, $1.0 million in notes payable to the sellers and $300,000 of the Company's common stock (53,333 shares valued at the fair market value of the common stock at the date of closing). The notes payable to the sellers are due on September 30, 1998, accrue interest at 8% per annum, and are secured by a pledge of the common stock of Miller.

         To obtain the funds necessary to complete this transaction, the Company issued $3.0 million of convertible notes. These convertible notes were secured by a subordinated pledge of the common stock of Miller, which matured on December 31, 1999, and accrued interest at 7% per annum, payable quarterly beginning on July 1, 1998. The notes were convertible into shares of the Company's common stock at the lessor of $7.50 per share or 75% of the average closing bid price of the common stock during the last five trading days prior to conversion. The convertible note holders also received warrants to purchase 98,182 shares of common stock at $7.50 per share. On May 31 and June 9, 1998, the holders of these convertible debentures and warrants exchanged the debt and warrants for 3,000 shares of the 1997 Preferred and warrants to purchase approximately 133,000 shares of the Company's Common Stock at $15.00 per share, exercisable for three years from the date of issuance.

Divot Acquisition

         On April 15, 1998, the Company completed its $500,000 stock acquisition of Divot Golf Corporation ("Divot"), a Florida corporation from its sole stockholder, Joseph R. Cellura, the Chairman and Chief Executive Officer of the Company. See "Certain Relationships and Related Transactions."

Talisman Tools Acquisition

         On April 20, 1998, the Company completed its $101,875 stock acquisition of Talisman Tools Incorporated ("Talisman"), a Rhode Island corporation. The Talisman stock was acquired from its stockholders, Daniel S. Shedd and Dixon Newbold, for a combination of (i) two short-term, non-interest bearing promissory notes in the aggregate amount of $55,000 payable on May 20, 1998 and
(ii) $46,875 of the Company's common stock (10,000 shares valued at the fair market value of the common stock on the date of closing). Additionally, the Company issued a $35,000 short-term promissory note to Taylor Box Company in payment of certain company payables of Talisman Tools. To date each of these notes remains unpaid. Talisman is a manufacturer of high-quality greens repair tools. The assets of Talisman include a pending patent on the specialized divot repair tool and the proprietary process of producing the divot repair tool.

Acquisition Plan

         As noted in more detail under "Business of the Company -- Acquisition Strategy," the Company intends to grow principally through acquisitions of other companies that provide golf products or services. The Company intends to complete the majority of these acquisitions for a combination of stock and cash. See "Business of the Company -- Financing Strategy."

IMPACT OF YEAR 2000 ISSUES

         The "Year 2000" issue is a general term used to describe the various problems that may result from the improper processing of dates and calculations involving years by many computers throughout the world as the Year 2000 is approached and reached. The Company has reviewed the impact of Year 2000 issues and does not expect any remedial actions taken with respect thereto to materially adversely affect its business, operations or financial condition.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the statement. The Company has identified several important factors that could cause the Company's actual financial results to differ materially from those projected by the Company in forward-looking statements and has discussed those factors under the heading "Risk Factors" and throughout this Prospectus.

                            BUSINESS OF THE COMPANY

GENERAL

         The Company was incorporated in Delaware on November 12, 1991 under the name "Longview Golf Corporation." On September 18, 1992, the Company changed its name to "Brassie Golf Holdings, Ltd." On March 29, 1993, the Company changed its name to "Brassie Golf Corporation." On June 2, 1998, the Company changed its name to "Divot Golf Corporation." The Company's executive offices are located at 201 N. Franklin Street, Suite 200, Tampa, Florida 33602, and its telephone number is (813) 222-0611.


BACKGROUND OF THE COMPANY

Ownership of Golf Courses

         During the period from August 1988 until April 1998, the Company, together with its predecessors and subsidiaries, engaged in the acquisition, design, construction, operation and management of private, semi-private and daily-fee (i.e., "public") golf courses in the United States. In 1991, under the name "Longview Golf Corporation," the Company acquired two golf courses, The Gauntlet at St. James in Southport, North Carolina and The Gauntlet at Laurel Valley in Tigerville, South Carolina. Later, the Company also acquired two additional golf courses, The Gauntlet at Curtis Park in Stafford County, Virginia and The Gauntlet at Myrtle West in North Myrtle Beach, South Carolina. The ownership and operation of these golf courses was part of the Company's business plan to expand, by acquisition and development, its portfolio of golf courses primarily by capitalizing on the present and projected need for quality golf courses in markets where management believed (i) demand exceeded supply and (ii) buying power, integrated operating systems and national account management could generate significant economies of scale. By November 1997, the Company determined that the ownership and operation of these golf courses no longer fit with the Company's strategic plan to develop and market golf-related products, and, accordingly, between November 1997 and April 1998, the Company disposed of all of its remaining golf courses.

Golf Course Design Services

         In May 1994, the Company entered into the golf course design, development and management business by acquiring Hale Irwin Golf Services, Inc. ("HIGSI"), an international golf company based in St. Louis, Missouri. Hale Irwin, an internationally known professional golfer, served as president of HIGSI until August 1996, at which time he tendered his resignation from the Company. In August 1997, the Company completed the sale of HIGSI to Mr. Irwin for a portion of the earnings to be received on design contracts the Company was then currently negotiating with clients, as well as a percentage of revenues on future design contracts procured by the Company.

Golf Course Management Services

         From June 1995 until July 1997, the Company also engaged in the day-to-day management of 39 private, semi-private and daily-fee golf courses in 14 states throughout the U.S. and five courses in Mexico. In July 1997, the Company sold the division responsible for managing these third party-owned golf courses.

Restructuring

         Due to the poor operating results of the above activities, the Company, on July 1, 1997, commenced a corporate restructuring plan that included selling its golf course ownership and design businesses. A new management team was also put in place through the last half of 1997. The Company's current strategy includes plans to acquire businesses engaged in the development, licensing and marketing of golf-related products and services. Management selected this strategy to capitalize on the growth in the golf products and accessories industry and the experience of its new management.

         To effectuate its strategy, the Company has acquired, since December 1997, Divot Golf Corporation, a designer and supplier of golf accessories; Miller Golf, Inc., a supplier of high-quality golf accessory products; and Talisman Tools Incorporated, a manufacturer of high-quality greens repair tools. The Company has also completed its divestiture of its interests in golf courses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Developments." In addition, the Company has acquired two parcels of land located within the World Golf Village, a destination golf resort currently under construction by third parties, south of Jacksonville, Florida. See " -- World Golf Village."


PRINCIPAL INVESTMENT OBJECTIVE

         The Company's principal investment objective is to provide its stockholders with long-term appreciation of their investment in the Company's shares of common stock. To accomplish this goal, the Company has developed a two-pronged strategy. First, the Company plans to acquire consumer product and service companies that compete in the golf industry. Second, the Company plans to acquire and develop properties located in the World Golf Village.

CORPORATE ACQUISITION STRATEGY

         The Company intends to develop a premium collection of golf-related companies. The Company believes that the assimilation of such companies into a public vehicle will allow the acquired companies to compound their individual success, eliminate redundancy, and enjoy economies of scale, particularly in the marketing and distribution areas.

Management Focus

         The Company intends to maximize the various strengths of the acquired companies by integrating them into one cohesive entity. The Company will provide resources not previously available to the acquired companies including additional financial support, collective cross marketing and merchandising strategies, experienced management, and information technologies.

         The Company will target strategic acquisitions of companies that offer the highest quality golf related consumer products and services and a potential for above average growth. The Company is generally looking for those companies with sales of $5.0 million and higher that have an upward trend in market share and net profits, although the Company will consider acquisition targets with lower sales figures if the Company believes the target will complement the Company's other products and services. Each target company must possess an ingredient that allows them to be complementary to, and to be complemented by, the other companies under the Company's umbrella. A coordinated, synergistic union of these acquired companies is the ultimate goal of the Company's management.

         Each potential opportunity is different and complex in nature. The Company approaches its negotiations with financial partners and potential subsidiaries with flexibility. The Company believes, through a coordinated series of strategic acquisitions, in niche market segments, that the Company can offer the necessary vehicle to result in a focused, profitable enterprise.


Consumer Market Focus

         Golf continues to provide great enjoyment for generation after generation to perpetuate the growth of the golf industry. In recent years, golf has enjoyed an enormous resurgence in popularity as shown by total dollars
spent on golf related fees and accessories.   Research shows senior golfers
(age 50 and above) account for close to 50% of all rounds played and 53% of all spending on golf. Even more encouraging is the number of junior golfers which has increased by 14% from a year ago, and women golfers have increased by an estimated 10%. This wave of Americans now playing golf include pre-senior and senior retirees ages 50 plus. Unlike past generations this new crop of enthusiasts are more affluent with a higher degree of disposable income. It is this new breed of golf enthusiast that will contribute to a progressive future of the Company.

         In 1994 an estimated 700 companies exhibited at golf industry trade shows, and today the number of exhibitors exceeds 1,500. Estimated total revenues from golf fees and equipment sales has grown 27% from 1994 to 1997. This translates into an estimated gross revenue for the golf industry of $22 billion in 1997. Equipment and golf related consumer goods followed this industry trend averaging over a 40% increase during that same time period with sales topping $6.3 billion.

         Over the past three years (1994 to 1997) the golf industry has seen increasing gross revenues at an average of 10% per year. This consistent, stable growth pattern indicates the golf industry to be a prime example of a mature industry with years of steady growth ahead. It is these indicators that have shown the consumer products arena to be an open window for Divot Golf Corporation.

Products and Services

         The 1998 calendar year will be a developmental period for the Company in order to prepare for an aggressive launch of the new product and marketing strategy in January of 1999 at the PGA of America Merchandise Show in Orlando, Florida, the largest golf trade show in the world.

         The acquisition of Divot Golf Corporation gave the Company several other assets, including the rights to the "Divot Golf" name, a patent on a uniquely designed golf ball, and a patented divot repair tool that contains a built-in ball marker and club head face cleaner.

         The Company's Miller Golf, Inc. subsidiary offers a wide range of logoed golf products. Such items include bag tags, tees, ball markers, divot tools, score cards, towels, rainwear, umbrellas, hats, head covers, tournament prizes and awards. Currently, the largest selling product is injection molded plastic bagtags. The majority of these are produced from molds owned by Miller Golf which are located at two Boston area molding facilities who deliver them to the warehouse where Miller Golf employees imprint the logos on each tag. Wooden tees, painted in various colors, are purchased ready for imprinting at the Miller Golf facility in boxes of 20,000 each. These tees are made by two manufacturers, one in Vermont and one in New Hampshire. Tournament awards and prizes are purchased from numerous manufacturers that store inventory readily accessible by Miller Golf.

         The Company believes a great number of opportunities currently exist to increase sales and control costs to significantly improve profitability of Miller Golf. The current Miller Golf new product development efforts have been lacking for the last few years. The Company has already targeted a selection of new products to broaden the product line for tournament prizes and awards, umbrellas, towels, head covers, rainwear and bags, including expanding to new price points. The Company plans a new product campaign specifically targeted to public golf courses and corporate sales.

         Talisman Tools Incorporated, another of the Company's subsidiaries, produces an upscale, divot repair tool with a magnetized ball marker included (on which a patent is pending). The repair tool is made of one of four metals, brushed stainless steel, copper, titanium, or beryllium. Although the Company plans to maintain Talisman as a separate subsidiary, the marketing, distribution, and manufacturing of this tool will be transferred to the Miller Golf subsidiary.

Distribution Methods

         The Company's Miller Golf subsidiary currently distributes its products through golf professionals, country clubs and resorts, as well as through numerous golf associations throughout the world. The products are sold through independent representatives, supported by an in-house customer service department, to accounts throughout the United States and Puerto Rico.

         Miller Golf has basically adhered to a "pro shop" only distribution policy dating back to the 1950's. Designed to protect the "carriage trade", virtually all golf manufacturers and distributors have abandoned this strategy as golf specialty stores (i.e., Nevada Bob's, Edwin Watts, etc.), and sporting goods/mass merchandiser channels continue to proliferate and show sustained growth. The Company intends to strategically amend the existing distribution policy at Miller Golf and sell selective products to these growing and emerging channels without jeopardizing existing sales.

         The Company is also developing a virtual golf pro shop website (www.divot.com). The Company intends to merchandise its proprietary products via the virtual golf pro shop on the Internet. By utilizing new technology and the Internet, the Company expects to provide Miller Golf's existing account base of 5,000 golf country clubs and resorts more efficient order processing and enhanced support for its existing sales representatives. The website will offer Miller Golf's existing customers, individuals, and businesses an interactive experience and one-stop approach to previewing and purchasing a wide range of golf products and services.

         Implementation of the virtual golf pro shop is currently being developed by Raremedium Inc. The Company expects that the virtual golf pro shop will facilitate the Company's expansion into several new markets worldwide.

Marketing

         An internal survey of Miller Golf's customers revealed the key to Miller Golf's unique marketing position and reputation is based upon its unparalleled customer service and prompt accurate product delivery. Further, the Company believes Miller Golf's weaknesses include a lack of new products, and limited resources to aggressively grow the business.

         Miller Golf supplies accessories to over 90% of all golf resorts, 70% of all private clubs and 10% of all public courses in the United States. However, of the estimated total 16,000 courses in U.S., more than 50% are public daily fee facilities. The Company feels this is one of many areas that represent a substantial sales growth potential for Miller Golf in the future.

         The Company intends on initiating a new corporate sales division and plans to build national and direct account sales volume to 25% of gross revenues over three years. It is believed the Company can capitalize on established hotel contacts and tie into hotel and resort amenities packages; new construction projects; convention center promotional opportunities; special events; and the ever growing licensing market. In addition, the Company feels cruise lines, airlines, QVC/Home Shopping Networks and major travel/tour package companies, as well as professional sports teams, also offer great potential for sales.

         Geographically, Miller Golf has minimal sales outside the U.S. The golf market is now worldwide in scope and has experienced explosive global growth in the last ten years. Immediate opportunities exist in Canada, Great Britain, Europe and in the Far East. Europe is following the U.S. lead in the evolution of golf shop merchandising which will yield new opportunities in this embryonic market. It is estimated that the total golf market outside of the United States has approximately the same number of golf courses with approximately the same volume potential in accessory needs and sales.

         At the appropriate time, the Company will launch a coordinated marketing campaign designed to solidify the corporate image of its subsidiaries. This form of coordinated marketing effort can better leverage the collective advertising and marketing strengths to help corporate dollars go further.

         As part of the Company's strategic plan, the Company will coordinate cross marketing to combine the strengths of each individual subsidiary for the benefit of the Company. This element includes product design, sourcing, distribution, advertising and retailer relations.

         The Company will broaden its sales efforts into the corporate arena which will include a heavy emphasis on the expansion of their catalog and Internet presence.

Suppliers

         Miller Golf is not dependent on any one supplier for a significant portion of its product line. The Company has long standing relationships with the majority of its suppliers insuring reliable delivery.

Competition

         As the popularity of golf continues to flourish, so has the recent introduction of new ideas, products and services in the golf industry. This unprecedented growth of the golf industry, typical of most rapidly growing industries, continues to be fragmented and void of a definitive focus. Many ideas and new emerging companies are trying to claim their share of this booming industry.

         The $1 billion golf accessory market is divided among a large number of companies that distribute one or more items with a variety of quality and pricing as well as non-golfing companies whose varied manufactured product lines offer something for the golf trade. The golf accessory portion of the golf industry is very fragmented with no one company having significant share of the $1 billion in annual sales. Most of these companies in this market segment gross between $500,000 and $5,000,000 in annual sales volume.

Information Management Systems

         Control and reporting are among the most critical elements of quality corporate management. The Company, at the appropriate time, anticipates installing an Information Management System to be integrated into each of the subsidiaries in order to receive and send accurate information on a timely basis. Such measures allow for close control of the subsidiaries and will assist in cash management, inventory control, sales force automation, accounts receivable, news releases and general intra-corporate communications.


WORLD GOLF VILLAGE

         The World Golf Village Resort ("WGV") is currently under development by third parties south of Jacksonville, Florida. Management considers WGV to be the most ambitious golf project ever attempted, and it is anticipated to be a major destination golf resort. It is believed to be the largest single golf-related project in the world today. The centerpiece of the WGV will be a 75,000 square-foot "World Golf Hall of Fame" and IMAX theater. Plans also include three 18-hole golf courses, including one championship course, and complete amenities for those visiting on vacation or on business. Golf legend Sam Snead is the design consultant for the championship course, and Bobby Weed is the course architect. The WGV will also include the new headquarters for PGA TOUR Productions; the 300-room 80,000 square foot World Golf Village Resort Hotel and the St. Johns County Convention Center operated by John Q. Hammons Hotels, Inc.; the Vistana World Golf Village Resort, complex of upscale vacation ownership villas developed by Vistana, Inc.; The Residences, a 31-acre luxury condominium village developed by EcoGroup, Inc.; a Mayo Clinic family care facility; The Slammer and The Squire, an 18-hole championship course and clubhouse named for Hall of Famers Sam Snead and Gene Sarazen and managed by Scratch Golf Company; and the Shops at World Golf Village, an upscale shopping and dining marketplace managed by W.C. Bradley Co. and Cousins Properties. Plans call for the WGV to open in phases, with the first phase having opened in May 1998.

         The Company's first project to open at WGV is expected to be a Sam Snead's Tavern at World Golf Village. Construction of the restaurant is slated to begin by the owner of the property in July and is expected to open late fall 1998. The 390 seat restaurant, which will be leased and operated by Tour Tavern Corporation, a wholly owned subsidiary of the Company, will be located on the Walk of Champions, a 26-foot wide, one-half mile long walkway where the signatures of all inductees into the World Golf Hall of Fame are being engraved in granite. The plans for the restaurant contain three areas -- the main restaurant with an exhibition kitchen behind glass, a private dining and banquet room, and a comfortable bar and lounge area. The decor will feature dark woods, deep colors, vintage chandeliers, golf memorabilia and museum quality artwork pertaining to the history of golf. Sam Snead establishments are currently in operation in Myrtle Beach, South Carolina; Alpharetta, Georgia; at Metro West in Orlando, Florida; at The Homestead in Hot Springs, Virginia; and at The Greenbrier in White Sulphur Springs, West Virginia.

         On December 11, 1996, the Company acquired Parcel 2 at the WGV, a 4.29 acre parcel of land zoned for industrial use. The Company has a license from World Golf Village, Inc., for which it paid $150,000 in December 1996, to construct a laundry dry cleaner, golf ball and tool manufacturing facility, and a transportation center. The Company is holding it for future development. Parcel 2 was acquired for approximately $475,000, not including the $150,000 license fee. The Company's current plans, subject to change, include developing a 30,000 square-foot laundry facility for the use by WGV hotels, guests and residents. To date, however, the Company has incurred only minimal pre-development costs.

         As noted under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Developments," the Company recently acquired Parcel 11-A at the WGV. The Company plans to develop the World Golf Village Spa (the "Spa") and the Bungalows at World Golf Village (the "Bungalows") on the parcel for which the Company has a license from World Golf Village, Inc. The Company paid $100,000 in December of 1996 for the license. The Spa is planned to offer 40,000 square feet of luxury spa and retail space. It is also planned to include a high-end spa and fitness center, clubhouse, restaurant, and a retail boutique. The Spa is in the design and initial development stage now. Canyon Ranch Management, LLC is expected to design, manage, and operate the Spa. Canyon Ranch has been involved in the design and operations of award-winning health resorts in Tucson, Arizona and the Berkshires in Lenox, Massachusetts. The Company expects to begin construction of the Spa in early 1999 with a projected completion date of February 2000. The Bungalows will offer 32 rentable bungalow structures. The Company expects to begin development and construction on the first 16 Bungalows in the fall of 1998, with a targeted completion date of the first quarter of 1999. The remaining Bungalows are expected to be built throughout 1999.

         The Company's operations at the WGV will face competition from other golf-focused resorts, as well as other resorts that offer spa and golf packages. To date, although the Company has expended approximately $193,000 for pre-development costs relating to parcel 11-A and $22,000 on the Sam Snead's Tavern at World Golf Village, the Company has not commenced active operations at WGV.

PROPERTIES

         The Company's headquarters are located in Tampa, Florida, and occupy approximately 8,900 square feet of administrative space pursuant to a lease agreement which expires in December 2004 and provides for an initial annual base rental of approximately $134,000 and escalates to approximately $170,000 in the fifth year of the lease.

Although nothing in the Company's governing documents prohibits the Company from investing in 1) investments in real estate or interests in real estate; 2) investments in real estate mortgages; 3) securities of or interests in persons primarily engaged in real estate activities, the Company has no plans to make any such investments.

         Miller Golf's office and warehouse facilities are located in Rockland, Massachusetts, 20 miles south of Boston, in an industrial office park. The property is separately owned by Mr. Robert Marchetti in the name of Rockland Hills Realty Trust, and covers five acres with 56,000 square feet under roof. Miller Golf currently occupies 34,200 square feet. The additional 21,800 square feet is rented to an unrelated tenant whose lease expires in December, 1999. Of Miller Golf's space, 20,000 square feet is devoted to production and warehouse and 14,200 square feet to office space. The rent has been pre-negotiated and will remain fixed for the next 5 years.

         The only asset accounting for more than 10% of the Company's total assets is parcel 11-A at the World Golf Village. See " -- World Golf Village" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Developments -- World Golf Village Acquisitions."

EMPLOYEES

         At June 30, 1998, the Company has 74 full time employees, including 14 executive administrative personnel at the Company's headquarters in Tampa, Florida and 60 people employed by the Company's Miller Golf subsidiary. Of the 60 people employed by Miller Golf, 22 are in general administration, customer services, and finance and 38 are in factory operations. All of the factory personnel are members of the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers, AFL, CIO Local 259. The average employee's tenure is 11 years, and the Company has stable union relations.

TRADE NAMES AND OTHER INTELLECTUAL PROPERTY

Trade Names

         Through the Company's acquisitions of Miller Golf, Inc., Divot Golf Corporation, and Talisman Tools Incorporated (See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Developments"), the Company has acquired the rights to use those companies' trade names. On June 2, 1998, after obtaining stockholder approval, the Company changed its name to "Divot Golf Corporation."

Intellectual Property and Proprietary Rights

         As noted above, the Company has various license rights obtained from World Golf Village, Inc., to operate various facilities at the World Golf Village.

         Through the Company's acquisitions, the Company has also obtained patent rights to a uniquely dimpled golf ball, a specialized divot repair tool with a built in ball marker and built in club head face cleaner, and rights to a pending patent for a high-end divot repair tool with a magnetized ball marker, which can be produced from brushed stainless steel, copper, beryllium, or titanium.

FINANCING STRATEGY

         Miller Golf currently has a secured revolving line of credit with a lender with a maximum of $2.0 million or as available based on 50% inventory and 80% accounts receivable under 60 days. Miller Golf also has an available long-term credit line for equipment purchases totaling $250,000, due March 30, 2000. No outstanding balance currently exists on this line. Under the terms of this line of credit, Miller Golf cannot make any inter-company advances or pay any dividends to its parent, the Company, of more than $100,000.

         The lender has indicated that it may be interested in financing other acquisitions by the Company on an asset-based financing basis. In addition, the Company is pursuing a corporate line of credit from this lender. No assurance can be provided, that such agreements will be reached.

         The Company anticipates a private equity placement of preferred stock, warrants, or debt within the next thirty days in an amount that approximates $500,000. No assurance can be provided, however, that such a private placement will be consummated.

         As noted above, the Company has expended approximately $193,000 on pre-development costs relating to the development of the Spa and Bungalows on Parcel 11-A at the World Golf Village. The Company anticipates entering into a joint venture or partnership relationship with one or more other parties to help finance and construct the Spa and Bungalows. The Company currently estimates that, at the conclusion of the construction of the Spa and Bungalows, it will hold a one-third to one-half interest in the Spa and Bungalows. No assurance can be given, however, that such joint venture or partnership relationships will be established or that the Company will be able to obtain other sources of financing allowing it to construct and operate the Spa and Bungalows.

         As the Company identifies future acquisition targets, it will seek additional capital through private offerings or through private placements or public offerings of debt of equity securities. No assurance can be provided, however, that the Company will be able to obtain the necessary financing to acquire suitable acquisition candidates.


                       DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company.

Name of Director or Executive                      Director                  Principal Occupation
Officer and Position, in the Company               Since            Age      During the last Five Years
------------------------------------               -------          ---      --------------------------
Clifford F. Bagnall                                 1997             43      Clifford F. Bagnall was elected as a director of the
                                                                             Company in September, 1997 and re-elected in June
                                                                             1998. Prior to that time, since 1992, Mr. Bagnall
                                                                             owned and operated a consulting company, Foxhole
                                                                             Consulting, Inc., serving primarily an international
                                                                             clientele in the areas of real estate development,
                                                                             construction, and financing transactions. From
                                                                             September, 1988 through December, 1991, Mr. Bagnall
                                                                             served as Vice President - Chief Financial Officer of
                                                                             Trammell Crow Residential in Tampa, Florida. Mr.
                                                                             Bagnall also has experience with other real estate
                                                                             development companies, including Jack Nicklaus
                                                                             Development from March, 1984 through May, 1987 where
                                                                             he served as Vice President - Finance. Mr. Bagnall
                                                                             presently serves as Chief Financial Officer and Chief
                                                                             Operating Officer of the Company.

Joseph R. Cellura                                   1997             43      Joseph R. Cellura was elected Chairman of the Board of
                                                                             Directors and Chief Executive Officer of the Company in
                                                                             June, 1997 and re-elected in June 1998. Mr. Cellura has
                                                                             controlled and served as a director and in executive
                                                                             capacities of several privately held corporations,
                                                                             including most significantly Divot Corporation (since
                                                                             1989) and Divot Development Corporation (since 1994).
                                                                             Divot Corporation has owned exclusive licensing,
                                                                             marketing and development rights at the World Golf
                                                                             Village, Inc. and the PGA TOUR Golf Course Properties,
                                                                             Inc. In addition, Divot Corporation has owned the
                                                                             patent rights to a specialized divot repair tool. These
                                                                             rights, among others, have been transferred to the
                                                                             Company. See "Certain Relationships and Related
                                                                             Transactions." At this time, Mr. Cellura is neither
                                                                             employed by nor actively involved in any entity other
                                                                             than the Company.

Preston H. Cottrell                                 1998             48      Preston H. Cottrell was elected as a director at the
                                                                             Company's 1998 Annual Shareholders' Meeting.
                                                                             Mr. Cottrell founded, and has been since 1983 Chief
                                                                             Executive Officer, of Cottrell Communication
                                                                             Corporation, which designs, installs and maintains
                                                                             business telephone systems, data wiring, voice mail and
                                                                             computer-telephone integration. Mr. Cottrell has also
                                                                             served as President and Chief Executive Officer of CFC
                                                                             Leasing Company since 1992, which leases telephone
                                                                             equipment. Mr. Cottrell is a Director of Branch Banking
                                                                             & Trust Company of Virginia.





Jeremiah M. Daly                                  1997               44      Jeremiah M. Daly was elected as a director in
                                                                             December, 1997 and re-elected in June 1998. Prior to
                                                                             this, Mr. Daly had served as Vice President and
                                                                             General Manager of the Rockport Golf Division of The
                                                                             Rockport Company, a shoe manufacturing company, since
                                                                             1994. From 1989 through 1993, Mr. Daly served as Vice
                                                                             President of Operations, Golf Division, for Etonic,
                                                                             Inc. While in that position, Mr. Daly also served as
                                                                             Vice President Sales and Marketing for the Golf
                                                                             Division. Mr. Daly presently serves as President of
                                                                             the Company. At this time, Mr. Daly is neither
                                                                             employed by nor actively involved in any entity other
                                                                             than the Company.

Gordon D. Ewart                                   1991               55      Gordon D. Ewart, a director of the Company since
                                                                             November, 1991, is a co-founder of the Company. He
                                                                             was President of the Company from November 12,
                                                                             1991 to October 16, 1992, at which time he became
                                                                             Chairman of the Board and its Chief Executive Officer,
                                                                             which latter position he held until July 11, 1995. Mr.
                                                                             Ewart resigned as Chairman of the Board in May 1997.
                                                                             Since 1987, and prior to joining the Company, Mr. Ewart
                                                                             was co-founder of three merchant banks based in
                                                                             Toronto, Canada and Bermuda: Resources Capital
                                                                             International Ltd., Paramount Funding Corp. and Grafco
                                                                             Ltd., which firms were utilized as investment vehicles
                                                                             to finance Canadian industrial and natural resource
                                                                             companies. Mr. Ewart is also a director of Global
                                                                             (GMPC) Holdings, Inc. (Formerly New Total Group, Inc.),
                                                                             a Canadian public company.


         The directorship terms of office of Clifford F. Bagnall and Joseph R. Cellura will expire at the annual meeting of stockholders in 2001. The directorship terms of Preston H. Cottrell and Jeremiah M. Daly will expire at the annual meeting of stockholders in 2000, and the directorship term of Gordon
D. Ewart will expire at the annual meeting of stockholders in 1999.

         Each executive officer will hold office until his successor duly is appointed and qualified, until his resignation or death or until he is removed in the manner provided by the Company's Bylaws.

         There are no other arrangements or understandings between any executive officer and any director or other person pursuant to which any person was selected as a director or an executive officer.


                             EXECUTIVE COMPENSATION

         The Company's directors have heretofore served without compensation for their services as directors, but have been reimbursed for expenses incurred in connection with their duties. It is anticipated that directors will continue to serve without compensation (other than reimbursement of expenses).

         Other than the employment contracts described below, the Company had no standard arrangements or policies for compensation of its executives. The Board of Directors will, from time to time, determine the compensation of its senior management in accordance with the prevailing financial condition of the Company as the Board shall determine and provide other incentives to promote successful management of the Company's business. There were no bonus, stock option or other incentive plans in effect for any level of management as of the end of the last fiscal year except for the Company's 1994 Stock Option Plan and certain performance bonuses included in the employment agreements of Messrs. Cellura, Daly, and Bagnall as more fully described below. At the Company's 1998 stockholder meeting, the Company's stockholders approved the Company's 1998 Stock Option Plan.

         The following table sets forth information with respect to compensation paid by the Company and its subsidiaries to both Chief Executive Officers in the last fiscal year. No other executive of the Company received compensation in excess of $100,000 for the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                      Long Term Compensation
                                                                                  -------------------------------
                                                                                              Securities
                                        Annual Compensation                                   Underlying
                                        -------------------        Other        Restricted     Options       LTIP      All Other
Name and                                 Salary       Bonus        Annual         Stock          SARs      Payouts    Compensation
Principal Position             Year       ($)          ($)       Compensation     Awards         ($)         ($)          ($)
------------------             ----     ------       ------      ------------   ----------    ----------   -------    -------------
William E. Horne               1997     $118,209(1)
Former President               1996     $240,610
and Chief Executive            1995     $156,689(2)
Officer

Joseph R. Cellura              1997     $ 45,406(3)
Chairman and Chief             1996     $  -0-
Executive Officer              1995     $  -0-




---------------------

(1) Mr. Horne stepped down as President and Chief Executive Officer in May 1997 and as Director of the Company in November 1997.

(2) Represents the period beginning June 30, 1995 through December 31, 1995.

(3) Represents the period beginning June 2, 1997 through December 31, 1997.

         No options, stock appreciation rights, or long-term incentive plan awards were granted by the Company to the Company's executives during the last fiscal year. No options or stock appreciation rights were exercised by the Company's executives during the last fiscal year, and at the end of fiscal 1997, there were no unexercised options or stock appreciation rights held by the Company's executives which were outstanding.

EMPLOYMENT CONTRACTS

         On September 3, 1997, the Company entered into a seven-year Employment Contract with Joseph R. Cellura. Mr. Cellura is entitled to an annual salary of $225,000. The contract, unless terminated by agreement or in accordance with the termination provisions therein, automatically renews for annual periods unless at least sixty (60) days notice is given by either party. During 1998, management of the Company determined that Mr. Cellura may also be issued 333,333 shares of Common Stock of the Company as part of the consideration for Mr. Cellura's employment. In the second quarter of 1998, in satisfaction of this obligation, the Company issued 333,333 options exercisable at $2.8125 per share, which represents the fair value of the Common Stock on the date of grant. The options vested immediately and expire in five years. In the event Mr. Cellura is terminated for cause, any unexercised options will be subject to immediate forfeiture. If Mr. Cellura's employment terminates without cause, the options will expire three months from the date of termination. However, if the reason for termination is death or disability, the options will not expire until one year from the date of termination. The Employment Contract includes an incentive bonus which will pay Mr. Cellura the following percentages depending upon the Company's earnings before interest and taxes: $1,000,000 or less, 5% of base salary; $1,000,001 - $300,000,000, 15% of base salary; $3,000,001 - $5,000,000,
30% of base salary; and greater than $5,000,000, 50% of base salary. The Employment Contract will also provide Mr. Cellura with benefits commensurate with other executives of the Company. Additionally, Mr. Cellura will be entitled to maintain an office in New York, New York, with the Company being responsible for any expenses related thereto (currently $8,000 per month). In the event Mr. Cellura is terminated without cause, unless such termination is at the election of Mr. Cellura or upon the scheduled termination date pursuant to the terms of the Employment Contract, the Company will be responsible for paying Mr. Cellura severance compensation in the amount of $500,000 which shall be payable within sixty (60) days of termination. The Employment Contact provides for covenants against competition and solicitation of employees of the Company for a one-year period after termination for cause or termination by Mr. Cellura. As of December 31, 1997, the Company accrued, but did not pay, an amount of $30,000 (which was due as salary under the Employment Contract), and an additional amount of $35,000, representing an employee bonus. These amounts due Mr. Cellura have been offset against amounts owed to the Company from Mr. Cellura and affiliates. See "Certain Relationships and Related Transactions" set forth below.

         The Company signed an Employment Contract with Jeremiah M. Daly effective December 1, 1997. The Employment Contract provides that Mr. Daly shall serve as President of the Company for a five-year term, and unless terminated by agreement or in accordance with the termination provisions therein, will be automatically renewed for an additional five-year period unless either party provides thirty days notice. The Company will pay Mr. Daly a salary of $250,000 per annum and he will be entitled to a one-time payment for relocation costs of up to $30,000. In the second quarter of 1998, the Company issued to Mr. Daly options to purchase 200,000 shares of Common Stock exercisable at $2.8125 per share, which represents the fair value of the Common Stock on the date of grant. The options vested immediately and expire in five years. In the event Mr. Daly is terminated for cause, any unexercised options will be subject to immediate forfeiture. If Mr. Daly's employment terminates without cause, the options will expire three months from the date of termination. However, if the reason for termination is death or disability, the options will not expire until one year from the date of termination. Mr. Daly shall also receive a performance bonus based upon the Company's earnings before interest and taxes which shall be calculated as follows: $1,000,000 or less, 5% of base salary; $1,000,001 - $3,000,000, 15% of base salary; $3,000,001 -
$5,000,000, 30% of base salary; and greater than $5,000,000, 50% of base salary. The Employment Contract also provides for benefits commensurate with other executives of the Company. In the event Mr. Daly is terminated without cause, unless such termination is at the election of Mr. Daly or upon the scheduled termination date pursuant to the terms of the Employment Contract, the Company will be responsible for paying Mr. Daly severance compensation in the amount of $500,000 which shall be payable within sixty (60) days of termination. The Employment Contract provides for covenants against competition and solicitation of employees of the Company for a one-year period after termination for cause or termination by Mr. Daly.

         On September 2, 1997, the Company entered into a three-year Employment Contract with Clifford F. Bagnall, engaging Mr. Bagnall to serve in the capacity of Chief Operating Officer of the Company and interim Chief Financial Officer until the Company hired another executive. Mr. Bagnall is entitled to a salary of $175,000 per year and the contract, unless terminated by agreement or in accordance with the termination provisions therein, automatically renews for annual periods unless terminated by thirty (30) days notice from either party. In the second quarter of 1998, the Company issued options to purchase 200,000 options to purchase shares of Common Stock exercisable at 2.8125 per share, which represents the fair value of the Common Stock on the date of grant. The options vested immediately and expire in five years. In the event Mr. Bagnall is terminated for cause, any unexercised options will be subject to immediate forfeiture. If Mr. Bagnall's employment terminates without cause, the options will expire three months from the date of termination. However, if the reason for termination is death or disability, the options will expire one year from the date of termination. Mr. Bagnall shall also be entitled to a performance bonus based upon the Company's earnings before interest and taxes which shall be calculated as follows: $1,000,000 or less, 5% of base salary; $1,000,001 - $3,000,000, 15% of base salary; $3,000,001 - $5,000,000, 30% of base salary; and
greater than $5,000,000, 50% of base salary. Mr. Bagnall shall additionally receive benefits commensurate with other executives of the Company. In the event Mr. Bagnall is terminated without cause, unless such termination is at the election of Mr. Bagnall or upon the scheduled termination date pursuant to the terms of the Employment Contract, the Company will be responsible for paying Mr. Bagnall severance compensation in the amount of $240,000 which shall be payable within sixty (60) days of termination. The Employment contract provides for restrictive covenants of competition and solicitation of employees of the Company for a one-year period after termination for cause or termination by Mr. Bagnall. During 1997, the Company accrued, but did not pay, an amount of $16,667 (which was due under the Employment Contract). As of June 30 1998, the Company has not paid this amount.

                     SECURITY OWNERSHIP OF CERTAIN PERSONS

         The following table sets forth certain information regarding the beneficial ownership of the Company's capital stock as of June 30, 1998 (except as noted) by each person known to the Company to own beneficially more than five percent of the Company's capital stock, each director, each executive officer, and all executive officers and directors as a group. The information reported herein is based on a review of the records of the Company's Registrar and Transfer Agent, the most recently filed reports of beneficial ownership ("Section 16 Reports"), and information supplied by the named individuals. Certain discrepancies may exist among such information which are noted in the footnotes to this table. Relationships between the Company and certain members of its former management are hostile. No assurance can be given that the information reported is accurate.

         As noted under "Market Prices of Common Equity, Dividend Policy and Related Policy and Related Stockholder Matters," the Company is negotiating to amend its 1997 Preferred Certificate of Designation to provide for a fixed conversion based on the market price at the date the 1997 Preferred was purchased by the holder thereof. As noted under "Managements Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Working Capital," the Company is negotiating with the holders of the warrants issued in connection with the November 1997 issuance of convertible debentures to exchange certain of those outstanding warrants for other warrants with an exercise price of $2.00 per share. The following table assumes these negotiations are successful.

                                                                Common Stock
                                                          -----------------------
                                                             Amount       Percent
                                                          Beneficially      of
 Name of Beneficial Owner (1)                              Owned (1)       Class
 ----------------------------                             ------------    -------
 Clifford F. Bagnall (2) . . . . . . . . . . . . . . .         207,778        5.9%

 Joseph R. Cellura (3) . . . . . . . . . . . . . . . .         333,333        9.1%

 Preston H. Cottrell (4) . . . . . . . . . . . . . . .          16,518           *

 Jeremiah M. Daly (5). . . . . . . . . . . . . . . . .         200,000        5.7%

 Gordon D. Ewart (6) . . . . . . . . . . . . . . . . .         176,815        5.1%

 Divot Spa WGV, Inc. (7) . . . . . . . . . . . . . . .         200,000        6.0%

 All directors and executive officers as a group (7
 persons). . . . . . . . . . . . . . . . . . . . . . .         934,444       22.2%


--------------
* Less than one percent.

(1) The named stockholders have sole voting and dispositive power with respect to all shares shown as being beneficially owned by them, except as otherwise indicated.

(2) Includes 200,000 options exercisable immediately at $2.8125 per share for a period of five years; 15 shares of 1997 Preferred convertible immediately into 7,111 shares of the Company's Common Stock; and warrants to purchase 667 shares of the Company's Common Stock exercisable immediately at $15 per share for a period of three years. Mr. Bagnall serves as Chief Financial Officer and Chief Operating Officer of the Company. He was elected to the Board in September 1997. Mr. Bagnall's address is One Tampa City Center, 201 North Franklin Street, Suite 200, Tampa, Florida 33602. As noted under "Market Prices of Common Equity, Dividend Policy and Related Stockholder Matters" the Company anticipates amending its Certificate of Designation for the 1997 Preferred to reflect a conversion price based upon 75% of the closing market price of the Company's Common Stock on the date of funding for the purchase of the 1997 Preferred. The above conversion assumes this amendment.

(3) Includes 333,333 options exercisable immediately at $2.8125 per share for a period of five years. Mr. Cellura serves a Chairman of the Board and Chief Executive Officer of the Company. Mr. Cellura was elected to the Board in June 1997. Mr. Cellura's address is One Tampa City Center, 201 North Franklin Street, Suite 200, Tampa, Florida 33602.

(4) Includes 75 shares of 1997 Preferred convertible immediately into 11,852 shares of the Company's Common Stock; and warrants to purchase 3,335 shares of the Company's Common Stock exercisable immediately at $15 per share for a period of three years. Mr. Cottrell was elected to the Board in June 1998. Mr. Cottrell's address is 7300 Impala Drive, Richmond, Virginia 23228. As noted under "Market Prices of Common Equity, Dividend Policy and Related Stockholder Matters" the Company anticipates amending its Certificate of Designation for the 1997 Preferred to reflect a conversion price based upon 75% of the closing market price of the Company's Common Stock on the date of funding for the purchase of the 1997 Preferred. The above conversion assumes this amendment.

(5) Includes 200,000 options exercisable immediately at $2.8125 per share for a period of five years. Mr. Daly serves as President of the Company. He was elected to the Board in December, 1997. Mr. Daly's address is 17 Olde Meadow Road, Marion, Massachusetts 02738.

(6) Includes 510 shares of 1997 Preferred convertible immediately into 80,593 shares of the Company's Common Stock; 40,223 shares of Common Stock; warrants to purchase 22,678 shares of the Company's Common Stock exercisable immediately at $15 per share for a period of three years that are owned by corporations controlled by Mr. Ewart; and warrants to purchase 33,333 shares of the Company's Common Stock exercisable immediately at $3.00 per share that are owned by Bradstone Equity Partners, of which Mr. Ewart is a director. Mr. Ewart, who served as Chairman of the Board of the Company until May 1997, and is currently a director. Mr. Ewart's address is 163 Ontario Street, Cobourg, Ontario K9A 3N6, Canada. As noted under "Market Prices of Common Equity, Dividend Policy and Related Stockholder Matters" the Company anticipates amending its Certificate of Designation for the 1997 Preferred to reflect a conversion price based upon 75% of the closing market price of the Company's Common Stock on the date of funding for the purchase of the 1997 Preferred. The above conversion assumes this amendment.

(7) Divot Spa WGV, Inc. is a Florida corporation which was formed and organized in 1996 by Mr. Cellura. Mr. Cellura transferred his interest in the corporation to Robert Gewant in October 1997. Mr. Gewant subsequently conveyed 90% of the stock of the corporation to Ellee M. Knight. Ms. Knight and Mr. Cellura reside at the same address. Mr. Bagnall serves as Vice President and Secretary of Divot Spa WGV, Inc., but has no ownership interest therein. Both Mr. Cellura and Mr. Bagnall disclaim any beneficial ownership regarding any Company stock owned by Divot Spa WGV, Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In December 1997, the Company entered into a Stock Purchase Agreement with William E. Horne and certain family members. Pursuant to this Agreement, the Company redeemed shares of its preferred stock which were owned by Mr. Horne and his family. The shares of preferred stock were redeemed for $0.75 per share (for a total purchase price of $210,937). In connection with the redemption of these shares, Mr. Horne resigned as a director and officer of the Company and all affiliated companies and executed a general release in favor of the Company. The Company also entered into an Indemnification Agreement with Mr. Horne to indemnify him in connection with any liability that arose as a result of his service as an officer and director of the Company.

         In November 1997, the Company entered into a Cross Creek/Brassie Stock Agreement with Lance McNeill. Pursuant to this Agreement, Mr. McNeill guaranteed that the Company would receive $35,000 in repayment of certain amounts which had been expended by the Company at the Cross Creek Golf Course Development Project. Mr. McNeill pledged 100,000 shares of his Common Stock of the Company to secure his guaranty. The Company also agreed to assist Mr. McNeill in having the Rule 144 restrictions on his shares of Common Stock removed. Mr. McNeill executed a General Release in favor of the Company and resigned as an officer and director of the Company and its affiliates. The Company entered into an Indemnification Agreement with Mr. McNeill to indemnify him in connection with any liabilities that arose as a result of his service as an officer and director of the Company.

         A & E Capital loaned the Company $469,000, which was secured by a second mortgage on the Company's Curtis Park property. Interest on the loan accrued at a rate of nine and one-half percent (9.5%). The Company repaid this loan and all unpaid and accrued interest on or about December 5, 1997. A & E Capital is owned by Robert G. Atkinson, a former director of the Company, and Gordon D. Ewart, who is presently a director of the Company. The Company believes that the terms of this loan were comparable to what it could have negotiated with a commercial lender.

         On April 15, 1998, the Company completed its acquisition of the issued and outstanding capital stock of Divot Golf Corporation, a Florida corporation, which was wholly-owned by Mr. Cellura. Mr. Cellura serves as director, Chairman of the Board, and Chief Executive Officer of the Company. The purchase price was $500,000, payable $300,000 in cash and the remainder in a promissory note. The Company previously delivered to the seller a good-faith, non-refundable deposit of $300,000 in November 1997 which was applied toward the purchase price. The note is at an interest rate of 6% and provides for quarterly payments of interest only, with the first payment of interest due on June 30, 1998. The note is to be repaid in full on or before October 15, 1998. To date, the Company has paid $170,000 towards the principal on this note. The assets of Divot Golf include its name, certain patent and licensing rights, and molds for producing a divot repair tool.

         On January 7, 1998, the Company loaned to Mr. Cellura $65,388. This loan is evidenced by a promissory note which bears interest at the rate of 6% and is unsecured. The terms of the loan require that it be repaid on or before June 30, 1998. Mr. Cellura did not participate in the Board's decision to approve this loan. The Company believes that the terms of this loan are commercially reasonable. The Company has also made advances to Divot Development Corporation, a Florida corporation, which is wholly-owned by Mr. Cellura in the total aggregate amount of $31,500. Effective March 31, 1998, these advances have been offset against certain accruals and payables to Mr. Cellura aggregating $97,000. See "Employment Contracts" set forth above. After such offset, the Company still owed certain minimal amounts to Mr. Cellura, which the Company intends to discharge on or before June 30, 1998.

         Mr. Ewart and Mr. Cottrell purchased $510,000 and $75,000 of 1997 Preferred, respectively, pursuant to a private placement offering by the Company in December 1997. The terms of the 1997 Preferred are discussed under "Market Price of Common Equity, Dividend Policy and Related Stockholder Matters." Messrs. Ewart and Cottrell were among a number of investors in the private placement offering and did not receive any terms different from other investors. As noted under "Market Prices of Common Equity, Dividend Policy and Related Stockholder Matters," the Company is currently negotiating to amend the 1997 Preferred Certificate of Designation, which would result in Mr. Ewart's 1997 Preferred being convertible into 80,593 shares of the Company's Common Stock and Mr. Cottrell's shares of 1997 Preferred being convertible into 11,852 shares of the Company's Common Stock.

         In January 1998, for $85,000, Bradstone Equity Partners purchased 33,333 warrants. Mr. Ewart is a director in Bradstone Equity Partners. The warrants are exercisable at a price of $3.00 per share and expire in January 2003.



                               LEGAL PROCEEDINGS

         On August 10, 1995, the Company and its subsidiary, The Gauntlet at Myrtle West, Inc. ("GMW"), received from North Myrtle Beach Golf Club, Inc. ("MW Seller") a "Notice of Default Under Indemnity Agreement and Guaranty" dated December 28, 1993 in connection with MW Seller's alleged inability to realize $350,000 or any proceeds through its attempts at a public sale of its 6,801 shares of the Company's Common Stock. The stock was issued to MW Seller and the Indemnity Agreement and Guaranty (the "Guaranty") was entered into by the Company and GMW as part consideration for the December 28, 1993 sale to GMW of certain of MW Seller's assets, inclusive of certain golf course lands and improvements in Myrtle Beach, S.C. The obligations under the Guaranty are secured by a third mortgage and security agreement over the golf course. The Company has disputed the claim that its shares held by MW Seller have no value and on February 12, 1996 filed an Answer to the December 11, 1995 Complaint and Third Mortgage Foreclosure proceedings filed by MW Seller under Civil Action No. 5-CR26-3462 in The Court of Common Pleas, County of Horry, State of South Carolina. The Company denies liability and states that MW Seller's failure to sell the stock as required by the Guaranty discharges the Company's and GMW's obligations. Discovery has proceeded. The parties have had mediation and attempted settlement. The real property is no longer owned by the Company. Trial in the matter should occur Fall 1998 if the matter is not settled. The Company believes its maximum liability exposure will be the shortfall, if any, from $350,000 and the sale proceeds at the time MW Seller's 6,801 Company shares are sold or should have been sold. The Company has recorded in its Consolidated Financial Statements a reserve for its estimated maximum liability for this case.

         In connection with the Company's February 21, 1996 Agreement in Principle ("AIP") with its three Pension Fund Partners, definitive agreements were reached during the second quarter of 1996 with regards to two of the Company's four golf courses. However, the Company's efforts to interpret the AIP and negotiate with EPI Pension Fund regarding the two other courses were unsuccessful. On May 31, 1996, EPI Pension Fund commenced an action claiming breach of contract, specific performance, a constructive trust and temporary and permanent injunctive relief. At a hearing conducted on July 12, 1996 in the Circuit Court in and for Hillsborough County, Florida, the court issued a preliminary injunction which required the Company to transfer to EPI Pension Fund 45% of the outstanding equity in the Company's GLV and GMW subsidiaries whereby the Company now holds 30% of the outstanding equity in each of these two subsidiaries and EPI Pension Fund holds 70%. The Company filed an appeal brief to this preliminary injunction on August 14, 1996 in the 2nd District Court of Appeals for the 13th Judicial District in Hillsborough County, Florida. The District Court denied this appeal on February 11, 1997. The Company entered into a settlement agreement with the EPI Pension Fund on October 15, 1997, which purported to resolve all outstanding issues between the

Company and the EPI Pension Fund. The Company failed to perform fully all of its obligations under the Settlement Agreement prior to February 24, 1998. At a hearing on March 26, 1998 the Company offered partial performance under the Settlement Agreement, and on April 16, 1998, the Company delivered the remaining 30% minority ownership interest in two golf courses in South Carolina, The Gauntlet at Myrtle West and The Gauntlet at Laurel Valley, to the EPI Pension Fund under the March 26, 1998 court ordered hearing. The Company also recorded, in operations for the period ended March 31, 1998, the amount of the anticipated settlement of the litigation with EPI Pension Fund.

                                    EXPERTS

         The consolidated financial statements of the Company at December 31, 1997, and for each of the two years in the period ended December 31, 1997, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such experts in accounting and auditing.

         The financial statements of Miller Golf, Inc. at March 31, 1998, September 30, 1997, and September 30, 1996, and for the six-month period ended March 31, 1998 and for each of the two years in the period ended December 31, 1997, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information regarding the shares of Common Stock beneficially owned as of June 30, 1998, by each Selling Stockholder. This table indicates any position, office or other material relationship with the Company that the Selling Stockholder had within the past three years, the number of shares of Common Stock owned by such Selling Stockholder prior to the offering, the maximum number of shares of Common Stock to be offered for such Selling Stockholder's account and the amount and percentage (if one percent or more) of the shares of Common Stock to be owned by the Selling Stockholder after completion of the offering (assuming the Selling Stockholder sold the maximum number of shares of Common Stock). The Selling Stockholders are not required, and may choose not, to sell any of their shares of Common Stock. Further, certain of the Selling Stockholders may have already sold their shares of Common Stock prior to the date hereof.

         As noted under "Market Prices of Common Equity, Dividend Policy and Related Policy and Related Stockholder Matters," the Company is negotiating to amend its 1997 Preferred Certificate of Designation to provide for a fixed conversion based on the market price at the date the 1997 Preferred was purchased by the holder thereof. As noted under "Managements Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- Working Capital," the Company is negotiating with the holders of the warrants issued in connection with the November 1997 issuance of convertible debentures to exchange certain of those outstanding warrants for other warrants with an exercise price of $2.00 per share. The following table assumes these negotiations are successful.


                                                         Number of Shares
Name                                                      Offered Hereby
----                                                     -----------------
Bodner/Huberfeld Partnership                                  822,881
Chesterfield Capital Resources Limited                        313,725
Viva Corporation                                              281,482
SIRHC Holdings, Ltd                                           246,666
Mueller & Co.                                                 181,818
Naftali Menela                                                157,407



Charles Kushner                                               140,741
Forehand                                                      140,741
Jeffrey Rubin                                                 138,039
Congregation Ahavas Tzdokoh v' Chesed                         108,626
Gordon D. Ewart                                               103,259
Murray Kushner                                                 84,444
Jules Nordlicht                                                81,926
Kirk A. Scoggins                                               72,074
Infinity Investors Limited                                     66,668
Richard Stadtmauer                                             56,296
Brenner Securities Corporation                                 48,000
Bradstone Equity Partners                                      33,333
Robert D. Marchetti                                            33,333
Asean Sales Inc.                                               32,533
Irwin Growth                                                   30,370
Abraham Ziskind                                                21,259
Chesed Auraham                                                 21,259
The Jerusalem Fund, Inc.                                       21,259
Wolowitz Partners Pension Plan                                 21,259
Rita Folger                                                    17,032
Louis R. Katon                                                 16,667
Robert Cohen                                                   15,590
Preston H. Cottrell                                            15,185
Harlan R. Logan, Jr.                                           14,762
Prudential Securities                                          12,148
Dewey Tomko                                                    11,111
Gary Nacht                                                     10,000
Shirley Huchinson Creative Works, Inc.                          9,867
Wayne & Linda Saker                                             9,111
Gabriel & Naomi Bodenheimer                                     8,400
Clifford F. Bagnall                                             7,778
Local 628                                                       6,667
Robert Kouwe                                                    6,074
Douglas St. Clair                                               6,074
The Ezra Charitable Trust, Ezra Birnbaum Trustee                6,074
Holdridge Investment Corporation                                6,000
JDM Capital, Ltd.                                               6,000
Karen Mordechai Yaakov                                          5,600
Stephanie Rubin                                                 5,227
Daniel S. Shedd                                                 5,000
Dixon Newbold                                                   5,000
John T. Carroll                                                 3,333
Clifton Management & Trading, Inc.                              3,037
                                                            ---------
                                                            3,471,135





                           DESCRIPTION OF SECURITIES

         The Company is authorized to issue 200,000,000 shares of $.001 par value Common Stock and 1,000,000 shares of $.001 par value preferred stock. As of June 30, 1998, there were 3,315,708 shares of Common Stock outstanding. An additional 3,471,135 shares of Common Stock are reserved for issuance upon exercise of outstanding warrants, conversion of convertible debentures, and convertible preferred stock.

COMMON STOCK

         Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of the Company. Except as may be required by applicable law, holders of shares of Common Stock and the 5,730 outstanding shares of 1997 Preferred will not vote separately as a class, but will vote together with the holders of outstanding shares of other classes of capital stock that have voting rights, including Preferred Stock. There is no right to cumulate votes in the election of directors or for any other purpose. Shares representing 33-1/3% of the issued and outstanding voting stock constitutes a quorum at any meeting of stockholders for conducting business. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without further notice, may adjourn the meeting from time to time until a quorum is attained. At any reconvened meeting following such adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

         Holders of shares of Common Stock are entitled to receive dividends, if, as and when declared by the Board of Directors out of funds legally available therefor, after payment of dividends required to be paid on outstanding shares of preferred stock. Upon liquidation of the Company, holders of shares of Common Stock are entitled to share ratably in all assets of the Company remaining after payment of liabilities, subject to the liquidation preference rights of any outstanding shares of preferred stock. Holders of shares of Common Stock have no conversion, redemption or preemptive rights. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any outstanding preferred stock. The outstanding shares of Common Stock are, and all shares of Common Stock issued upon conversion of debentures and preferred stock and exercise of warrants described in this Prospectus and payment therefor will be, validly issued, fully paid and nonassessable.

TRANSFER AGENT

         The transfer agent for the Common Stock is American Stock Transfer & Trust Company. Through June 15, 1998, the transfer agent of the Company was Montreal Trust Company of Canada.

REPORTS TO STOCKHOLDERS

         The Company has registered its Common Stock under the provisions of
Section 12(g) of the Exchange Act. Such registration will require the Company to comply with periodic reporting, proxy solicitation and certain other requirements of the Exchange Act. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may deem to be appropriate or as may be required by law, and to make available copies of quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

         The General Corporation Law of Delaware provides that in certain circumstances a corporation shall have the power to indemnify directors, officers, employees, and agents for expenses incurred by them in legal proceedings. Article 9 of the Certificate of Incorporation of the Company provides that (i) the Company will indemnify any director, officer, employee or agent of the Company with respect to actions, suits or proceedings relating to the Company if he acted in good faith and in a manner reasonably believed to be in, or not opposed to, the Company's best interests, (ii) that any such person subject to an action or suit that is by or in the right of the Corporation shall be indemnified except that no indemnification shall be made if such person shall have been adjudged to be liable for misconduct or negligence in the performance of his duties to the Company, unless judicially determined otherwise and (iii) that indemnification shall not be deemed exclusive of any other rights to which a person may be entitled under any by-law, agreement, or otherwise. This indemnification includes the right to advancement of expenses when allowed pursuant to applicable law. The Company, pursuant to the direction of the Board of Directors, may purchase and maintain insurance, in amounts as the Board of Directors deem appropriate on behalf of those subject to indemnification regardless of whether or not the Company has the power to indemnify the person. Article Ten states that the personal liability of directors is eliminated to the fullest extent permitted by Delaware law. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of the Company against a director.

         Additionally, the executive officers of the Company have executed Indemnification Agreements which obligate the Company to contribute to the amount expended or incurred by the executive in legal proceedings for which indemnification is not available or permitted. The contribution shall be in a proportionate amount as is appropriate to reflect the relative benefits received by the parties and their relative fault which resulted in the legal proceeding. However, no contribution by the Company is required if the executive's conduct is held to be unlawful by a court having jurisdiction.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW

         The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. That section provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined as any person that is (a) the owner of 15% or more of the outstanding voting stock of the corporation or (b) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

                              PLAN OF DISTRIBUTION

         The Selling Stockholders intend to sell their shares of Common Stock directly, through agents, dealers, or underwriters, in the over-the-counter market, or otherwise, on terms and conditions determined at the time of sale by the Selling Stockholders or as a result of private negotiations between buyer and seller. No underwriting arrangements exist as of the date of this Prospectus for the Selling Stockholders to sell their shares. Upon being advised of any underwriting arrangements that may be entered into by a Selling Stockholders after the date of this Prospectus, the Company will prepare a supplement to this Prospectus to disclose such arrangements. It is anticipated that the per share selling price for the shares will be at or between the "bid" and "asked" prices of the Company's

Common Stock as quoted on the NASDAQ SmallCap market immediately preceding the sale. Expenses of any such sale will be borne by the parties as they may agree.


                                 LEGAL MATTERS

         The legality of the shares of Common Stock being offered hereby have been passed upon for the Company by Alston & Bird LLP, Raleigh, North Carolina.

                         INDEX TO FINANCIAL STATEMENTS


DIVOT GOLF CORPORATION

                                                                 PAGE
                                                                 ----
Report of Independent Auditors..................................  F-2
Consolidated Balance Sheets as of December 31, 1997 and
  March 31, 1998 (unaudited)....................................  F-3
Consolidated Statements of Operations for the years ended
  December 31, 1997 and December 31, 1996 and for the three
  month period ended March 31, 1998 and 1997 (unaudited)........  F-4
Consolidated Statements of Shareholders' Equity for the
  years ended December 31, 1997 and December 31, 1996 and
  for the three month period ended March 31, 1998 (unaudited)...  F-5
Consolidated Statements of Cash Flows for the years ended
  December 31, 1997 and 1996 and for the three month
  period ended March 31, 1998 and 1997 (unaudited)..............  F-6
Notes to Consolidated Financial Statements......................  F-7



MILLER GOLF, INC.

                                                                 PAGE
                                                                 ----
Report of Independent Auditors..............................     F-20
Balance Sheets as of March 31, 1998, September 30, 1997,
  and September 30, 1996 ...................................     F-21
Statements of Operations for the six month period ended
  March 31, 1998, and for the years ended September 30,
  1997 and September 30, 1996 ..............................     F-23
Statements of Shareholders' Equity for the six month
  period ended March 31, 1998, and for the years ended
  September 30, 1997 and September 30, 1996.................     F-24
Statements of Cash Flows for the six month period ended
  March 31, 1998 and for the years ended September 30,
  1997 and September 30, 1996...............................     F-25
Notes to Financial Statements...............................     F-26



DIVOT GOLF CORPORATION UNAUDITED PRO FORMA FINANCIAL INFORMATION

                                                                 PAGE
                                                                 ----
Pro Forma Financial Data....................................     F-35
Unaudited Pro Forma Combined Condensed Balance Sheet
  as of March 31, 1998 .....................................     F-36
Unaudited Pro Forma Combined Condensed Statement of
  Operations for the three month period ended
  March 31, 1998............................................     F-37
Unaudited Pro Forma Combined Condensed Statement of
  Operations for the year ended December 31, 1997...........     F-38
Notes to Unaudited Pro Forma Combined Condensed
  Financial Statements......................................     F-39


                         REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholders
Divot Golf Corporation (formerly "Brassie Golf Corporation")


     We have audited the accompanying consolidated balance sheet of Divot Golf Corporation and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 10 to the consolidated financial statements, the Company changed its method of accounting for two previously majority-owned subsidiaries.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Divot Golf Corporation and subsidiaries at December 31, 1997 and the consolidated results of their operations and their cash flows for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                            /s/ ERNST & YOUNG LLP

Raleigh, North Carolina
January 12, 1998

                             DIVOT GOLF CORPORATION

                           CONSOLIDATED BALANCE SHEETS


                                                             December 31,       March 31,
                                                                 1997             1998
                                                             ------------     ------------
                                                                               (Unaudited)
                                  ASSETS
Current assets:
  Cash (bank overdraft).....................................  $    53,266      $  (148,362)
  Cash -- restricted........................................      135,019          126,012
  Trade accounts receivable, net of allowance for doubtful
     accounts of $150,800 at December 31, 1997 and
     $128,400 at March 31, 1998.............................      352,018          279,577
  Accounts receivable from related parties..................      160,543          175,358
  Inventories...............................................       31,611           26,902
  Prepaid expenses and other current assets.................    1,038,588          865,592
                                                              -----------      -----------
          Total current assets..............................    1,771,045        1,325,079
Property and equipment at cost:
  Land and land improvements................................    2,789,069        4,665,780
  Depreciable golf course improvements......................      828,681          828,681
  Buildings.................................................    1,426,369        1,433,487
  Furniture, machinery and equipment........................      986,642        1,065,266
                                                              -----------      -----------
                                                                6,030,761        7,993,214
Less accumulated depreciation and amortization..............      742,956          823,356
                                                              -----------      -----------
                                                                5,287,805        7,169,858
Intangible assets, net of accumulated amortization of
  $270,000 at December 31, 1997 and $352,000 at
  March 31, 1998............................................      583,400          651,627
Goodwill....................................................      331,250          325,729
                                                              -----------      -----------
          Total assets......................................  $ 7,973,500      $ 9,472,293
                                                              ===========      ===========
                   LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....................  $   772,460      $ 1,159,892
  Accrued interest payable..................................       32,751           76,818
  Income tax payable........................................      181,793          181,793
  Unearned income...........................................           --            1,000
  Short-term notes..........................................           --        1,500,000
  Current portion of long-term debt.........................      757,023          757,023
  Current maturities of capital lease obligations...........       21,510           21,510
  Accrued discount on convertible debentures................      104,037           51,489
                                                              -----------      -----------
          Total current liabilities.........................    1,869,574        3,749,525

Long-term debt, less current portion........................    3,477,256        3,568,686
Long-term capital lease obligations, less current portion...       35,785           31,449

Commitments and Contingencies
Shareholders' equity:
  Convertible Preferred Stock, $.001 par value; 1,000,000
     shares authorized; 283,170 shares issued and
     outstanding (aggregate liquidation
     preference of $1,920,000)..............................          283              283
  Common Stock, $.001 par value; 200,000,000 shares
     authorized; 2,842,167 and 3,222,902 shares issued
     and outstanding at December 31, 1997 and
     March 31, 1998, respectively...........................        2,842            3,223
  Additional paid-in capital................................   32,083,757       32,907,112
  Accumulated deficit.......................................  (29,176,276)     (30,468,264)
  Less cost of Convertible Preferred Stock held in treasury,
     281,250 shares.........................................     (210,937)        (210,937)
  Foreign currency translation adjustment...................     (108,784)        (108,784)
                                                              -----------      -----------
          Total shareholders' equity........................    2,590,885        2,122,633
                                                              -----------      -----------
          Total liabilities and shareholders' equity........  $ 7,973,500      $ 9,472,293
                                                              ===========      ===========

                            See accompanying notes.

                             DIVOT GOLF CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                YEAR ENDED DECEMBER 31          THREE MONTHS ENDED MARCH 31
                                                              --------------------------        ---------------------------
                                                                 1997           1996                1998           1997
                                                              -----------   ------------        -----------    ------------
                                                                                                (Unaudited)     (Unaudited)
Operating revenues:
  Golf revenues.............................................  $ 1,833,010   $  1,878,273       $    101,457     $   443,492
  Food and beverage revenues................................      485,737        508,911             13,751          97,412
  Proshop revenues..........................................      259,099        277,188              9,539          53,367
  Membership sales and dues.................................      372,233        294,594              5,783          91,227
  Resident membership fees..................................      327,500        480,000                 --          30,000
  Management and design fees................................      809,660      1,785,818              6,938         379,504
  Other.....................................................        6,360          7,118                 --           5,259
                                                              -----------   ------------       ------------     -----------
          Total operating revenues..........................    4,093,599      5,231,902            137,468       1,100,261
Operating expenses:
  Golf course operations....................................    1,293,975      1,328,564             70,367         306,762
  Cost of food and beverage sales...........................      195,869        203,660             22,968          41,056
  Cost of proshop sales.....................................      193,886        173,812             51,607          36,301
  Advertising expense.......................................      313,351        216,254             16,172          67,830
  Management and design expenses............................      701,191      1,553,821                 --         373,226
  General and administrative expenses.......................    3,090,713      2,487,003          1,198,743         441,822
  Depreciation and amortization expense.....................      871,222      1,042,891             85,322         194,507
  Write down of goodwill....................................           --      4,050,000                 --              --
                                                              -----------   ------------       ------------     -----------
          Total operating expenses..........................    6,660,207     11,056,005          1,445,179       1,461,504
                                                              -----------   ------------       ------------     -----------
Operating loss..............................................   (2,566,608)    (5,824,103)        (1,307,711)       (361,243)

Other income (expense):
  Interest expense -- contractual...........................     (683,755)      (916,301)          (206,131)       (178,472)
  Interest expense -- discount on convertible debentures....           --     (1,400,000)                --              --
  Amortization of debt discount on convertible debentures...     (892,709)            --           (260,783)             --
  (Loss on) income from equity investment in subsidiaries...     (116,318)      (966,579)                --          19,890
  Loss on sale of subsidiaries..............................   (1,826,164)            --                 --              --
  Bad debt recoveries.......................................           --        510,000                 --              --
  Write-off of deposit......................................           --             --           (100,000)             --
  Interest income...........................................       98,520        149,266             22,637          22,236
                                                              -----------   ------------       ------------    ------------
  Loss before minority interest.............................   (5,987,034)    (8,447,717)        (1,851,988)       (497,589)
  Minority interest expense.................................           --        (68,015)                --              --
                                                              -----------   ------------       ------------    ------------
  Loss before income taxes..................................   (5,987,034)    (8,515,732)        (1,851,988)       (497,589)
  Provision for income taxes................................           --       (110,000)                --              --
                                                              -----------   ------------       ------------    ------------
Net loss....................................................  $(5,987,034)  $ (8,625,732)      $ (1,851,988)   $   (497,589)
                                                              ===========   ============       ============    ============
Basic and diluted loss per common share.....................  $     (3.36)  $      (6.47)      $       (.59)   $       (.27)
                                                              ===========   ============       ============    ============
Weighted average number of common shares outstanding........    1,981,607      1,333,727          3,117,080       1,829,860
                                                              ===========   ============       ============    ============

                            See accompanying notes.

                             DIVOT GOLF CORPORATION

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                                                  CONVERTIBLE
                                                               CONVERTIBLE                                         PREFERRED
                                         COMMON STOCK        PREFERRED STOCK    ADDITIONAL                       TREASURY STOCK
                                     --------------------   -----------------     PAID-IN       ACCUMULATED     ------------------
                                       SHARES     AMOUNT     SHARES    AMOUNT     CAPITAL         DEFICIT       SHARES     AMOUNT
                                     ----------   -------   --------   ------   -----------   --------------    -------   ---------
Balance at December 31, 1995.......   1,178,538   $ 1,179     375,000    $375     $21,873,955   $(13,893,582)        --   $      --
Net loss...........................          --        --          --      --              --     (8,625,732)        --          --
Issuance of Common Stock in
 connection with conversion of
 convertible debentures............     423,371       423          --      --       2,496,362             --         --          --
Issuance of Common Stock in lieu of
 compensation......................       3,333         3          --      --          58,592             --         --          --
Unrealized gain on investments.....          --        --          --      --              --             --         --          --
Translation of foreign currency
 financial statements..............          --        --          --      --              --             --         --          --
                                     ----------   -------    --------    ----     -----------   ------------   --------   ---------
Balance at December 31, 1996.......   1,605,242   $ 1,605     375,000    $375     $24,428,909   $(22,519,314)        --   $      --
                                     ==========   =======    ========    ====     ===========   ============   ========   =========
Net loss...........................          --        --          --      --              --     (5,987,034)        --          --
Conversion of Preferred Stock
 to Common Stock...................      31,250        31     (93,750)    (94)             63             --         --          --
Repurchase of Preferred Stock......          --        --          --      --              --             --   (281,250)   (210,937)
Issuance of Preferred Shares in
 connection with a private
 placement.........................          --        --       1,920       2       1,754,998             --         --          --
Preferred Stock Dividend
 -- conversion discount............          --        --          --      --         669,928       (669,928)        --          --
Issuance of Common Stock
 in connection with conversion
 of convertible debentures.........     895,533       896          --      --       3,435,854             --         --          --
Issuance of 2,005,485 warrants
 in connection with convertible
 debentures........................          --        --          --      --       1,203,291             --         --          --
Issuance of Common Stock
 in connection with the convertible
 debenture agreement...............     110,142       110          --      --         309,664             --         --          --
Issuance of Common Stock
 in connection with the purchase of
 Divot Spa WGV, Inc................     200,000       200          --      --         281,050             --         --          --
Unrealized gain on investments.....          --        --          --      --              --             --         --          --
Translation of foreign currency
 financial statements..............          --        --          --      --              --             --         --          --
                                     ----------   -------    --------    ----     -----------   ------------   --------   ---------
Balance at December 31, 1997.......   2,842,167   $ 2,842     283,170    $283     $32,083,757   $(29,176,276)  (281,250)  $(210,937)
                                     ==========   =======    ========    ====     ===========   ============   ========   =========

Net loss..........................          --         --          --      --              --     (1,851,988)        --          --
Issuance of Warrants in
  connection with issuance of
  other notes payable.............          --         --          --      --              --        560,000         --          --
Issuance of Common Stock in
  connection with a private
  placement.......................       50,000        50          --      --             700             --         --          --
Issuance of Preferred Stock in
  connection with a private
  placement.......................           --        --         120      --         120,000             --         --          --
Issuance of Common Stock in
  connection with Warrant
  exercise........................       94,304        94          --      --             (94)            --         --          --
Issuance of Common Stock in
  connection with convertible
  debenture.......................      200,875       201          --      --         502,785             --         --          --
Issuance of Common Stock in
  connection with a deposit on the
  acquisition of Miller Golf, Inc.       35,556        36          --      --         199,964             --         --          --
Translation of foreign currency
  financial statements............           --        --          --      --              --             --         --          --
                                     ----------   -------     -------    ----     -----------   ------------   --------   ---------
Balance at March 31, 1998
  (unaudited).....................    3,222,902   $ 3,223     283,290    $283     $32,907,112   $(30,468,264)  (281,250)  $(210,937)
                                     ==========   =======     =======    ====     ===========   ============   ========   =========















                                       FOREIGN     UNREALIZED
                                      CURRENCY     GAIN (LOSS)
                                     TRANSLATION       ON
                                     ADJUSTMENT    INVESTMENTS     TOTAL
                                     -----------   -----------   ----------
Balance at December 31, 1995.......   $(259,664)      $(593)     $7,721,670
Net loss...........................          --          --      (8,625,732)
Issuance of Common Stock in
 connection with conversion of
 convertible debentures............          --          --       2,496,785
Issuance of Common Stock in lieu of
 compensation......................          --          --          58,595
Unrealized gain on investments.....          --         356             356
Translation of foreign currency
 financial statements..............     191,617          --         191,617
                                      ---------       -----      ----------
Balance at December 31, 1996.......   $ (68,047)      $(237)     $1,843,291
                                      =========       =====      ==========
Net loss...........................          --          --      (5,987,034)
Conversion of Preferred Stock
 to Common Stock...................          --          --              --
Repurchase of Preferred Stock......          --          --        (210,937)
Issuance of Preferred Shares in
 connection with a private
 placement.........................          --          --       1,755,000
Preferred Stock Dividend
 -- conversion discount............          --          --              --
Issuance of Common Stock
 in connection with conversion
 of convertible debentures.........          --          --       3,436,750
Issuance of 30,082,268 warrants
 in connection with convertible
 debentures........................          --          --       1,203,291
Issuance of Common Stock
 in connection with the convertible
 debenture agreement...............          --          --         309,774
Issuance of Common Stock
 in connection with the purchase of
 Divot Spa WGV, Inc................          --          --         281,250
Unrealized gain on investments.....          --         237             237
Translation of foreign currency
 financial statements..............     (40,737)         --         (40,737)
                                      ---------       -----      ----------
Balance at December 31, 1997.......   $(108,784)      $  --      $2,590,885
                                      =========       =====      ==========

Net Loss..........................           --          --      (1,851,988)
Issuance of Warrants in
  connection with issuance of
  other notes payable.............           --          --         560,000
Issuance of Common Stock in
  connection with a private
  placement.......................           --          --             750
Issuance of Preferred Stock in
  connection with a private
  placement.......................           --          --         120,000
Issuance of Common Stock in
  connection with Warrant
  exercise........................           --          --               0
Issuance of Common Stock in
  connection with convertible
  debenture.......................           --          --         502,986
Issuance of Common Stock in
  connection with deposit on
  the acquisition of Miller
  Golf, Inc.......................           --          --         200,000
Translation of foreign currency
  financial statements............           --          --              --
                                         --------     -----      ----------
Balance at March 31, 1998
  (unaudited).....................      $(108,784)       --      $2,122,633
                                         ========     =====      ==========

                            See accompanying notes.

                             DIVOT GOLF CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31     THREE MONTHS ENDED MARCH 31
                                                              ---------------------------   ---------------------------
                                                                  1997           1996          1998             1997
                                                              ------------   ------------   -----------    ------------
                                                                                            (Unaudited)    (Unaudited)
OPERATING ACTIVITIES
Net loss....................................................  $ (5,987,034)  $ (8,625,732)  $(1,851,988)   $   (497,589)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Loss on sales of subsidiaries.............................     1,826,164             --            --              --
  Amortization of debt discount.............................       892,709             --       260,783              --
  Loss on (income from) equity investments in subsidiaries..       116,318        966,579            --         (19,890)
  Depreciation..............................................       520,959        535,293        80,400          80,466
  Amortization..............................................       350,263        507,598        87,294         114,040
  Writedown of goodwill.....................................            --      4,050,000            --              --
  Bad debt expense..........................................       372,161         65,000            --              --
  Loss on sale of marketable equity securities..............        21,404            182            --              --
  Trade accounts receivable.................................      (197,388)        66,826       (77,559)       (183,389)
  Accounts receivable from related parties..................       (10,543)       107,258       135,185              --
  Inventories and other current assets......................      (953,044)       (55,202)      377,705          51,601
  Accounts payable and accrued expenses.....................       280,744       (368,480)      388,432         (90,602)
  Accrued interest payable..................................       103,774      1,024,133        44,067         (44,713)
  Income tax payable........................................       (15,919)       197,712            --          (8,000)
                                                              ------------   ------------   -----------    ------------
Net cash used in operating activities.......................    (2,679,432)    (1,528,833)     (555,681)       (598,076)
INVESTING ACTIVITIES
Payments for intangible assets..............................      (260,006)      (571,293)     (150,000)        (30,312)
(Purchases of) Proceeds from the sale of property and
  equipment, net............................................      (366,612)      (698,630)   (1,962,453)         27,827
Change in restricted cash...................................      (135,019)            --         9,007              --
Additional investments in subsidiaries......................        33,682       (486,770)           --           2,761
Proceeds from sale of marketable equity securities..........        18,271             --            --              --
Proceeds from sale of subsidiaries..........................     3,550,000             --            --              --
                                                              ------------   ------------   -----------    ------------
Net cash provided by (used in) investing activities.........     2,840,316     (1,756,693)   (2,103,446)            276
FINANCING ACTIVITIES
Additions to short-term borrowings..........................            --             --     1,500,000              --
Additions to long-term borrowings...........................     3,417,480      5,480,388     1,025,976              --
Payments on long-term borrowings and capital leases.........    (4,540,608)    (4,836,509)     (189,227)     (1,167,217)
Issuance of common stock....................................            --      2,555,380           750       1,370,230
Payments on loans from officers and shareholders............    (1,293,895)       648,121            --              --
Proceeds from sales of convertible preferred stock..........     1,920,000             --       120,000              --
Payment for stock issuance costs............................      (165,000)            --            --              --
Payments made to retire preferred stock.....................      (210,937)            --            --              --
Increase in convertible debt discount.......................            --             --            --        (272,595)
                                                              ------------   ------------   -----------    ------------
Net cash (used in) provided by financing activities.........      (872,960)     3,847,380     2,457,499         (69,582)
Effect of foreign currency exchange rate changes on cash....       (40,737)       191,617            --         (11,024)
                                                              ------------   ------------   -----------    ------------
(Decrease) Increase in cash.................................      (752,813)       753,471      (201,628)       (678,406)
Cash at beginning of year...................................       806,079         52,608        53,266         806,079
                                                              ------------   ------------   -----------    ------------
Cash (book overdraft) at end of year........................  $     53,266   $    806,079   $  (148,362)   $    127,673
                                                              ------------   ------------   -----------    ------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest....................  $    580,581   $    938,071   $    85,213    $    102,891
                                                              ============   ============   ===========    ============

                            See accompanying notes.

                             DIVOT GOLF CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1. BUSINESS OF THE COMPANY, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

    Effective June 2, 1998, Brassie Golf Corporation (the "Company") changed its name to Divot Golf Corporation (the "Company").

    The Company owns and operates golf courses and is engaged in the development, licensing and marketing of golf-related businesses. The Company also holds certain exclusive licensing rights in the United States and internationally.

     As of December 31, 1997, the Company has a net working capital deficiency of $98,529. The Company is not generating sufficient revenues from its operations to fund its activities and therefore is dependent on additional financing from external sources. Such factors raise substantial doubt about the Company's ability to continue as a going concern. The Company secured $1.9 million of funding in a private placement transaction in December 1997. The Company expects to raise additional amounts from private placements in 1998. If the Company is successful in raising additional equity capital in 1998, management believes that the Company will have adequate resources to continue to meet its current debt obligation, fund capital improvements and expand and develop its businesses. There is no assurance that such additional funding will be completed and the inability to obtain such financing would have a material adverse effect on the Company.

  Unaudited Interim Financial Statements

     The unaudited interim financial statements include all adjustments (consisting of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of the financial position of the Company as of March 31, 1998 and the results of operations and cash flows for the three month periods ended March 31, 1998 and 1997. Operating results for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for future interim periods for the entire year. All interim financial data presented is unaudited.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and all wholly and majority-owned subsidiaries. All material intercompany accounts and transactions are eliminated in consolidation. The subsidiaries and related percentage of ownership by the Company at December 31, 1997 are as follows:

                                                                    OWNERSHIP PERCENTAGE
                                                                             AT
                                                                        DECEMBER 31,
                                                                    ---------------------
COMPANY NAME                                         ABBREVIATION     1997        1996
------------                                         ------------   ---------   ---------
The Gauntlet at St. James, Inc.
  (inactive as of December 31, 1997)...............   St. James        100%         80%
The Gauntlet at Curtis Park, Inc. .................  Curtis Park       100         100
Brassie Golf Management Services, Inc. ............     BGMS            --         100
Summit Golf Corporation............................    Summit           --         100
Hale Irwin Golf Services, Inc. ....................     HIGSI           --         100
Brassie Construction Management Services, Inc. ....     BCMS           100         100
Amalgamated Equity Golf (a British Columbia
  Corporation) (inactive as of December 31, 1997)..  Amalgamated       100         100
Divot Properties WGV, Inc. ........................  Properties        100         100

     Minority interest expense in 1996 represents the 20% interest in the St. James golf course owned by a related entity. The Company received the remaining 20% Minority interest in St. James as part of the sale of the golf course in 1997 (see Note 9, "Disposition of Assets").

     The Company's 30% investments in The Gauntlet at Laurel Valley, Inc., a golf course located in Greenville, S.C., and The Gauntlet at Myrtle West, Inc., a golf course located in Myrtle Beach, S.C., are accounted for using the equity method (See Note 10 "Change in Reporting Entity").

  Property and Equipment

     Property and equipment is recorded at cost. Costs relating to the acquisition and development of golf courses, including the cost of real estate, related legal fees, construction costs, interest, and other direct costs associated with the development of the golf courses are capitalized as part of the cost of the course. Depreciable golf course improvements are comprised primarily of irrigation

                            DIVOT GOLF CORPORATION
systems, cart paths, bridges, and other land improvements. Depreciation on property and equipment begins when the assets are placed into service and is charged to operations over the estimated useful lives of the assets (5 to 20 years), utilizing the straight-line method for financial reporting purposes and accelerated methods for tax purposes. All other costs are charged to expense as incurred.

  Intangible Assets

     Intangible assets consist primarily of financing costs and licensing fees. Costs incurred in obtaining long-term debt obligations are capitalized at cost and amortized over the lives of the respective loans. Significant additions to financing costs during 1997 resulted primarily from costs incurred to obtain financing on more favorable terms.

  Goodwill

     The Company initially records goodwill at its cost and amortizes the cost over the estimated useful life of the asset. At the end of each accounting period, the Company reviews the carrying value of the goodwill for possible impairment. The Company's policy for the valuation of goodwill is to calculate the undiscounted projected future cash flows expected to be generated over the life of the goodwill. This amount is then compared to the carrying value of the goodwill to determine if the asset is impaired.

     The Company has classified, as goodwill, the cost in excess of the fair value of the net assets of SPA, which was acquired through a purchase transaction during 1997 (see Note 8, "Acquisitions", for further discussion). Goodwill is being amortized on a straight-line basis over 15 years. Amortization charged to continuing operations amounted to $18,092 and $255,226 in 1997 and 1996, respectively.

     During 1996, the Company recorded a goodwill writedown of $4,050,000 on Summit, leaving a remaining balance of $626,245, net of accumulated amortization, at December 31, 1996 which reflects estimated future discounted cash flows. The writedown is included in the accompanying statement of operations for the year ended December 31, 1996.

     In July 1997, the Company sold its golf course management division, consisting of Brassie Golf Management Services. Inc. and Summit. The Company's remaining goodwill associated with the Summit was written off in connection with the sale (See Note 9, "Disposition of Assets").

  Restricted Cash

     Restricted cash represents escrow accounts of Curtis Park and Saint James on behalf of certain lending institutions pursuant to loan and sale agreements, respectively. Such amounts are to be recorded as expense when earned over the terms of the agreements and are recoverable by the Company upon occurrence of certain events specified in the respective escrow agreements.

  Cash and Cash Equivalents

     The Company considers highly liquid, short-term investments with a maturity of three months or less when purchased to be cash equivalents.

  Marketable Equity Securities

     The Company's marketable equity securities are classified as available-for-sale and carried at fair value. The ending balance of shareholders' equity has been adjusted to reflect the net unrealized holding gain or loss on securities classified as available-for-sale.

                            DIVOT GOLF CORPORATION

     During 1997, the Company sold all of its marketable equity securities. Net realized gains, determined by specific identification, were not material.

     The Company maintains cash and short-term investments with various financial institutions. These financial institutions are located in different areas of the U.S. and Canada, and Company policy is designed to limit exposure to any one institution. The Company performs periodic evaluations of the relative credit standing of those financial institutions utilized in the Company's investment strategy.

  Inventories

     Inventories are stated at the lower of cost or market as determined using the specific identification method.

     Inventory at December 31, 1997 consists of:

Proshop merchandise.........................................  $ 27,415
Food and beverage inventory.................................     4,196
                                                              --------
                                                              $ 31,611
                                                              ========

  Revenues

     Revenues of the Company include daily golf fees, proshop merchandise sales and food and beverage sales. Golf fees include revenue generated from green fees, cart fees and range fees. Revenues also include sales of memberships and annual dues charged to members and golf course management and design fees.

     Golf fees, proshop merchandise sales and food and beverage sales are recognized when received. Annual membership dues are recognized and earned ratably over a twelve-month period. Membership dues collected in advance are deferred as "unearned income" and recognized over the period of prepayment. Membership fees that are non-refundable are recognized by the Company when received. Golf course management and design fees are recognized as services are performed.

     As part of an agreement with the developer of the residential lots, the Company receives $5,000 in membership fees for each residential lot sold in the immediate area of the St. James golf course through November 23, 1997 (See Note 9, "Disposition of Assets").

  Stock Based Compensation

     On January 1, 1996, the company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which requires companies to recognize as expense the fair value of all stock-based awards on the date of grant, or continue to apply the provisions of Accounting Principles Board Opinion No. 25 ("APB 25") and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS 123 had been applied. The Company has elected to continue to apply the provisions of APB 25 and provide the pro forma disclosure provisions of SFAS 123 (See Note 7, "Stock Options").

  Advertising Expense

     The cost of advertising is expensed as incurred. The Company incurred $313,000 and $216,000 in advertising costs during the years ended December 31, 1997 and 1996, respectively.

                            DIVOT GOLF CORPORATION

  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Concentration of Credit Risk

     The Company's primary financial instrument subject to potential concentration of credit risk is trade accounts receivable which are unsecured. The Company provides an allowance for doubtful accounts based on its analysis of potentially uncollectible accounts. The Company's trade receivables arise principally from its golf course management operations. As of December 31, 1997, the Company had no significant concentrations of credit risk with any individual customers.

  Foreign and Domestic Operations

     Net (loss) income from the Company's foreign subsidiary (Amalgamated) was approximately $(201,000) and $339,000 for the years ended December 31, 1997 and 1996, respectively. Net loss from domestic operations was approximately $5,786,000 and $8,965,000, respectively, for the same periods.

  Translation of Foreign Currencies

     Foreign currency transactions and financial statements of Amalgamated are translated from the local currency, Canadian dollars, into U.S. dollars at the current exchange rates except for revenues, costs and expenses which are translated at average exchange rates. Adjustments resulting from translations of financial statements are reflected as a separate component of shareholders' equity.

  Net Loss Per Share

     In 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share. Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the Statement 128 requirements. Stock options, warrants and the five percent convertible debentures are considered anti-dilutive and therefore have not been included in the computation.

  Reverse Stock Split

     All common shares and per share amounts have been adjusted to give retroactive effect to a reverse stock split of approximately 15 to 1 on June 16, 1998 to holders of record on June 16, 1998.

  Long Lived Assets

     In 1996, the Company adopted FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. Under the provisions of the Statement, impairment losses are recognized when expected future cash flows are less than the assets' carrying value. Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of property and equipment and intangibles in relation to the operating performance and future undiscounted cash flows of the underlying business. The Company adjusts the net book value of the underlying assets if the sum of expected future cash flows is less than book value. Based on the application of the Statement, goodwill was adjusted to its estimated fair value which resulted in a write-down of $4,050,000 in 1996.

                            DIVOT GOLF CORPORATION

  Fair Value of Debt

     The Company estimates that the fair value of notes payable approximates the carrying value based upon its effective current borrowing rate for debt with similar terms and remaining maturities. Disclosure about fair value of financial instruments is based upon information available to management as of December 31, 1997. Although management is not aware of any factors that would significantly affect the fair value of amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date.

  Impact of Recently Issued Accounting Standards

     In 1997, the FASB issued Statements No. 130, "Reporting Comprehensive Income" ("SFAS 130") and No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"), which are both effective for fiscal years beginning after December 15, 1997. SFAS 130 addresses reporting amounts of other comprehensive income and SFAS 131 addresses reporting segment information. The Company does not believe that the adoption of these new standards will have a material impact on its financial statements.

2.  LONG-TERM DEBT

     Long-term debt with financial institutions and other third parties at December 31, 1997 consists of the following:

Loan to Curtis Park from bank, payable in monthly payments
  of $26,124, which includes principal and interest
  beginning December 1, 1997 with remaining principal and
  interest due October 1, 2007; collateralized by leasehold
  interest in land and land improvements. Interest is
  payable monthly at 8.37% per annum........................  $3,276,753
Unsecured convertible 5% debentures due December 31, 1998,
  unless converted into common stock, interest payable
  quarterly and incrementally based upon conversions with
  the balance due, if any, at maturity, net of unamortized
  discount of $620,356......................................     390,293
Unsecured operating term loan from bank, with interest at
  10.75%, payable in monthly installments of $16,723, which
  includes principal and interest, through January 1999.....     220,366
Other notes payable.........................................     346,867
                                                              ----------
                                                               4,234,279
Less current portion........................................     757,023
                                                              ----------
                                                              $3,477,256
                                                              ==========

     Principal maturities of all the indebtedness detailed above during each of the following five years and thereafter are as follows:

1998........................................................   $  757,023
1999........................................................       77,455
2000........................................................      242,850
2001........................................................       47,422
2002........................................................       51,607
Thereafter..................................................    3,057,922
                                                               ----------
                                                               $4,234,279
                                                               ==========

                            DIVOT GOLF CORPORATION

CONVERTIBLE DEBENTURE EXCHANGE

     During March 1996, the Company issued $5.5 million in six percent convertible debentures to finance the operations of the Company. During 1996, the holders of the debentures converted $2,034,262 of the debt into 423,371 shares which equated to $2,496,785 in equity, net of financing fees. Through March 1, 1998, the six percent debentures were convertible into shares of common stock at discounts ranging from 15%-35% of its current market value. The Company recorded $1.4 million in interest expense during 1996 to reflect the discounts upon conversion of the Company's common stock. As of December 31, 1996, $3,465,738 of convertible debentures were outstanding.

     From January through October 1997, the holders of the debentures converted $1,195,743 of the debt into 331,474 shares which equated to $1,573,308 in equity, net of financing fees. During November 1997, the remaining $2,269,995 of outstanding debentures were transferred to new debenture holders in a third party transaction. Simultaneously, the Company retired the 1996 debenture agreements and replaced them with new debenture agreements containing new terms.

     The new debentures are payable on December 31, 1998. Through December 31, 1998, the holders of the debentures are entitled to convert the debentures into common stock of the Company at a conversion price equal to the lesser of (1) $2.55 per share or (2) 70% of the average closing bid of the common stock during the last five trading days prior to conversion. The debentures accrue interest, payable quarterly commencing March 1, 1998, at a rate of 5% per annum. If the Company does not file a Registration Statement with the SEC to register securities in a public offering within 120 days from November 18, 1997, the interest rate shall increase to 18% per annum. If the Effective Date of the Registration Statement has not occurred by the 180th day after November 18, 1997, then the interest rate shall further increase to 24% per annum until the Effective Date. The accrued interest is convertible into common stock of the Company at the same conversion price as the debenture principal. In any event, each holder cannot as a result of such conversions beneficially own more than 4.99% of the then outstanding common stock. In the event that the debenture holder proposes to convert all or any portion of the principal and interest at a conversion price of less than $0.75, the Company shall have the option to redeem all or any part of the amount proposed to be converted at a redemption price of 125% of the amount of the principal and interest proposed to be converted. In conjunction with these debenture agreements, the Company incurred issuance costs totaling $27,000. These issuance costs are being amortized as a component of interest expense over the term of the debentures.

     From November through December 1997, $1,259,346 of the debentures' principal had been converted into 564,059 shares of common stock, which equated to $1,863,442 in equity, net of financing fees. As of December 31, 1997, $1,010,649 of convertible debentures were outstanding.

     In connection with the sale of the debenture agreements, the Company issued
(1) warrants to purchase 1,002,742 shares of common stock of the Company at the lesser of $2.55 per share of 70% of the average closing bid price of the common stock during the last five trading days prior to exercise, (2) warrants to purchase 1,002,742 shares of common stock of the Company at the lesser of $5.10 per share of 70% of the average closing bid price of the common stock during the last five trading days prior to exercise and (3) 111,475 shares of common stock. The warrants are exercisable for a period of three years from the date of issuance. The estimated value of these warrants and common stock, $1,513,065, has been recorded as additional paid-in capital.

                            DIVOT GOLF CORPORATION

3.  LEASES

     The Company leases certain equipment used in the daily operations of the Company under capital leases which are included in furniture, machinery and equipment. Leased equipment under capital leases included in furniture, machinery and equipment at December 31, 1997 consists of the following:

Equipment...................................................  $69,683
Less accumulated amortization...............................    5,203
                                                              -------
                                                              $64,480
                                                              =======

     The accumulated amortization with respect to these capitalized leases is included in "accumulated depreciation and amortization" in the accompanying balance sheet. Amortization expense is included in depreciation and amortization expense in the accompanying statement of operations.

     Future minimum lease payments, by year and in the aggregate, under capital leases, consist of the following at December 31, 1997:

1998........................................................  $ 28,228
1999........................................................    25,236
2000........................................................    16,148
                                                              --------
Total minimum lease payments................................    69,612
Amounts representing interest...............................   (12,317)
                                                              --------
                                                                57,295
Less current portion........................................   (21,510)
                                                              --------
                                                              $ 35,785
                                                              ========

     The Company also rents certain facilities, land and equipment under operating leases which expire at various times through 2027. Total rent expense for the Company was approximately $283,200 and $207,500, for the years ended December 31, 1997 and 1996, respectively.

     Future minimum lease payments, by year and in the aggregate, under operating leases consist of the following at December 31, 1997:

1998........................................................  $  272,200
1999........................................................     284,674
2000........................................................     242,428
2001........................................................     187,356
2002........................................................     180,566
Thereafter..................................................     600,000
                                                              ----------
                                                              $1,767,224
                                                              ==========

4.  RELATED PARTY TRANSACTIONS

     The Company funded expenses on behalf of certain entities affiliated through common ownership. Accounts receivable from related parties were $160,543 at December 31, 1997. The Company expects payment of the amount outstanding at December 31, 1997 within the next twelve months; accordingly, the amounts are classified as short-term assets.

     The Company provided management services to related parties resulting in approximately $77,000 and $190,000 in management fee revenue for the years ended December 31, 1997 and 1996, respectively.

                            DIVOT GOLF CORPORATION

5.  INCOME TAXES

     Under Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes," the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets at December 31, 1997 are as follows:

Deferred tax liabilities:
  Tax over book depreciation and amortization...............  $        --
                                                              -----------
                                                              $        --
                                                              ===========
Deferred tax assets:
  Book over tax depreciation and amortization...............  $   130,000
  Net operating loss carryforwards..........................    4,400,000
  Bad debt allowance........................................       60,000
  Other.....................................................        4,700
                                                              -----------
Total deferred tax assets...................................    4,594,700
Valuation allowance for deferred tax assets.................   (4,594,700)
                                                              -----------
Net deferred tax assets.....................................           --
                                                              ===========
Net deferred taxes..........................................  $        --
                                                              ===========

     At December 31, 1997 the Company has a net operating loss carryforward of $11,000,000 which will begin to expire in the year 2007. The tax benefits of these items are reflected in the above table of deferred tax assets and liabilities. U.S. tax rules impose limitations on the use of net operating losses following certain changes in ownership. If a change were to occur, the limitation could reduce the amount of these benefits that would be available to offset future taxable income each year, starting with the year of ownership change.

                            DIVOT GOLF CORPORATION

     The reconciliation of income tax attributable to continuing operations computed at the U.S. federal statutory tax rates to income tax expense is:

                                                                DECEMBER 31,
                                                         --------------------------
                                                            1997           1996
                                                         -----------    -----------
Income tax benefit at U.S. statutory rate..............  $(2,040,000)   $(2,895,000)
Amortization and write-off of goodwill.................           --      1,722,000
State tax benefit, net.................................     (360,000)      (492,000)
Equity income..........................................       47,000        326,000
Interest expense for which no tax benefit was
  provided.............................................      357,000        648,000
Impact of foreign losses for which a current tax
  benefit is not available.............................       80,000             --
Impact of sale of stock in subsidiaries................      460,000             --
Other items............................................      141,000        438,300
Change in valuation allowance..........................    1,315,000        252,700
Foreign tax............................................           --        110,000
                                                         -----------    -----------
Tax expense............................................  $        --    $   110,000
                                                         ===========    ===========

6.  SHAREHOLDERS' EQUITY

     During 1996, the Company issued 3,333 shares of common stock with a value of $58,595 in lieu of compensation for consulting services performed. The value of the issued stock was based on the fair market value of the Company's common stock on the date that the consulting services were performed and reflects the value of services received. The Company recognized $58,595 in compensation expense related to the transaction.

     During December 1997, the Company closed on a private placement offering of 7% Cumulative Convertible Preferred Stock ("Preferred Stock") for $1.92 million. The Preferred Stock was offered in units of 15 Preferred Shares, with each such share having a liquidation value of $1,000, and 667 warrants, for a price of $15,000 per unit.

     The holders of the Preferred Stock are entitled to a cash dividend equal to $70 per share payable quarterly commencing April 1, 1998, although the Company has the option to utilize shares of its common stock, under certain conditions, to satisfy the dividend requirement. If the Company has not filed a Registration Statement with the SEC to register securities in a public offering within 180 days of issuance, the Preferred Stock shall accrue dividends at an annual rate of $180 per share. The purchaser has the right to convert the Preferred Stock immediately into a number of shares of the Company's common stock equal to $1,000 per share converted divided by the Conversion Price. The Conversion Price means the lesser of (1) $10.50 or (2) 75% of the average of the closing bid price of a share of the Company's common stock during the ten trading days prior to such conversion provided that the holder can not as a result of such conversion beneficially own more than 4.99% of the then outstanding common stock. In the event the Conversion Price falls below $7.50, the Company may redeem, at $1,250 per share plus any accrued but unpaid dividends, all (but not any part) of shares proposed to be converted. In conjunction with the discount allowed on the conversion of the Preferred Stock into common stock, the Company has recorded dividends of $669,928. The Preferred Stock does not carry any voting rights. As of December 31, 1997, 128 units of Preferred Stock had been sold while no conversions of shares of the Company's common stock had taken place.

     In connection with the sale and issuance of the Preferred Stock, the Company issued warrants, exercisable immediately, to purchase 85,333 shares of common stock of the Company at

                            DIVOT GOLF CORPORATION

$15.00 per share for a period of three years from the date of issuance. The Company incurred approximately $165,000 in additional costs related to the issuance of the Preferred Stock, which are offset against additional paid-in capital in the consolidated statements of shareholders' equity.

     As of December 31, 1997, warrants to purchase 2,236,685 shares of the Company's common stock were outstanding. These warrants have exercise prices ranging from $2.55 to $48.75 per share; 6,667 warrants expire September 28, 1998 (exercise price equals $36.00 per share); 15,867 warrants expire November 17, 1998 (exercise price equals $36.00 per share); 3,333 warrants expire December 5, 1998; (exercise price equals $15.00 per share); 10,000 warrants expire June 30, 1999 (exercise price equals $30.00 per share); 93,333 warrants expire June 30, 2000 (exercise prices range from $36.00 to $48.75 per share), 16,667 warrants expire September 28, 2000 (exercise price equals $36.00 per share); 1,002,742 warrants expire November 18, 2000 (exercise price equals the lesser of $2.55 per share or 70% of the average closing bid of the common stock during the last five trading days prior to conversion); 1,002,742 warrants expire November 18, 2000 (exercise price equals the lesser of $5.10 per share or 70% of the average closing bid of the common stock during the last five trading days prior to conversion); and 85,333 warrants expire December 3, 2000 (exercise price equals $15.00 per share).

  Loss per Share

     The following table sets forth the computation of basic and diluted earnings per share in accordance with Statement No. 128, Earnings per Share:

                                                                DECEMBER 31
                                                         --------------------------
                                                            1997           1996
                                                         -----------    -----------
Numerator:
  Net loss.............................................  $(5,987,034)   $(8,625,732)
  Preferred stock dividends -- conversion discount.....     (669,928)            --
                                                         -----------    -----------
  Numerator for basic and dilutive earnings per share--
     income available to common stockholders...........  $(6,656,962)   $(8,625,732)

Denominator:
  Denominator for basic and diluted earnings per
     share -- weighted-average shares..................    1,981,607      1,333,727
                                                         -----------    -----------
  Basic and diluted loss per share.....................  $     (3.36)   $     (6.47)
                                                         ===========    ===========

     The following number of potentially convertible shares of common stock related to convertible preferred stock, convertible debentures, warrants, and stock options are as follows at December 31, 1997:

     For conversion of convertible preferred stock..........     324,873
     For conversion of convertible debentures...............     396,333
     Outstanding warrants...................................   2,236,685
     Outstanding stock options..............................      39,617
     Possible future issuance under stock option plan.......      60,383
                                                               ---------
       Total shares potentially convertible.................   3,057,891
                                                               =========

     As of December 31, 1997, the Company had only 491,166 common shares available to be issued.

                             DIVOT GOLF CORPORATION

7.  STOCK OPTIONS

     On June 3, 1994, the Board of Directors and the stockholders of the Company adopted the Brassie Golf Corporation 1994 Stock Option and Restricted Stock Purchase Plan (the "Stock Option Plan") as an incentive for key employees. The purchase price for any Stock Awards and the exercise price for any Options may not be less than the fair market value for the common stock on the date of grant. Unless otherwise agreed between the grantee and the Company, the Stock Awards and Options expire 90 days after termination of the grantee's relationship with the Company. Because no options were issued during the years ended December 31, 1997 and 1996, no pro forma disclosures are required under SFAS 123.

  Options Outstanding, Common Stock

                                                                       OPTIONS OUTSTANDING
                                                         SHARES     --------------------------
                                                        AVAILABLE    NUMBER         PRICE
                                                        FOR GRANT   OF SHARES     PER SHARE
                                                        ---------   ---------   --------------
Balances at December 31, 1995.........................     14,498      85,502   $30.00 to $57.00
  Options granted.....................................         --          --                 --
  Options canceled....................................      3,133      (3,133)                --
  Options exercised...................................         --          --                 --
                                                        ---------   ---------   ----------------
Balances at December 31, 1996.........................     17,631      82,369   $30.00 to $57.00
                                                        ---------   ---------   ----------------
  Options granted.....................................         --          --                 --
  Options canceled....................................     42,751     (42,751)                --
  Options exercised...................................         --          --                 --
                                                        ---------   ---------   ----------------
Balances at December 31, 1997.........................     60,382      39,618   $30.00 to $57.00
                                                        =========   =========   ================

8.  ACQUISITIONS

     On December 26, 1997, the Company acquired from a related party certain licensing and development rights on Parcel 11-A of the World Golf Village, the Spa Tournament Championship development program, and the Spa Products and Catalog from Divot Spa WGV, Inc., for approximately $356,000. The purchase price of which approximately $331,000 and $25,000 has been allocated to goodwill and licensing fees, respectively, consisted of 200,000 shares of the Company's common stock and cash of $75,000. No expense was recorded during 1997 in connection with this goodwill. The goodwill will be amortized using the straight line method over a period of 15 years.

     On December 28, 1997, the Company executed a letter of intent with Lady Fairway Golf to purchase 100% of the outstanding stock of Lady Fairway Golf. In connection with this agreement, the Company paid a nonrefundable deposit of $100,000 which is included in the other assets of the Company's consolidated balance sheet at December 31, 1997. The Company contemplates closing this transaction in the first quarter 1998.

                             DIVOT GOLF CORPORATION

9.  DISPOSITION OF ASSETS

     During the year ended December 31, 1997, the Company disposed of three subsidiaries and substantially all of the assets of St. James in three separate transactions for an aggregate amount of approximately $3,800,000 ($3,550,000 in cash and $250,000 in accounts receivable). In addition, the Company is entitled to receive a certain percentage of future contract revenue of Hale Irwin Golf Services, Inc. The Company recognized a loss of $1,826,164 in connection with the disposition of these subsidiaries. This loss is reflected in the statement of operations. The operating results of the subsidiaries were included in the consolidated statements of operations of the Company from the dates of acquisition through the dates of disposition. The proceeds from the sale and related gain (loss) are recorded as follows:

                                                                 PROCEEDS
                                                                FROM SALE     GAIN/(LOSS)
                                                                ----------    -----------
Brassie Golf Management Services, Inc. and Summit Golf
  Corporation...............................................    $  850,000    $   125,000
The Gauntlet at St. James...................................     2,950,000     (1,931,875)
Hale Irwin Golf Services, Inc...............................            --        (19,289)
                                                                ----------    -----------
                                                                $3,800,000    $(1,826,164)
                                                                ==========    ===========

10.  CHANGE IN REPORTING ENTITY

     In 1995, the Company consolidated two 75% owned subsidiaries, The Gauntlet at Laurel Valley and The Gauntlet at Myrtle West in accordance with Financial Accounting Standards Board Statement 94. In 1996, the Company transferred 45% of the ownership interest in the subsidiaries to the minority shareholder to comply with a mandatory injunction issued by the 13th Circuit Court of Hillsborough County of Florida. Accordingly, the financial statements for 1996 have been restated to reflect the Company's ownership in the subsidiaries under the equity method of accounting. In 1996, the Company recognized a loss of $310,888 on the transference of the interest in the subsidiaries. The Company's interest in the net losses of these entities is recorded at 75% up until the date of transference and at 30% thereafter.

     Due to the recurring operating losses and working capital deficiencies of the entities, the Company assessed the net realizable value of these investments at December 31, 1996 to be -0-. Therefore, on the Company's assessment, a write-down of $116,318 and $505,691 was recorded in 1997 and 1996, respectively to reflect the net realizable value of these investments. The write-down is included in the loss on equity investment in subsidiaries line item on the Company's 1997 and 1996 statement of operations.

     The components of the line item, Loss on equity investment in subsidiaries, as reported in the consolidated statements of operations are as follows:

                                                                1996       1997
                                                              --------   --------
Pro rata share of net loss..................................  $310,888   $     --
Write-down to carrying value................................   505,691    116,318
Reserve for ongoing litigation..............................   150,000         --
                                                              --------   --------
Loss on equity investment in subsidiaries...................  $966,579   $116,318
                                                              ========   ========

                             DIVOT GOLF CORPORATION

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

11.  COMMITMENTS AND CONTINGENCIES

     The Company has employment agreements with its executive officers, the terms of which expire at various times through September 3, 2004. Such agreements provide for minimum salary levels, as well as for incentive bonuses which are payable if specified management goals are attained. Minimum commitments for future salaries, excluding bonuses, by year and in the aggregate consist of the following at December 31, 1997:

1998........................................................  $  650,000
1999........................................................     650,000
2000........................................................     591,667
2001........................................................     475,000
2002........................................................     454,167
Thereafter..................................................     375,000
                                                              ----------
                                                              $3,195,834
                                                              ==========

     The Company, in the ordinary course of business, is the subject of, or party to, various pending or threatened claims and litigation. In the opinion of management, settlement of such claims and litigation will not have a material effect on the Company's operations or financial position.

12.  SUBSEQUENT EVENTS (Unaudited)

Reverse Stock Split

     Effective June 16, 1998, the Board of Directors declared a reverse stock split of 15 to 1 shares of the Company's common stock to holders of record on June 16, 1998. Common stock issued and additional paid-in capital as of December 31, 1996 and 1997 and March 31, 1998 have been restated to reflect this split. All share and per share data, including stock option plan and warrant information, is stated to reflect the split.

Common Shares Authorized

     Effective April 1998, the Company increased the number of common shares authorized from 50 million to 200 million.

Disposition of Gauntlet at Curtis Park

     On April 2, 1998, the Company sold its leasehold interest in the golf course assets at The Gauntlet at Curtis Park for $5,400,000. The net realized gain on the sale of the golf course assets was approximately $524,000.

Acquisitions

     Miller Golf, Inc.--On April 8, 1998, the Company purchased all of the outstanding stock of Miller Golf, Inc. ("Miller"), a supplier of high-quality golf accessories, for a total purchase price of $4.3 million. The purchase price consisted of $3,000,000 in cash, $1,000,000 in short-term notes payable to the sellers, and $300,000 of the Company's common stock (53,333 shares valued at the fair market value of the common stock at the date of closing). The acquisition was accounted for under the purchase method of accounting.

     To finance the Miller purchase, the Company issued $3.0 million of convertible secured notes in April 1998. During May and June 1998, the holders of these convertible notes exchanged such notes for 200 units of the Company's private placement dated December 3, 1997. Each unit consists of 15 shares of the Company's 1997 Convertible Preferred Stock, and warrants to purchase 667 shares of the Company's common stock at $15.00 per share.

     Divot Golf Corporation--On April 15, 1998, the Company purchased all of the outstanding stock of Divot Golf Corporation from a related party for a total purchase price of $500,000. The purchase price consisted of $300,000 in cash and a $200,000 short-term promissory note payable to the seller. The acquisition was accounted for under the purchase method of accounting.

     Talisman Tools Incorporated--On April 20, 1998, the Company purchased all of the outstanding stock of Talisman Tools Incorporated for a total purchase price of $101,875. The purchase price consisted of two short-term notes payable to the sellers in the aggregate amount of $55,000 and $46,875 of the Company's common stock (10,000 shares valued at the fair market value of the common stock at the date of closing). The acquisition was accounted for under the purchase method of accounting.

     Land Purchase--On January 16, 1998, the Company closed its acquisition of Parcel 11-A at the World Golf Village for a purchase price of approximately $1,850,000 in cash. The Company financed a portion of the purchase price through the issuance of short-term notes payable to individuals in the aggregate amount of $1,500,000 and the issuance of 50,000 shares of common stock to the mortgagors.

Stock Option Plan

     During April 1998, the Board of Directors and shareholders approved the formation of the Brassie Golf Corporation 1998 Stock Option Plan (the "1998 Plan") for the purpose of attracting and retaining certain key employees of the Company. The 1998 Plan provides that an aggregate of 1,500,000 of the Company's authorized shares be reserved for future issuance. In the case of initial grants, the exercise price will be fixed by the Board of Directors on the date of grant.

     On June 15, 1998, the Company issued a total of 733,333 options to certain
officers and key employees of the Company under the 1998 Plan   These options
have a exercise price of $2.8125 per share, which equals the fair value of the stock price on the date of grant.

     During the first quarter of 1998, the Company ceased negotiations to purchase 100% of the outstanding stock of Lady Fairway Golf. As a result, the Company wrote off a nonrefundable deposit of $100,000 during the three months ended March 31, 1998 which was included in the other assets of the Company's consolidated balance sheet at December 31, 1997.

                         Report of Independent Auditors


Board of Directors and Shareholders
Miller Golf, Inc.


We have audited the accompanying balance sheets of Miller Golf, Inc. as of March 31, 1998, September 30, 1997, and September 30, 1996, and the related statements of operations, shareholders' equity and cash flows for the six-month period ended March 31, 1998 and for each of the two years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Miller Golf, Inc. at March 31, 1998, September 30, 1997, and September 30, 1996 and the results of its operations and its cash flows for the six-month period ended March 31, 1998 and for each of the two years in the period ended September 30, 1997 in conformity with generally accepted accounting principles.


                              /s/ ERNST & YOUNG LLP

Raleigh, North Carolina
May 1, 1998

                                                 Miller Golf, Inc.

                                                  Balance Sheets



                                                                   March 31                  September 30
                                                                     1998              1997               1996
                                                              --------------------------------------------------------

Assets
Current assets:
   Cash                                                       $       156,311    $        84,809   $        47,668
   Accounts receivable, less allowance for doubtful accounts
     of $30,600 at March 31, 1998, $26,600 at September 30,
     1997, and $28,900 at September 30, 1996
                                                                    1,348,808          1,279,483         1,417,706
   Other receivables                                                   59,041             94,258            12,906
   Inventory                                                        1,259,960          1,142,040         1,124,442
   Prepaid expenses and deposits                                      283,743            132,304           132,421
   Deferred tax asset                                                  82,800             79,200            31,200
                                                              --------------------------------------------------------

Total current assets                                                3,190,663          2,812,094         2,766,343

Property and equipment:
   Machinery and leasehold improvements                               725,352            725,352           721,962
   Furniture and fixtures                                             286,426            285,709           285,709
   Equipment                                                          596,824            589,606           551,665
                                                              --------------------------------------------------------
                                                                    1,608,602          1,600,667         1,559,336
   Accumulated depreciation                                        (1,441,722)        (1,410,500)       (1,332,767)
                                                              --------------------------------------------------------
                                                                      166,880            190,167           226,569

   Deferred tax asset                                                  96,200             96,200           164,500
   Other assets                                                       112,394            117,033           107,416


                                                              --------------------------------------------------------
Total assets                                                  $     3,566,137    $     3,215,494   $     3,264,828
                                                              ========================================================


                                                                   March 31                  September 30
                                                                     1998              1997               1996
                                                              --------------------------------------------------------

Liabilities and shareholders' equity Current liabilities:
   Accounts payable                                           $       250,651    $       275,489   $       277,101
   Accrued expenses                                                   314,794            348,329           301,579
   Income taxes payable                                                     -             97,246           309,097
   Line of credit                                                   1,242,977            683,913           754,001
   Current portion of long-term debt                                        -             12,666            50,000
   Notes payable - related party                                      104,698            103,847            44,015
                                                              --------------------------------------------------------
Total current liabilities                                           1,913,120          1,521,490         1,735,793

Long-term debt, less current portion                                        -                  -            12,667
Notes payable - related party, less current portion                    10,653             20,851            39,962
Deferred taxes                                                         23,300             23,300            21,200

Commitments and contingencies (Notes 11 and 12)

Shareholders' equity:
   Common Stock, $1 par value, 250,000 shares
     authorized, 114,000 shares issued and outstanding
                                                                      114,000            114,000           114,000
   Additional paid-in capital                                         386,000            386,000           386,000
   Retained earnings                                                3,514,278          3,545,067         3,350,420
   Less cost of Common Stock held in treasury, 82,000
     shares                                                        (2,202,160)        (2,202,160)       (2,202,160)
   Notes receivable from shareholders                                (193,054)          (193,054)         (193,054)
                                                              --------------------------------------------------------
Total shareholders' equity                                          1,619,064          1,649,853         1,455,206
                                                              --------------------------------------------------------
Total liabilities and shareholders' equity                    $     3,566,137    $     3,215,494   $     3,264,828
                                                              ========================================================




See accompanying notes.

                                Miller Golf, Inc.

                            Statements of Operations





                                                              Six-month period
                                                                ended March 31         Year ended September 30
                                                                     1998              1997               1996
                                                              --------------------------------------------------------


 Sales                                                        $    3,419,782     $     8,983,132   $     9,918,366
Cost of sales                                                      2,231,733           5,535,424         6,316,556
                                                              --------------------------------------------------------
Gross profit                                                       1,188,049           3,447,708         3,601,810

Selling, general and administrative expenses                       1,283,592           2,973,095         3,021,277
                                                              --------------------------------------------------------


(Loss) income from operations                                        (95,543)            474,613           580,533

Other income (expense):
   Life insurance proceeds                                                 -                   -         1,750,680
   Interest expense                                                  (46,700)           (121,248)         (201,694)
   Interest income                                                     7,754              14,417            69,028
   Other income (expense)                                            100,000              (2,835)            9,434
                                                              --------------------------------------------------------
                                                                      61,054            (109,666)        1,627,448

(Loss) income before taxes                                           (34,489)            364,947         2,207,981
Provision for income taxes                                            (3,700)            170,300           196,500
                                                              ========================================================
Net (loss) income                                             $      (30,789)    $       194,647   $     2,011,481
                                                              ========================================================



See accompanying notes.

                                Miller Golf, Inc.

                       Statements of Shareholders' Equity




                                   Common       Additional       Retained                      Notes Receivable
                                    Stock     Paid-In Capital    Earnings      Treasury Stock  from Shareholders      Total
                                -------------------------------------------------------------------------------------------------

Balance at September 30, 1995   $    114,000  $    386,000   $    1,338,939  $       (52,160)  $     (202,500)  $    1,584,279
   Purchases of treasury stock             -             -                -       (2,150,000)               -       (2,150,000)
   Repayments of principal                 -             -                -                -            9,446            9,446
   Net income                              -             -        2,011,481                -                -        2,011,481
                                -------------------------------------------------------------------------------------------------
Balance at September 30, 1996        114,000       386,000        3,350,420       (2,202,160)        (193,054)       1,455,206
   Net income                              -             -          194,647                -                -          194,647
                                -------------------------------------------------------------------------------------------------
Balance at September 30, 1997        114,000       386,000        3,545,067       (2,202,160)        (193,054)       1,649,853
   Net loss                                -             -          (30,789)               -                -          (30,789)
                                =================================================================================================
Balance at March 31, 1998       $    114,000  $    386,000   $    3,514,278  $    (2,202,160)  $     (193,054)  $    1,619,064
                                =================================================================================================



See accompanying notes.

                                Miller Golf, Inc.

                            Statements of Cash Flows


                                                                    Six-month period             Year ended
                                                                          ended                 September 30
                                                                     March 31, 1998        1997             1996
                                                                   ----------------------------------------------------

Operating Activities
Net (loss) income                                                  $       (30,789)   $      194,647  $    2,011,481
Adjustments to reconcile net (loss) income to net cash (used in)
   provided by operating activities:
     Depreciation                                                           31,222            77,733         102,356
     Deferred taxes                                                         (3,600)           22,400        (178,560)
     Changes in operating assets and liabilities:
       Accounts receivable and other receivables                           (34,108)           56,871         137,070
       Inventory                                                          (117,920)          (17,598)         80,275
       Prepaid expenses and deposits                                      (151,439)              117         115,591
       Other assets                                                          4,639            (9,617)        252,700
       Accounts payable                                                    (24,838)           (1,612)       (283,669)
       Accrued expenses                                                    (33,535)           46,750          20,850
       Income taxes payable                                                (97,246)         (211,851)        288,988
                                                                   ----------------------------------------------------
Net cash (used in) provided by operating activities                       (457,614)          157,840       2,547,082

Investing activities
Purchases of property and equipment                                         (7,935)          (41,331)        (26,054)
                                                                   ----------------------------------------------------
Net cash used in investing activities                                       (7,935)          (41,331)        (26,054)

Financing activities
Proceeds from line of credit                                             4,134,301         9,655,113      10,135,898
Principal payments on line of credit                                    (3,575,237        (9,725,201)    (10,456,991)
Net (payments) proceeds from notes payable - related party                  (9,347)           40,721               -
Payments on long-term debt                                                 (12,666)          (50,001)        (45,000)
Repayments on notes receivable from shareholders                                 -                 -           9,446
Purchase of treasury stock                                                       -                 -      (2,150,000)
                                                                   ----------------------------------------------------
Net cash provided by (used in) financing activities                        537,051           (79,368)     (2,506,647)
Net increase in cash                                                        71,502            37,141          14,381
Cash at beginning of year                                                   84,809            47,668          33,287
                                                                   ----------------------------------------------------
Cash at end of year                                                $       156,311    $       84,809  $       47,668
                                                                   ====================================================

Supplemental disclosures of cash flow information
Cash paid for interest                                             $        42,095    $      103,764  $      183,895
                                                                   ====================================================

Cash paid for income taxes                                         $       208,992    $      359,651  $       78,012
                                                                   ====================================================

See accompanying notes.

                                Miller Golf, Inc.

                          Notes to Financial Statements

                                 March 31, 1998


1. Business of the Company

Miller Golf, Inc. (the "Company") is engaged in the manufacturing and distribution of golf accessories, specialties and promotional items, which are sold principally to golf courses, pro shops, recreational facilities, and event sponsoring organizations in the United States and Puerto Rico.

2. Summary of Significant Accounting Policies

Revenue Recognition

Revenues, net of allowance for estimated future returns, are recognized at the time merchandise is shipped to the customer.

Concentration of Credit Risk

The Company's primary financial instrument subject to potential concentration of credit risk is accounts receivable which are unsecured. The Company provides an allowance for doubtful accounts based on its analysis of potentially uncollectible accounts. As of March 31, 1998, the Company had no significant concentrations of credit risk with any individual customers.

Inventory

Inventory is stated at cost (using the first-in, first-out cost flow assumption) and has been adjusted for slow-moving or obsolete items.

Inventory consists of the following:


                                                              March 31                    September 30
                                                                1998                1997                1996
                                                        --------------------- ------------------ -------------------

     Raw materials                                        $      321,874        $      310,949     $      293,935
     Work in process                                              55,303                47,460             51,876
     Finished goods                                              896,783               785,631            780,631
                                                        --------------------- ------------------ -------------------
     Total                                                     1,273,960             1,144,040          1,126,442
     Less inventory reserves                                      14,000                 2,000              2,000
                                                        ===================== ================== ===================
                                                          $    1,259,960        $    1,142,040     $    1,124,442
                                                        ===================== ================== ===================

                                Miller Golf, Inc.

2. Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment accounts are stated at cost. Depreciation for both financial reporting and income tax purposes is computed using accelerated methods.

Expenditures for major renewals and betterments that extend the useful lives of the property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

The estimated lives are as follows:

     Machinery and leasehold improvements                    7 - 31.5      years
     Furniture and fixtures                                  7             years
     Equipment                                               5 - 7         years

Long-Lived Assets

Upon indication of impairment, the Company's policy for assessing impairment of long-lived assets is to calculate the undiscounted projected future cash flows of the asset expected to be generated over the remaining useful life of the asset. This amount is compared to the carrying value of the asset to determine if the asset is impaired. The Company adjusts the net book value of the underlying assets if the sum of expected future cash flows is less than book value. Based on the application of this policy, no impairments have been recognized.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                                Miller Golf, Inc.

2. Summary of Significant Accounting Policies (continued)

Advertising Costs

The Company expenses advertising costs as incurred, except for direct response advertising, which is capitalized as prepaid advertising and amortized over its expected period of future benefits. Total advertising expense was $113,779, $241,353 and $258,882 for the six-month period ended March 31, 1998 and the years ended September 30, 1997 and 1996, respectively.

Impact of Recently Issued Accounting Standard

In 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income" ("SFAS 130") and Statement No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"), which are both effective for fiscal years beginning after December 15, 1997. SFAS 130 addresses reporting amounts of other comprehensive income and SFAS 131 addresses reporting segment information. The Company does not believe that the adoption of these new standards will have a material impact on its financial statements.

3. Prepaid Expenses and Deposits

Prepaid expenses and deposits consist of the following:


                                                             March 31                      September 30
                                                               1998                 1997                 1996
                                                        -------------------- -------------------- --------------------

     Prepaid advertising                                  $      38,221        $      43,148        $      42,995
     Prepaid insurance                                           66,065               39,334               41,583
     Other prepaid expenses                                      62,576               33,347               34,043
     Prepaid income taxes                                       107,181                    -                    -
     Deposits and advances                                        9,700               16,475               13,800
                                                        ==================== ==================== ====================
                                                          $     283,743        $     132,304        $     132,421
                                                        ==================== ==================== ====================

                                Miller Golf, Inc.

4. Notes Receivable from Shareholders

During 1995, two employees of the Company purchased 9,000 shares of the Company's common stock in exchange for promissory notes. If the employees receive an annual bonus, then they are subject to payments on the note equal to one-third of the bonus which will first reduce accrued interest and then the outstanding principal balance. Interest accrues on the unpaid balance at a rate of 7% per annum. The unpaid principal balance and accrued interest are due and payable on July 14, 2000. The notes are secured by a security interest in 9,000 shares of the Company's common stock.

5. Accrued Expenses

Accrued expenses consist of the following:


                                                               March 31                   September 30
                                                                 1998               1997                1996
                                                            ---------------- -------------------- ------------------

   Accrued and withheld payroll taxes                         $      20,950    $       9,410        $      10,276
   Accrued payroll and payroll related expenses                     131,755          173,266              121,710
   Accrued commissions                                               79,282           66,495               77,016
   Accrued pension                                                   27,807           39,973               49,976
   Accrued professional fees                                         55,000           59,185               42,601
                                                            ---------------- -------------------- ------------------
                                                              $     314,794    $     348,329        $     301,579
                                                            ================ ==================== ==================

6. Debt

The Company has a short-term line of credit of $2,000,000 which is secured by inventory, accounts receivable, fixtures, machinery and equipment. Interest is paid by the Company at a rate of 1% per annum over the bank's prime rate through February 18, 1997, after which time interest is paid at a rate of .75% per annum over the bank's prime rate (8.5% at March 31, 1998). The line of credit, which expires March 31, 2000, requires the Company to maintain certain financial covenants principally relating to cash flow. The outstanding balance at May 1998, September 30, 1997, and September 30, 1996 was $1,242,977, $683,913 and
$754,001, respectively.

The Company also has a $100,000 line of credit for the purpose of equipment acquisitions. The outstanding balance accrues interest at 1% over the bank's prime rate (8.5% at March 31, 1998) and is cross-collateralized with the short-term line of credit. Based on the line of credit agreement, the outstanding balance under this line of credit will be converted to a five-year term note at the end of each fiscal year. As of March 31, 1998, there was no outstanding balance on this line of credit.

                                Miller Golf, Inc.

7. Notes Payable - Related Party

Periodically, the President and majority shareholder have advanced the Company funds for cash shortfalls. There is no set repayment schedule and accordingly, the amounts have been included as current liabilities. Interest accrues at prime (8.5% at March 31, 1998) plus .75% adjusted periodically by executive management as they deem necessary. Amounts outstanding at March 31, 1998, September 30, 1997, and September 30, 1996 were $84,736, $84,736 and $26,500, respectively.

The Company has an unsecured note payable from a shareholder payable in fixed monthly installments of $1,821 including interest at 8.75%. Amounts outstanding at March 31, 1998, September 30, 1997, and September 30, 1996 were $30,615, $39,962 and $57,477, respectively.

8. Employee Retirement Plan

The Company has a noncontributory defined contribution pension plan that covers all salaried employees employed for at least six months and 1,000 hours of service within the year. Factory employees are covered by a noncontributory union pension plan. Pension expenses charged to operations are as follows:


                                                               Six-month
                                                             period ended
                                                                March 31            Year ended September 30
                                                                 1998               1997                1996
                                                            ---------------- -------------------- ------------------

   Salaried employees                                         $      24,375    $      47,543        $      53,804
   Hourly and factory employees                                      17,425           37,142               40,717
                                                            ================ ==================== ==================
   Total                                                      $      41,800    $      84,685        $      94,521
                                                            ================ ==================== ==================

The Company has a voluntary cash or deferred salary arrangement qualified under
Section 401(k) of the Internal Revenue Code which became effective July 1, 1983. All salaried employees, and effective October 1, 1993, all union employees are eligible to participate and elections may be made to contribute from 1% to 15% of salary, to a statutory maximum. The Company has a matching program of up to a maximum 6% of covered compensation for salaried employees and 4% of covered compensation for union employees. Contributions made were $41,387, $84,220 and $74,331 for the six-month period ended March 31, 1998 and for the years ended September 30, 1997 and 1996, respectively.

                                Miller Golf, Inc.

9. Income Taxes

Federal and state income taxes are computed on net income of the Company adjusted for permanent differences between income for financial reporting and income for tax purposes. The resulting tax is computed using the statutory rates of respective governing agencies.

Deferred income taxes result primarily from timing differences between financial and tax income and are accounted for as required by Statement No. 109 of the Financial Accounting Standards Board.

The tax effects of temporary differences at March 31, 1998, September 30, 1997, and September 30, 1996 that give rise to significant portions of deferred tax assets and deferred tax liabilities are presented below:


                                                           March 31                  September 30
                                                             1998               1997              1996
                                                       ------------------ ----------------- ------------------
Deferred tax liabilities:
   Tax over book depreciation                            $      13,800      $      13,800     $      11,700
   Other, net                                                    9,500              9,500             9,500
                                                       ------------------ ----------------- ------------------
Total deferred tax liabilities                                  23,300             23,300            21,200

Deferred tax assets:
   Inventory                                                    53,200             47,100            19,500
   Insurance                                                     9,100             21,400                 -
   Alternative minimum tax credit carryforward
                                                                96,200             96,200           164,500
   Bad debts                                                    12,300             10,700            11,700
   Net operating loss                                            8,200                  -                 -
                                                       ------------------ ----------------- ------------------
Total deferred tax assets                                      179,000            175,400           195,700
                                                       ================== ================= ==================
Net deferred tax asset                                   $     155,700      $     152,100     $     174,500
                                                       ================== ================= ==================

For the period ended March 31, 1998, the Company incurred a federal net operating loss of approximately $24,000 that expires during the year 2018. An alternative minimum tax credit of approximately $164,500 arose in the year ended September 30, 1996. Approximately $68,300 of the credit was used in the year ended September 30, 1997. The remaining credit has an indefinite carryforward period.

                                Miller Golf, Inc.

9. Income Taxes (continued)

The provision for income taxes for the six-month period ended March 31, 1998 and for the years ended September 30, 1997 and 1996, respectively, consists of the following:


                                                           March 31                  September 30
                                                             1998               1997              1996
                                                       ------------------ ----------------- ------------------
Current expense:
   Federal                                               $         -        $      96,800     $     319,100
   State                                                           -               51,000            47,900
                                                       ------------------ ----------------- ------------------
                                                                   -              147,800           367,000
Deferred expense (benefit):
   Federal                                                    (4,400)              29,600          (172,100)
   State                                                         700               (7,100)            1,600
                                                       ================== ================= ==================
                                                              (3,700)              22,500          (170,500)
                                                       ================== ================= ==================
                                                         $    (3,700)       $     170,300     $     196,500
                                                       ================== ================= ==================

A reconciliation of the provision for income taxes to income tax expense, computed by applying the statutory federal income tax rate to pre-tax earnings at March 31, 1998, September 30, 1997, and September 30, 1996 is as follows:


                                                           March 31                  September 30
                                                             1998               1997              1996
                                                       ------------------ ----------------- ------------------
Income tax expense at statutory federal rate             $     (10,000)     $     124,100     $     750,700
Income tax expense at statutory state rate                      (1,800)            22,900           138,400
Increase (decrease) resulting from:
   Life insurance proceeds                                           -                  -          (705,000)
   Non-deductible expenses                                       6,700             23,300             9,200
   Other                                                         1,400                  -             3,200
                                                       ================== ================= ==================
                                                         $      (3,700)     $     170,300     $     196,500
                                                       ================== ================= ==================

                                Miller Golf, Inc.

10. Treasury Stock

The Company has periodically repurchased shares of common stock from its shareholders. Treasury stock consists of the following at March 31, 1998, September 30, 1997, and September 30, 1996:


     Fiscal Year End of                                                    Number of Shares
     Common Stock Repurchase                                                 Repurchased            Cost
------------------------------------------------------------------------- ------------------ -----------------
     September 30, 1994                                                             4,000       $      52,160
     September 30, 1996                                                            78,000           2,150,000
                                                                          =================  =================
                                                                                   82,000       $   2,202,160
                                                                          =================  =================

11. Leases

The Company leases certain automobiles and office space under operating leases which expire at various times through 2005. Total rent expense for the Company was approximately $145,000, $291,000 and $291,000 for the six-month period ended March 31, 1998 and the years ended September 30, 1997 and 1996, respectively. Future minimum lease payments, by year and in the aggregate, under operating leases during the next five years and thereafter are as follows:

     1998 (nine months)                                    $      231,125
     1999                                                         304,350
     2000                                                         302,998
     2001                                                         326,862
     2002 and thereafter                                        1,272,525
                                                       =====================
                                                           $    2,437,860
                                                       =====================

The Company leases its corporate office and warehouse space from the President and majority shareholder of the Company. The lease is for a period of ten years expiring in December 2005.

Terms of the lease required the Company to pay real estate taxes, repairs, maintenance and insurance on the leased premises. The rent during the option period is adjusted to reflect increases, but not decreases, in cost of living based on the consumer price index for urban consumers.

Annual rent expense paid to the shareholder for the six-month period ended March 31, 1998 and the years ended September 30, 1997 and 1996 was $145,350, $290,700 and $285,000, respectively.

                                Miller Golf, Inc.

12. Commitments and Contingencies

Letters of credit may be issued up to a maximum of the available balance under the Company's short-term line of credit to vendors for overseas inventory purchases (see Note 6). Interest accrues annually at prime (8.5% at March 31,
1998) plus 1%. Letters of credit outstanding at March 31, 1998, September 30, 1997 and September 30, 1996 were $29,634, $148,862 and $36,950, respectively.

13. Subsequent Events

On April 3, 1998, the shareholders' of Miller Golf, Inc. entered into a Stock Purchase Agreement with Brassie Golf Corporation ("Brassie"), whereby Brassie will purchase one hundred percent of the outstanding shares of Miller Golf, Inc. for a total purchase price of $4,300,000, consisting of $3,000,000 in cash, 800,000 shares of Brassie's common stock (valued at $300,000 on the date of closing), and a $1,000,000 note payable with principal and accrued interest due on September 30, 1998.

                             DIVOT GOLF CORPORATION
                            PRO FORMA FINANCIAL DATA
                                   (Unaudited)

The following unaudited pro forma combined condensed financial statements include the historical and pro forma effects of the April 8, 1998 acquisition of Miller Golf, Inc. ("Miller Golf "). These pro forma financial statements also include (i) the historical and pro forma effects of the issuance of $3.0 million of convertible secured notes in April 1998 and the subsequent exchange of such notes for shares of the Company's 1997 Convertible Preferred Stock, and (ii) the sale of the Company's leasehold interest in the golf course assets at the Gauntlet at Curtis Park ("Curtis Park").

The following unaudited pro forma combined condensed financial statements have been prepared by the management of Divot Golf Corporation, Inc. formerly known as Brassie Golf Corporation, Inc. (the "Company") from its historical consolidated financial statements and the historical financial statements of Miller Golf which are included in this Current Report on Form SB-2. The unaudited pro forma combined condensed statements of operations reflect adjustments as if the transactions had occurred on January 1, 1997. The unaudited pro forma combined condensed balance sheet reflects adjustments as if the transactions had occurred on March 31, 1998. See "Note 1 - Basis of Presentation." The pro forma adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that management of the Company believes are reasonable in the circumstances.

The unaudited pro forma combined condensed financial statements are not necessarily indicative of what the financial position or results of operations actually would have been if the transaction had occurred on the applicable dates indicated. Moreover, they are not intended to be indicative of future results of operations or financial position. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements of the Company and related notes thereto which are included in the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998, which was filed with the Securities and Exchange Commission (the "Commission") on May 15, 1998, and in the Company's Annual Report on Form 10-KSB filed with the Commission on March 31, 1998. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements of Miller Golf which are included in this Current Report on Form SB-2.

                             DIVOT GOLF CORPORATION
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 MARCH 31, 1998
                                   (UNAUDITED)

                                                                                    Convertible                      Divot Golf
                                        Divot Golf                     Sale of      Secured Note       Pro Forma      Combined
                                        Historical    Miller Golf    Curtis Park(d) Financing         Adjustments     Pro Forma
                                      ------------- --------------   -------------- ------------     -------------  --------------

Current assets:
  Cash (deficit)                       $  (148,362)  $  156,311      $    263,434   $3,000,000(c)    $(3,000,000)(a)   $   271,383
  Cash restricted                          126,012                       (126,012)
  Accounts and notes receivable            429,577    1,407,849               (63)                                       1,837,363
  Accounts receivable from related
   parties                                 25,358                                                                           25,358
  Inventories and other current assets     892,494    1,626,503          (170,494)                       100,000 (a)     2,448,503
                                       -----------  --------------    -------------- ----------       -------------  --------------
Total current assets                     1,325,079    3,190,663           (33,135)   3,000,000        (2,900,000)       4,582,607



Property and equipment, net              7,169,858      166,880        (4,416,950)                        461,266(b)     3,381,054
Goodwill, net                              325,729                                                      2,119,670(b)     2,445,399
Intangible assets, net                     651,627                       (177,590)                                         474,037
Other Assets                                            208,594                                                            208,594
                                       ----------- --------------     -------------- -----------      -------------- --------------
Total assets                           $ 9,472,293 $  3,566,137       $(4,627,675)   $ 3,000,000      $   (319,064)    $11,091,691
                                       =========== ==============     ============== ===========      ============== ==============


                                                                                     CONVERTIBLE                      DIVOT GOLF
                                       Divot Golf                       Sale of      Secured Note      Pro Forma      Combined
                                       Historical   Miller Golf      Curtis Park(d)  Financing        Adjustments     Pro Forma
                                       -----------  -------------    --------------- ------------     -------------- ---------------
Liabilities And Shareholders Equity:
  Accounts payable and accrued
  expenses                             $ 1,160,892  $  565,445       $   (323,556)    $               $              $ 1,402,781
  Accrued interest payable                  76,818                        (61,025)                                        15,793
  Income tax payable                       181,793                                                                       181,793
  Long-term debt and capital
    lease obligations                    5,878,668                     (4,766,894)     3,000,000(c)    1,000,000(a)    2,111,774
                                                                                      (3,000,000)(c)
  Notes payable - related Party                        115,351                                                           115,351
  Line of Credit                                     1,242,977                                                         1,242,977
  Accrued discount on convertible
    debentures                              51,489                                                                        51,489
  Deferred taxes                                        23,300                                                            23,300

 Shareholders' Equity:
   Preferred Stock                             283                                             3(c)                          286
   Common Stock                             48,344      114,000                                          (114,000)        49,144
                                                                                                              800(a)
   Additional paid-in capital           33,421,991      386,000                        2,999,997(c)       299,200(a)  37,450,188
                                                                                         729,000(e)      (386,000)
   Accumulated deficit                 (31,028,264)   3,514,278           523,800       (729,000)(e)   (3,514,278)   (31,233,464)
   Less cost of Common stock
     held in treasury                                (2,202,160)                                        2,202,160
   Less cost of Convertible
     Preferred Stock held in
     Treasury, 281,250 shares             (210,937)                                                                     (210,937)
   Notes Receivable from shareholders                   (193,054)                                         193,054
   Foreign currency translation
     adjustment                           (108,784)                                                                     (108,784)
                                       ------------ -------------    ---------------- ----------      -------------- ---------------
Total shareholders' equity                2,122,633    1,619,064          523,800     $3,000,000       (1,319,064)     5,946,433
                                       ------------ -------------    ---------------- ----------      -------------- ---------------
Total liabilities and shareholders'    $  9,472,293 $  3,566,137     $ (4,627,675)    $3,000,000      $  (319,064)   $11,091,691
equity                                 ============ =============    ================ ==========      ============== ===============


                             DIVOT GOLF CORPORATION
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1998
                                   (Unaudited)




                                                                                                                       Divot Golf
                                          Divot Golf                                  Sale of          Pro Forma        Combined
                                          Historical       Miller Golf            Curtis Park (h)     Adjustments       Pro Forma
                                      ------------------  ------------------     -----------------   ---------------   ------------
Operating Revenues                    $         137,468   $   1,493,917          $       (130,530)   $                 $ 1,500,855
Operating Expenses                           (1,359,857)     (1,606,374)                  247,018                       (2,719,213)
Depreciation & Amortization                     (85,322)        (11,920)                   72,421         (26,496)(g)      (67,791)
                                                                                                          (16,474)(f)
                                      ------------------  ------------------     -----------------   ---------------   ------------
Operating Loss                               (1,307,711)       (124,377)                  188,909         (42,970)      (1,286,149)

Interest Expense                               (206,131)        (28,125)                   73,542                         (160,714)
Other Expense, net                             (338,146)                                  523,800(i)                       185,654
                                      ------------------  ------------------     -----------------   ---------------   ------------
Net Loss Before Extraordinary Items   $      (1,851,988)  $    (152,502)         $        786,251    $    (42,970)     $(1,261,209)
                                      ==================  ==================     =================   ===============   ============
Net Loss Per Share Before
  Extraordinary Item                  $            (.59)                                                               $      (.40)
                                      ==================                                                               ============
Weighted Average Shares Outstanding           3,117,080                                                                   3,117,080
                                      ==================                                                               ============

                            BRASSIE GOLF CORPORATION
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)

                                                                                                                     Divot Golf
                                           Divot Golf                                Sale of        Pro Forma         Combined
                                           Historical       Miller Golf          Curtis Park (j)    Adjustments      Pro Forma
                                       ------------------  -----------------   ------------------- ------------    --------------
Operating Revenues                     $       4,093,599   $ 8,983,132         $     (1,566,144)    $              $  11,510,587
Operating Expenses                            (5,788,985)   (8,430,786)               1,071,830                      (13,147,941)
Depreciation & Amortization                     (871,222)      (77,733)                 463,305       (105,984)(g)      (657,529)
                                                                                                       (65,895)(f)
                                       ------------------  -----------------   ------------------- ------------    --------------
Operating Profit (Loss)                       (2,566,608)      474,613                  (31,009)      (171,879)       (2,294,883)

Interest Expense                                (683,755)     (121,248)                 282,674                         (522,329)
Loss on sale of subsidiaries                  (1,826,164)                                                             (1,826,164)
Other Expense, net                              (910,507)     (158,718)                 523,800(i)                      (545,425)
                                        -----------------  -----------------   -----------------   ------------    -------------
Net Loss Before Extraordinary Item      $     (5,987,034)  $   194,647         $        775,465     $ (171,879)    $  (5,188,801)
                                        =================  =================   =================   ============    =============
Net Loss Per Share Before
Extraordinary Item                      $          (3.36)                                                          $       (2.62)
                                        =================                                                          =============
Weighted Average Shares Outstanding             1,981,607                                                              1,981,607
                                        =================                                                          =============

NOTES TO UNAUDITED PRO FORMA
COMBINED CONDENSED FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION

          The accompanying unaudited pro forma combined condensed statements of operations present the historical results of operations of the Company and Miller Golf for the three months ended March 31, 1998 and for the year ended December 31, 1997 with pro forma adjustments as if the transaction had taken place on January 1, 1997. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 1997, is presented using the combined historical results of the Company for the year then ended, and those of Miller Golf for its most recent fiscal year ended September 30, 1997. The unaudited pro forma combined condensed statement of operations for the three month period ended March 31, 1998, is presented using the combined historical results of the Company and those of Miller Golf for the three months ended March 31, 1998. The unaudited pro forma combined condensed balance sheet presents the historical balance sheets of the Company and Miller Golf as of March 31, 1998, with pro forma adjustments as if the transaction had been consumated as of March 31, 1998 in a transaction accounted for as a purchase in accordance with generally accepted accounting principles.

          Certain reclassifications have been made to the historical financial statements of the Company and Miller Golf to conform to the pro forma combined condensed financial statement presentation.

2.   PRO FORMA ADJUSTMENTS

     The following adjustments give pro forma effect to the transaction:

     (a)  To record purchase price consideration:

               Cash deposit paid on February 2, 1998      $  100,000

               Cash paid at closing financed by
               $3.0 million convertible debentures,
               subsequently converted to convertible
               preferred stock,                            2,900,000

               Short term debt issued to Miller Golf's
               former shareholders                         1,000,000

               Common Stock issued as deposit                200,000

               Common Stock issued at closing                100,000
                                                         -----------
                                                         $ 4,300,000
                                                         ===========

     (b) To adjust the acquired assets to their estimated fair values, including the recording of the cost in excess of net assets acquired of approximately $2.1 million.

     (c) To reflect adjustments representing $3.0 million of convertible secured notes issued to finance Miller acquisition and subsequent exchange of such notes for 3,000 shares of the Company's 1997 Convertible Preferred Stock.

     (d) Represents the historical balance sheet of Curtis Park as of March 31, 1998, as adjusted for the Company's gain on the sale of assets.

     (e) To record adjustment to reflect discount feature of Convertible Preferred Stock. Convertible Preferred Stock is convertible at the lessor of (i) $.70 or (ii) 75% of the average of the closing bid price of a share of common stock of the Company during the ten trading days prior to such conversion.

     (f) To record adjustments for depreciation expense for estimated fair value adjustment of certain fixed assets over estimated lives of three to seven years. Such depreciation expense is subject to possible adjustment resulting from completion of the valuation analysis.

     (g) To record amortization of the cost in excess of acquired net assets over an estimate life of 20 years. Such amortization expense is subject to possible adjustment resulting from the completion of valuation analysis and final post-closing adjustments.

     (h) Reflects the historical statement of operations of Curtis Park for the three months ended March 31, 1998.

     (i)  Reflects the Company's gain on the sale of Curtis Park.

     (j) Reflects the historical statement of operations of Curtis Park for the year ended December 31, 1997.

======================================================           ==============================================
 Until ___________, all dealers effecting transactions
 in the registered securities, whether or not                                   3,471,135 SHARES
 participating in this distribution, may be required
 to deliver a Prospectus.  This is in addition to the
 obligation of dealers to deliver a Prospectus when
 acting as underwriters and with respect to their                                  DIVOT GOLF
 unsold allotments of subscriptions.                                              CORPORATION

      __________________________________________


  AVAILABLE INFORMATION . . . . . . . . . . . . .   5
  PROSPECTUS SUMMARY  . . . . . . . . . . . . . .   5                             COMMON STOCK
  RISK FACTORS  . . . . . . . . . . . . . . . . .   7
  USE OF PROCEEDS . . . . . . . . . . . . . . . .  12
  MARKET PRICES OF COMMON EQUITY,
         DIVIDEND POLICY AND RELATED
         STOCKHOLDER MATTERS  . . . . . . . . . .  12                       ------------------------
  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL                                PROSPECTUS
         CONDITION AND RESULTS OF OPERATIONS  . .  13                       ------------------------
  BUSINESS OF THE COMPANY . . . . . . . . . . . .  23
  DIRECTORS AND EXECUTIVE OFFICERS  . . . . . . .  24
  EXECUTIVE COMPENSATION  . . . . . . . . . . . .  25                                      , 1998
  SECURITY OWNERSHIP OF CERTAIN PERSONS . . . . .  28                         --------------
  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS   29
  LEGAL PROCEEDINGS . . . . . . . . . . . . . . .  30
  EXPERTS . . . . . . . . . . . . . . . . . . . .  31
  SELLING STOCKHOLDERS  . . . . . . . . . . . . .  31
  DESCRIPTION OF SECURITIES . . . . . . . . . . .  32
  PLAN OF DISTRIBUTION  . . . . . . . . . . . . .  34
  LEGAL MATTERS . . . . . . . . . . . . . . . . .  34

=====================================================            ==============================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

         The General Corporation Law of Delaware provides that in certain circumstances a corporation shall have the power to indemnify directors, officers, employees, and agents for expenses incurred by them in legal proceedings. Article 9 of the Certificate of Incorporation of the Company provides that (i) the Company will indemnify any director, officer, employee or agent of the Company with respect to actions, suits or proceedings relating to the Company if he acted in good faith and in a manner reasonably believed to be in, or not opposed to, the Company's best interests, (ii) that any such person subject to an action or suit that is by or in the right of the Corporation shall be indemnified except that no indemnification shall be made if such person shall have been adjusted to be liable for misconduct or negligence in the performance of his duties to the Company, unless judicially determined otherwise and (iii) that indemnification shall not be deemed exclusive of any other rights to which a person may be entitled under any by-law, agreement, or otherwise. This indemnification includes the right to advancement of expenses when allowed pursuant to applicable law. The Company, pursuant to the direction of the Board of Directors, may purchase and maintain insurance, in amounts as the Board of Directors deem appropriate on behalf of those subject to indemnification regardless of whether or not the Company has the power to indemnify the person. Article Ten states that the personal liability of directors is eliminated to the fullest extent permitted by Delaware law. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of the Company against a director.

         Additionally, the executive officers of the Company have executed Indemnification Agreements which obligate the Company to contribute to the amount expended or incurred by the executive in legal proceedings for which indemnification is not available or permitted. The contribution shall be in a proportionate amount as is appropriate to reflect the relative benefits received by the parties and their relative fault which resulted in the legal proceeding. However, no contribution by the Company is required if the executive's conduct is held to be unlawful by a court having jurisdiction.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


Item 25. Other Expenses of Issuance and Distribution.

         Expenses payable by the Company in connection with the issuance and distribution of the securities being registered hereby are as follows:

SEC Registration Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  1,983
NASDAQ Listing Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7,500
Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     50,000 *
Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     75,000 *
Blue Sky Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6,000 *
Printing, Freight and Engraving . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10,000 *
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15,000 *
                                                                                              --------
 Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $165,483

     *Estimated.

Item 26. Recent Sales of Unregistered Securities

         The following sets forth all sales of unregistered securities within the past three years by the Company:

                                                                           Brief description of the
 Date                                 Number and Class                     purchaser and the consideration therefor
-------------------------------------------------------------------------------------------------------------------
 September 29, 1995                   13,333 shares of Common Stock and    Issued to Plumbers and
                                      6,667 warrants exercisable at        Pipefitters Union Local 628
                                      $36.00 until September 28, 1998.     Pension Trust in consideration of
                                                                           the retirement of the Company's
                                                                           indebtedness.

 September 29, 1995                   8,333 shares of Common Stock.        Issued to Thexton Capital
                                                                           Corporation for consideration of
                                                                           $282,500.

 September 29, 1995                   33,333 shares of Common Stock        Issued to Asean Sales, Inc. for
                                      and 16,667 warrants exercisable      aggregate consideration of
                                      until September 28, 2000 at          $1,000,000.
                                      $36.00.

 November 17, 1995                    31,733 shares of Common Stock        Issued to Asean Sales, Inc. for
                                      and 15,867 warrants exercisable      aggregate consideration of
                                      at $36.00 until November 17,         $952,000.
                                      1998.


 February 21, 1996                    1,667 shares of Common Stock.        Issued to Kent Smith as
                                                                           consideration for the settlement
                                                                           of a dispute regarding
                                                                           compensation for past services.

 March 19, 1996                       Two year 6% Convertible Debenture    Issued for aggregate
                                      with principle convertible into      consideration of $5,500,000 to
                                      Common Stock of the Company at a     Conservative Growth Advisors
                                      discount from market upon            Limited, Flurina Development
                                      conversion with interest due and     S.A., Lake Management LDC and
                                      payable upon conversion with         Infinity Investors, Ltd.
                                      stock at fair market value.

 December 31, 1996                    3,333 shares of Common Stock         Issuance of common stock in lieu
                                                                           of compensation

 June 5, 1997                         31,250 shares of Common Stock        Conversion of Preferred Stock
                                                                           from Summit merger

 November 3, 1997                     110,142 shares of Common Stock       Issuance of common stock for
                                                                           convertible debentures

 November 25 - December 31, 1997      895,533 shares of Common Stock       Issuance of common stock for
                                                                           conversions of convertible
                                                                           debentures

 December 31, 1997                    200,000 shares of Common Stock       Acquisition of Divot Spa assets

 December 3, 1997-June 15, 1998       5,895 share of Preferred Stock       Issuance of 1997 Convertible
                                                                           Preferred

 January 1, 1998-June 15, 1998        310,275 shares of Common Stock       Issuance of Common Stock for
                                                                           conversions of convertible
                                                                           debentures

 May 19, 1998                         4,762 shares of Common Stock         Conversion of 1997 Convertible
                                                                           Preferred

 May 4, 1998                          1,933 shares of Common Stock         Issuance of stock for right of
                                                                           first refusal on possible land
                                                                           acquisition



 April 29, 1998                       16,667 shares of Common Stock        Conversion of 1997 Convertible
                                                                           Preferred

 April 17, 1998                       16,667 shares of Common Stock        Conversion of 1997 Convertible
                                                                           Preferred

 April 14, 1998                       8,333 shares of Common Stock         Conversion of 1997 Convertible
                                                                           Preferred

 April 3, 1998                        53,333 shares of Common Stock        Issuance of common stock for
                                                                           acquisition of Miller Golf, Inc.
                                                                           acquisition

 April 20, 1998                       10,000 shares of Common Stock        Issuance of common stock for
                                                                           acquisition of Talisman Tools,
                                                                           Incorporated

 January 16, 1998                     50,000 shares of Common Stock        Issuance of common stock for
                                                                           funding related to acquisition of
                                                                           Parcel 11-A at World Golf Village

 February 19, 1998                    94,304 shares of Common Stock        Issuance of common stock for
                                                                           exercise of warrants under
                                                                           convertible debentures




Item 27. Exhibits and Financial Statement Schedules.

         The following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference to this Registration Statement:

Ex.          FN                   Description and Method of Filing
----         --                   --------------------------------
2.1          (2)          Agreement of Purchase and Sale, dated as of December 23, 1993, by and between North Myrtle
                          Beach Golf Club, Inc. ("MW Seller"), the Company and The Gauntlet at Myrtle West, Inc.
                          ("GMW"), and the material Exhibits thereto.

2.2          (9)          Stock Purchase Agreement effective as of April 20, 1998 by and among (i) the Company; (ii)
                          Talisman Tools Incorporated, a Rhode Island corporation; and (iii) Daniel S. Shedd and Dixon
                          Newbold.

2.3          (10)         Stock Purchase Agreement effective as of April 15, 1998 by and among (i) the Company; (ii)
                          Divot Golf Corporation, a Florida corporation; and (iii) Joseph R. Cellura

2.4          (11)         Stock Purchase Agreement effective as of January 29, 1998 by and among the Company, Miller
                          Golf, Inc., and Robert Marchetti, Louis Katon, and John Carroll

3.1          (1)          Certificate of Incorporation of the Company, as amended.

3.2          (1)          By-laws of the Company.

3.3          (2)          Amendment to the Certificate of Incorporation of the Company filed July 18, 1994.

4.1          (1)          Escrow Agreement dated as of July 23, 1993 between The Toronto Stock Exchange, the Company,
                          Montreal Trust Company of Canada and the individuals listed on Schedule A thereto.



4.2          (8)          Certificate of Designations, Preferences and Rights of 1997 Convertible Preferred
                          Stock of the Company dated December 29, 1997.

4.3          (8)          Certificate of Designations, Preferences and Rights of 10,500 Shares of 1997 Convertible
                          Preferred Stock of the Company dated January 13, 1998.

5.1                       Form of Opinion of Alston & Bird LLP

10.1         (1)          Stockholders Agreement between Eliga, Edmonton Pipe Industry Pension Trust Fund (the "EPI
                          Pension Fund"), EPI and Laurel Valley Golf (1) Corporation ("GLV") dated as of October 30, 1991.

10.2         (1)          Loan Agreement between GLV and EPI Pension Fund dated as of October 30, 1991; Promissory Note made by GLV to EPI Pension Fund; and second mortgage and Security Agreement between GLV and EPI
                          Pension Fund dated as of October 30, 1991.

10.3         (2)          Stockholders' Agreement, dated February 25, 1994, between the Company, Edmonton Pipe Industry
                          Pension Trust Fund ("EPI Pension Fund") and GMW.

10.4         (2)          Mortgage Purchase and Subscription Agreement, effective as of February 28, 1994, between the
                          Company, EPI Pension Fund and GMW.

10.5         (2)          Warrant Agreement, dated March 15, 1994, between the Company and The Travers Financial
                          Corporation; Warrant Agreement, dated March 15, 1994, between the Company and Theo Kraumanis.

10.6         (1)          Form of Warrant Agreement between the Company and the signatories thereto
                          Dated July 28, 1993.

10.7         (1)          Form of Warrant Agreement between the Company and the signatories thereto dated March 29, 1993.

10.8         (3)          Form of Warrant Issued to the Summit Stockholders dated June 30, 1995.

10.9         (3)          Form of Warrant and Registration Rights Agreement Issued to Financial Advisor
                          dated June 30, 1995.

10.10        (3)          Office Lease between Breckenridge VIII Investment Corporation, Lessor, and
                          Brassie Golf Corporation, Lessee, dated June 22, 1995.

10.11        (3)          Consulting Agreement between the Company and Fantor Consulting Ltd. (Allen Jefferson) dated
                          January 1, 1996.

10.12        (4)          Agreement in Principle dated February 21, 1996 between the Company, Gordon
                          Ewart, the Company's four golf course subsidiaries and the Company's three pension fund partners.

10.13        (7)          Sale of Certain Note Secured by Junior Security dated November 14, 1996 between UA Pension
                          Fund, A & E Capital Funding, Inc., GCP, and the Company selling and assigning the second mortgage loan on The Gauntlet at Curtis Park from UA Pension Fund to A & E Capital.

10.14        (7)          Agreement for Sale and Purchase dated June 25, 1996 between Divot Development Corporation and
                          SJH Partnership, Ltd. concerning Southeast Parcel 2 of the St. Johns Development.




10.15        (7)          Amendment to Agreement for Sale and Purchase dated December 11, 1996 between SJH Partnership,
                          Ltd. and Divot Properties, WGV, Inc. concerning Southeast Parcel 2 of the St. Johns
                          Development.

10.16        (7)          Assignment and Assumption of Purchase Agreement dated December 11, 1996 between Divot
                          Development Corporation and Divot Properties WGV, Inc. concerning Southeast Parcel 2 of the St. Johns Development.

10.17        (8)          Sublease Agreement dated as of January 1, 1998 between Churchill Capital Corporation and the
                          Company, and Consent of Landlord.

10.18        (8)          Amended and Restated Employment Agreement dated September 3, 1997 between the Company and
                          Joseph R. Cellura.

10.19        (8)          Employment Agreement dated September 2, 1997 between the Company and Clifford F. Bagnall.

10.20        (8)          Purchase and Sale Agreement dated October of 1997 by and among the Company, Divot Spa WGV,
                          Inc. and Robert N. Gewant.

10.21        (8)          Cross Creek/Brassie Stock Agreement dated November 13, 1997 between the Company and Lance
                          McNeill; General Release by Lance McNeill; Resignation of Lance McNeill; and indemnification
                          Agreement between the Company and Lance McNeill.

10.22        (8)          Form of Convertible Debenture Agreement dated November 18, 1997 between the Company and the signatories thereto, Convertible Note and Warrant.

10.23        (8)          Employment Agreement dated December 1, 1997 between the Company and Jeremiah M. Daly.

10.24        (8)          Form of Private Placement Purchase Agreement dated December 3, 1997 between the Company and the signatories thereto, with form of Warrant to purchase shares of the Company's Common Stock.

10.25        (8)          Letter Agreement dated December 5, 1997 between the Company and Mr. and Mrs. William E.
                          Horne, et. al., and Stock Purchase Agreement; Resignation of William E. Horne; General Release
                          by William E. Horne; and Indemnification Agreement between the Company and William E. Horne.

10.26        (8)          Agreement of Lease dated December 16, 1997 between Tampa City Center Associates and the
                          Company.

10.27        (8)          Form of Mortgage and Security Agreement dated January of 1998 given by Divot Properties WGV,
                          Inc.; Promissory Note in the principal amount of $1,500,000 given by Divot Properties WGV,
                          Inc.; Assignment of Net Sales Proceeds; and Continuing Guaranty.

10.28        (8)          Form of Private Placement Purchase Agreement dated January of 1998 between the Company and the signatories thereto.

10.29        (9)          Stock Purchase Agreement effective April 20, 1998 between the Company, Talisman Tools, Inc.,
                          Daniel S. Shedd and Dixon Newbold.

10.30        (10)         Stock Purchase Agreement effective April 15, 1998 between the Company, Divot Golf corporation and Joseph R. Cellura.





10.31        (11)         Stock Purchase Agreement effective as of January 29, 1998 between the Company, Miller
                          Golf, Inc., Robert Marchetti, Louis Katon and John Carroll.

10.32        (11)         Form of Private Placement Purchase Agreement dated April 3, 1998 between the Company and the signatories thereto, with form of convertible note and warrants.

21.1         *            Subsidiaries of the Company.

23.1                      Consent of Ernst & Young LLP.

23.2                      Consent of Alston & Bird LLP (included in exhibit 5.1).

24.1                      Powers of Attorney (included in signature page of Registration Statement).

             (1)          Incorporated by reference from the Company's Form 10 filed on December 13, 1993.

             (2)          Incorporated by reference from the Company's Form 10 filed on September 15, 1994.

             (3)          Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended
                          December 31, 1995.

             (4)          Incorporated by reference from the Company's Current Report on Form 8-K dated August 30, 1996.

             (5)          Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996.

             (6)          Incorporated by reference from the Company's Quarterly Report on Form 10-QSB, for the quarter ended September 30, 1996.

             (7)          Incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

             (8)          Incorporated by reference from the Company's Annual Report on Form 10-KSB for the year ended
                          December 31, 1997.

             (9)          Incorporated by reference from the Company's Current Report on Form 8-K dated April 20, 1998

             (10)         Incorporated by reference from the Company's Current Report on Form 8-K dated April 15, 1998.

             (11)         Incorporated by reference from the Company's Current Report on Form 8-K dated April 8, 1998.

             *            To be filed by amendment.




Item 28. Undertakings

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on July 1, 1998.

                                          DIVOT GOLF CORPORATION


                                          By: /s/ Joseph R. Cellura
                                              -------------------------------
                                              Joseph R. Cellura
                                              Chief Executive Officer



                                          By: /s/ Clifford F. Bagnall
                                              --------------------------------
                                              Clifford F. Bagnall,
                                              Chief Financial Officer
                                              (Principal Accounting Officer),
                                              Chief Operating Officer

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Divot Golf Corporation hereby severally constitute Joseph R. Cellura, Clifford F. Bagnall and Jeremiah M. Daly and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Divot Golf Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                                          Title                                     Date
/s/ Joseph R. Cellura                                       Chairman of the Board,                    July 1, 1998
----------------------------                                Chief Executive Officer
Joseph R. Cellura



/s/ Gordon D. Ewart                                         Director                                  July 1, 1998
----------------------------------------
Gordon D. Ewart


/s/ Clifford F. Bagnall                                     Director                                  July 1, 1998
----------------------------                                Chief Financial Officer
Clifford F. Bagnall                                         Chief Operating Officer



/s/ Jeremiah M. Daly                                        Director                                  July 1, 1998
---------------------------                                 President
Jeremiah M. Daly





                                     II-8